                                                                    EXHIBIT 10.3

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                            SPIEKER PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP,
                                  AS BORROWER,

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                     BANK OF AMERICA, NATIONAL ASSOCIATION,
               COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                                  BANK ONE, NA,
                         U.S. BANK NATIONAL ASSOCIATION,
                         UNION BANK OF CALIFORNIA, N.A.,
                             BANKERS TRUST COMPANY,
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                         PNC BANK, NATIONAL ASSOCIATION,
                            THE CHASE MANHATTAN BANK,
                                  AMSOUTH BANK,
                          TOGETHER WITH THOSE ASSIGNEES
                           AND DESIGNATED BID LENDERS
                        BECOMING PARTIES HERETO PURSUANT
                          TO SECTION 11.12, AS LENDERS
                           OR DESIGNATED BID LENDERS,

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                 AS SOLE LEAD ARRANGER AND ADMINISTRATIVE AGENT

                                       AND

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                              AS SYNDICATION AGENT
                                       AND
               COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,

                             AS DOCUMENTATION AGENT

                          Dated as of November 14, 2000


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                                TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I DEFINITIONS.......................................................... 1

        1.1.   Certain Defined Terms........................................... 1
        1.2.   Computation of Time Periods..................................... 28
        1.3.   Terms........................................................... 28

ARTICLE II LOANS............................................................... 29

        2.1.   Loan Advances and Repayment..................................... 29
        2.2.   Authorization to Obtain Loans................................... 39
        2.3.   Lenders' Accounting............................................. 39
        2.4.   Interest on the Loans........................................... 40
        2.5.   Fees............................................................ 46
        2.6.   Payments........................................................ 47
        2.7.   Increased Capital............................................... 48
        2.8.   Notice of Increased Costs....................................... 49
        2.9.   Option to Replace Lenders....................................... 49

ARTICLE III UNENCUMBERED POOL ................................................. 50

        3.1.   Designation/Acceptance of Unencumbered Pool Properties.......... 50
        3.2.   Termination of Designation as Unencumbered Pool Property........ 56

ARTICLE IV CONDITIONS TO LOANS................................................. 57

        4.1.   Conditions to Initial Disbursement of Loans..................... 57
        4.2.   Conditions Precedent to All Loans............................... 62

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................... 64

        5.1.   Representations and Warranties as to Borrower, Etc.............. 64
        5.2.   Representations and Warranties as to each UPP Subpartnership,
               Etc............................................................. 70
        5.3.   Representations and Warranties as to the REIT................... 72

ARTICLE VI REPORTING COVENANTS................................................. 76

        6.1.   Financial Statements and Other Financial and Operating
               Information..................................................... 76
        6.2.   Environmental Notices........................................... 82
        6.3.   Confidentiality................................................. 82

ARTICLE VII AFFIRMATIVE COVENANTS.............................................. 83

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
                                                                              PAGE
                                                                              ----
        7.1.   With Respect to Borrower:....................................... 83
        7.2.   With Respect to UPP Subpartnerships:............................ 85
        7.3.   With Respect to the REIT:....................................... 86

ARTICLE VIII NEGATIVE COVENANTS................................................ 87

        8.1.   With Respect to all Parties:.................................... 88
        8.2.   Amendment of Constituent Documents.............................. 89
        8.3.   Disposal of UPP Subpartnership Interests........................ 90
        8.4.   Margin Regulations.............................................. 90
        8.5.   Change in Control............................................... 90
        8.6.   Organization of Borrower, Etc................................... 90
        8.7.   With Respect to each UPP Subpartnership:........................ 90
        8.8.   With Respect to the REIT:....................................... 91
        8.9.   With Respect to Non-Guarantor Subsidiaries...................... 91

ARTICLE IX FINANCIAL COVENANTS................................................. 91

        9.1.   Minimum Net Worth............................................... 91
        9.2.   Total Liabilities to Gross Asset Value Ratio.................... 92
        9.3.   Secured Debt to Gross Asset Value Ratio......................... 92
        9.4.   EBIDA to Interest Expense Ratio................................. 92
        9.5.   EBIDA to Fixed Charges.......................................... 92
        9.6.   Unencumbered NOI to Unsecured Interest Expense Ratio............ 93
        9.7.   Unencumbered Pool Property Covenants............................ 93
        9.8.   Distributions................................................... 93
        9.9.   Permitted Investments........................................... 94
        9.10.  Construction in Process......................................... 96
        9.11.  Value of Unconsolidated Affiliates and Non-Wholly Owned
               Subsidiaries.................................................... 96
        9.12.  Calculation..................................................... 96

ARTICLE X EVENTS OF DEFAULT; RIGHTS AND REMEDIES............................... 96

        10.1.  Events of Default............................................... 96
        10.2.  Rights and Remedies............................................. 100
        10.3.  Rescission...................................................... 101

ARTICLE XI AGENCY PROVISIONS................................................... 102

        11.1.  Appointment..................................................... 102
        11.2.  Nature of Duties................................................ 102
        11.3.  Loan Disbursements.............................................. 103

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
                                                                               PAGE
                                                                               ----
        11.4.  Distribution and Apportionment of Payments...................... 106
        11.5.  Rights, Exculpation, Etc........................................ 108
        11.6.  Reliance........................................................ 109
        11.7.  Indemnification................................................. 109
        11.8.  Administrative Agent Individually............................... 110
        11.9.  Successor Administrative Agent; Resignation of Administrative
               Agent; Removal of Administrative Agent.......................... 110
        11.10. Consent and Approvals........................................... 111
        11.11. Agency Provisions Relating to Certain Enforcement Actions....... 114
        11.12. Assignments and Participations.................................. 114
        11.13. Ratable Sharing................................................. 121
        11.14. Delivery of Documents........................................... 122
        11.15. Notice of Events of Default..................................... 123

ARTICLE XII MISCELLANEOUS...................................................... 123

        12.1.  Expenses........................................................ 123
        12.2.  Indemnity....................................................... 124
        12.3.  Change in Accounting Principles................................. 125
        12.4.  Amendments and Waivers.......................................... 125
        12.5.  Independence of Covenants....................................... 127
        12.6.  Notices and Delivery............................................ 127
        12.7.  Survival of Warranties, Indemnities and Agreements.............. 127
        12.8.  Failure or Indulgence Not Waiver; Remedies Cumulative........... 128
        12.9.  Payments Set Aside.............................................. 128
        12.10. Severability.................................................... 128
        12.11. Headings........................................................ 129
        12.12. Governing Law................................................... 129
        12.13. Limitation of Liability......................................... 129
        12.14. Successors and Assigns.......................................... 129
        12.15. Consent to Jurisdiction and Service of Process; Waiver of
               Jury Trial...................................................... 129
        12.16. Counterparts; Effectiveness; Inconsistencies.................... 130
        12.17. Construction.................................................... 131
        12.18. Obligations Unsecured........................................... 131
        12.19. Entire Agreement................................................ 131

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                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A -- Assignment and Assumption

Exhibit B -- Unencumbered Pool Certificate

Exhibit C -- Annual Operating Reports

Exhibit D -- Compliance Certificate

Exhibit E -- Loan Notes

Exhibit F -- Notice of Borrowing

Exhibit G -- Fixed Rate Notice

Exhibit H -- Competitive Bid Request

Exhibit I -- Form of Competitive Bid

Exhibit J -- UPP Eligibility Certification

Exhibit K -- Designation Agreement



Schedule 1 -- Unencumbered Pool Properties

Schedule 2 -- Initial Ground Leases

Schedule 5.1.3A -- Ownership of Borrower and UPP Subpartnerships

Schedule 5.1.3B -- Non-Guarantor Subsidiaries

Schedule 5.1.20 -- Environmental Matters


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                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

            THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT is dated as of November 14, 2000 (as amended, supplemented or modified from time to time, the "Agreement") and is among SPIEKER PROPERTIES, L.P., a California limited partnership ("Borrower"), each of the Lenders and Designated Bid Lenders, as hereinafter defined, WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), in its capacity as sole lead arranger and administrative agent and as a Lender, BANK OF AMERICA, NATIONAL ASSOCIATION ("Bank of America"), in its capacity as syndication agent and as a Lender, and COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES ("Commerzbank"), in its capacity as documentation agent and as a Lender.

                                    RECITALS

        A. Borrower, Wells Fargo and Lenders (as defined therein) have previously entered into that certain Credit Agreement dated as of August 8, 1997, as amended by the Amendment No. 1 to Credit Agreement dated as of December 22, 1997, regarding the provision to Borrower of an unsecured revolving loan facility and bid loan facility in the current maximum principal amount of $250,000,000 (the "1997 Credit Agreement").

        B. The obligations of Borrower under the 1997 Credit Agreement and the other Loan Documents (as such term is defined in the 1997 Credit Agreement) have been guarantied by the Guarantor pursuant to that certain Guaranty of even date with the 1997 Credit Agreement.

        C. The parties hereto desire to completely amend and restate the 1997 Credit Agreement, the Guaranty and the other Loan Documents to increase the amount of the revolving loan facility, to extend the maturity date thereunder and to modify certain of the terms and conditions contained therein.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.1. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

            "Absolute Rate" means, in connection with any Absolute Rate Auction, the rate of interest per annum (expressed in multiples of 1/1000th of one percent) offered for any Bid Loan to be made pursuant thereto.

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            "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.1.3.

            "Absolute Rate Bid Loan" means a Bid Loan that bears interest at an Absolute Rate.

            "Accommodation Obligations", as applied to any Person, means (i) any Indebtedness of another Person in respect of which that Person is liable, including, without limitation, any such Indebtedness directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including in respect of any Partnership in which that Person is a general partner; or (ii) Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

            "Accountants" means Arthur Andersen LLP, any other "big five" accounting firm or another firm of certified public accountants of national standing selected by Borrower and acceptable to Administrative Agent.

            "Acquisition Price" means the aggregate purchase price for an asset including bona fide purchase money financing provided by the seller and all (or Borrower's Ownership Share of, as applicable) existing Indebtedness pertaining to such asset.

            "Adjusted Percentage Interest" has the meaning given to it in the definition of "Individual UPP Value."

            "Administrative Agent" means Wells Fargo in its capacity as Administrative Agent for Lenders under this Agreement, and shall include any successor Administrative Agent appointed pursuant hereto and shall be deemed to refer to Wells Fargo in its individual capacity as a Lender where the context so requires.

            "Affiliates" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or


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


otherwise, or (ii) the ownership of a general partnership interest or managing member's interest in such Person or of a limited partnership interest (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests or other ownership interests of such Person.

            "Aggregate Occupancy Rate" means, with respect to the Unencumbered Pool Properties at any time, the ratio, as of such date, expressed as a percentage, of (i) the net rentable square footage of all Unencumbered Pool Properties occupied by tenants paying rent pursuant to binding leases as to which no monetary default has occurred and is continuing, to (ii) the aggregate net rentable square footage of all Unencumbered Pool Properties.

            "Annual Operating Report" has the meaning given to such term in
Section 6.1.1.

            "Applicable Base Rate Margin" means, as of any date of determination: (i) 0.00%, if Borrower's senior long-term unsecured debt obligations are rated at least BBB-by both Rating Agencies (or Baa3 if Moody's is a Rating Agency), or (ii) 0.25%, in any other case (including, without limitation, if Borrower's senior long-term unsecured debt obligations are not rated by either or both of the Rating Agencies). If one Rating Agency assigns a lower rating to Borrower's senior long-term unsecured debt obligations than does the other Rating Agency, the lower of the two ratings shall control for purposes of determining the Applicable Base Rate Margin.

            "Applicable Facility Fee Percentage" means, as of any date of determination: (i) 0.15%, if Borrower's senior long-term unsecured debt obligations were rated at least A-by both Rating Agencies (or A3 if Moody's is a Rating Agency)as of the last day of the immediately preceding Fiscal Quarter,
(ii) 0.20%, if Borrower's senior long-term unsecured debt obligations were rated at least BBB by both Rating Agencies (or Baa2 if Moody's is a Rating Agency) as of the last day of the immediately preceding Fiscal Quarter but the condition set forth in clause (i) of this definition is not satisfied, (iii) 0.25%, if Borrower's senior long-term unsecured debt obligations were rated at least BBB-by both Rating Agencies (or Baa3 if Moody's is a Rating Agency) as of the last day of the immediately preceding Fiscal Quarter but neither the condition set forth in clause (i) of this definition nor the condition set forth in clause
(ii) of this definition is satisfied, and (iv) 0.30%, in any other case (including, without limitation, if Borrower's senior long-term unsecured debt obligations were not rated by either or both of the Rating Agencies as of the last day of the immediately preceding Fiscal Quarter). If one Rating Agency assigns a lower rating to Borrower's senior long-term unsecured debt obligations than does the other Rating Agency, the lower of the two ratings shall control for purposes of determining the Applicable Facility Fee Percentage.

            "Applicable LIBOR Rate Margin" means, as of any date of determination: (i) 0.55%, if Borrower's senior long-term unsecured debt obligations are rated at least A-


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by both Rating Agencies (or A3 if Moody's is a Rating Agency), (ii) 0.60%, if
Borrower's senior long-term unsecured debt obligations are rated at least BBB+ by both Rating Agencies (or Baa1 if Moody's is a Rating Agency) but the condition set forth in clause (i) of this definition is not satisfied, (iii) 0.70%, if Borrower's senior long-term unsecured debt obligations are rated at least BBB by both Rating Agencies (or Baa2 if Moody's is a Rating Agency) but neither the condition set forth in clause (i) of this definition nor the condition set forth in clause (ii) of this definition is satisfied, (iv) 0.95%, if Borrower's senior long-term unsecured debt obligations are rated at least BBB- by both Rating Agencies (or Baa3 if Moody's is a Rating Agency) but neither the condition set forth in clause (i) of this definition, nor the condition set forth in clause (ii) of this definition, nor the condition set forth in clause
(iii) of this definition is satisfied, or (v) 1.50%, in any other case (including, without limitation, if Borrower's senior long-term unsecured debt obligations are not rated by either or both of the Rating Agencies). If one Rating Agency assigns a lower rating to Borrower's senior long-term unsecured debt obligations than does the other Rating Agency, the lower of the two ratings shall control for purposes of determining the Applicable LIBOR Rate Margin.

            "Approved Market" has the meaning ascribed to such term in Section 3.1.2(a).

            "Approved Property Type" has the meaning ascribed to such term in
Section 3.1.2(a).

            "Assignment and Assumption" means an Assignment and Assumption, substantially in the form of Exhibit A (with blanks appropriately filled in), delivered to Administrative Agent in connection with each assignment of a Lender's interest under this Agreement pursuant to Section 11.12.

            "Base Rate" means, on any day, the higher of (i) the base rate of interest per annum established from time to time by Wells Fargo at its principal office in San Francisco, California, and designated as its "prime rate" as in effect on such day, and (ii) the Federal Funds Rate in effect on such day plus one-half percent (0.5%) per annum.

            "Base Rate Loans" means those Committed Loans bearing interest at a rate determined with reference to the Base Rate.

            "Benefit Plan" means, with respect to any Person, any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which such Person or an ERISA Affiliate of such Person is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.


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            "Bid Loan" means a Loan by a Lender or its Designated Bid Lender pursuant to the Bid Loan Facility, and may be either an Absolute Rate Bid Loan or a LIBOR Bid Loan.

            "Bid Loan Facility" means the credit facility for the requesting and making of Bid Loans described in Section 2.1.1(b).

            "Bid Loan Interest Period" means, with respect to any Bid Loan, the period, commencing on the date of such Bid Loan and ending on a date that is thirty (30), sixty (60) or ninety (90) days later, but not extending beyond the Termination Date, as specified by Borrower in the relevant Competitive Bid Request; provided however, that if such Bid Loan Interest Period would otherwise end on a day which is not a Business Day, such Bid Loan Interest Period shall end on the next following Business Day.

            "Bid Loan Limit" means One Hundred Fifty Million Dollars ($150,000,000).

            "Borrower Debt" means (without duplication) all Indebtedness of Borrower (without offset or reduction in respect of prepaid interest, restructuring fees or similar items) minus, in the case of Nonrecourse Indebtedness of an Unconsolidated Affiliate that is otherwise included in Indebtedness of Borrower, the amount of such Indebtedness in excess of Borrower's Ownership Share thereof.

            "Borrower's Percentage Interest" means, in the case of any UPP Subpartnership, the aggregate percentage of all outstanding equity interests in such Person held by Borrower or another Person wholly-owned (directly or indirectly) by the REIT or by Borrower.

            "Borrowing" means a borrowing under the Committed Facility (including a Swing Line Borrowing) or the Bid Loan Facility of Loans of the same type (i.e., Committed Loans, Absolute Rate Bid Loans, or LIBOR Bid Loans) made to Borrower on the same day and (except in the case of Base Rate Loans) having the same Interest Period.

            "Business Day" means (i) with respect to any Borrowing, payment or rate determination of LIBOR Loans or LIBOR Bid Loans, a day, other than a Saturday or Sunday, on which Administrative Agent is open for business in San Francisco and New York, and on which dealings in Dollars are carried on in the London interbank market, and (ii) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California, or is a day on which banking institutions located in California are required or authorized by law or other governmental action to close.


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            "Capital Expenditures" means, for any period, the product of (i)
$0.50 (prorated if the relevant period is shorter or longer than one year) times
(ii) the sum of (A) total net rentable square footage of properties then owned or leased by Borrower or a Subsidiary of Borrower, plus (B) Borrower's Ownership Share of net rentable square footage owned or leased by any Unconsolidated Affiliate.

            "Capital Leases", as applied to any Person, means any lease of any property (whether real, personal or mixed), including ground leases, by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of Standard & Poor's Ratings Services, Moody's Investors Service, Duff & Phelps Credit Rating Co., or Fitch Investors Service, L.P. (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Administrative Agent) and not listed for possible down-grade in Credit Watch published by Standard & Poor's Ratings Services; (iii) commercial paper, other than commercial paper issued by Borrower or any of its Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Ratings Services or Moody's Investors Service (or, if at any time neither Standard & Poor's Ratings Services nor Moody's Investors Service shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be acceptable to Administrative Agent); and (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments issued, in each case, by (A) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000) or (B) any Lender.

            "Change in Control" means (i) any transaction or series of related transactions in which any Person or two or more Persons acting in concert acquire beneficial ownership, directly or indirectly, of securities of the REIT (or of other securities convertible into securities of the REIT) representing forty percent (40%) or more of the combined voting power of all securities of the REIT entitled to vote in the election of directors; or (ii) (a) during any period of up to twelve (12) consecutive months commencing on or after the Closing Date individuals who were directors of the REIT at the beginning of such period shall cease for any reason to constitute a majority of the Board of Directors, and (b) the individuals replacing such directors shall not have been nominated by the Board of Directors of the REIT.

            "Closing Date" means the date on which this Agreement shall become effective in accordance with Section 12.16.

            "Commission" means the Securities and Exchange Commission.

            "Committed Facility" means the revolving loan facility, described in
Section 2.1.1(a), in the amount of Four Hundred Million Dollars ($400,000,000).

            "Committed Loan" means a Loan made by Lenders pursuant to the Committed Facility, as well as each Loan, initially made under the Swing Line, that is deemed converted into a Committed Loan pursuant to Section 11.3.3; provided that (i) if any such Loan or Loans (or portions thereof) is/are combined or subdivided pursuant to Section 2.1.2(b) or by automatic conversion of a LIBOR Loan to a Base Rate Loan, the term "Committed Loan" means such combination or each such subdivided portion, as the case may be, and (ii) where the context so requires, the term "Committed Loan" means, with respect to a particular Lender, the advance made (or required to be made) by such Lender in the amount of such Lender's Pro Rata Share of a Borrowing under the Committed Facility. Except where the context otherwise requires, the term "Committed Loan" also means each Swing Line Borrowing.

            "Committed Loan Availability" means, at any time, the Loan Availability less the aggregate principal amount of all Bid Loans then outstanding.

            "Commitment" means, with respect to any Lender, such Lender's Pro Rata Share of the Committed Facility, which amount shall not exceed the principal amount set out under such Lender's name under the heading "Revolving Loan Commitment" on the signature pages attached to this Agreement or as set forth on an Assignment and Assumption executed by such Lender, as assignee.

            "Competitive Bid" means an offer by a Lender to make a Bid Loan in response to a Competitive Bid Request.

            "Competitive Bid Request" means a notice, in substantially the form of Exhibit H, requesting that Lenders submit bids for a Bid Loan.

            "Compliance Certificate" means a certificate, in the form of Exhibit D, delivered to Administrative Agent by Borrower pursuant to Section 6.1.4 or any other provision of this Agreement and covering Borrower's compliance with the covenant contained in Section 8.5 and the financial covenants contained in
Article IX.


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

            "Confidential Information" has the meaning ascribed to such term in
Section 6.3.

            "Contaminant" means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), any constituent of any such substance or waste, including, but not limited to, polychlorinated biphenyls and asbestos, or any other substance or waste deleterious to the environment the release, disposal or remediation of which is now or at any time becomes subject to regulation under any Environmental Law.

            "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

            "Court Order" means any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority binding upon or applicable to the Person in question.

            "Debt Service" means, for any period, Interest Expense for such period plus scheduled principal amortization (i.e., excluding any balloon payment due at maturity) for such period on all Borrower Debt.

            "December 31, 1999 Financials" has the meaning given to such term in
Section 5.1.7.

            "Defaulting Lender" means any Lender or Designated Bid Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Administrative Agent.

            "Designated Bid Lender" means a special purpose corporation, organized under the laws of the United States or any subdivision thereof, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that (i) shall have become a party to this Agreement pursuant to Section 11.12.3, and (ii) is not otherwise a Lender. References herein to a Lender's Designated Bid Lender or a Designating Lender's Designated Bid Lender mean the

Designated Bid Lender party to a Designation Agreement with such Lender or Designating Lender.

            "Designating Lender" means a Lender that has entered into a Designation Agreement with a Designated Bid Lender pursuant to Section 11.12.3.

            "Designation Agreement" means a designation agreement, in substantially the form of Exhibit K, entered into by a Lender and a Designated Bid Lender and accepted by the Borrower and the Administrative Agent.

            "Documentation Agent" means Commerzbank in its capacity as documentation agent for Lenders under this Agreement, and shall be deemed to refer to Commerzbank in its individual capacity as a Lender where the context so requires.

            "DOL" means the United States Department of Labor and any successor department or agency.

            "Dollars" and "$" means the lawful money of the United States of America.

            "EBIDA" means, at any time, for the most recent three (3) month period, (i) (A) the sum of the amounts for such period of (1) Net Income, (2) depreciation and amortization expense and other non-cash items deducted on the Financial Statements in determining such Net Income, (3) Borrower's Ownership Share of depreciation and amortization expense and other non-cash items deducted on the financial statements of any Unconsolidated Affiliate in determining the net income thereof that is included on the Financial Statements in determining such Net Income, and (4) Interest Expense (but only to the extent Interest Expense was deducted in determining Net Income), minus (B) the sum for such period of (1) the net income of any Unconsolidated Affiliate in which Borrower has an Investment interest that is included in Net Income, except to the extent of the amount of cash dividends or other cash distributions actually paid to Borrower by such Person during such period, and (2) the income of any consolidated Subsidiary of Borrower, to the extent that the declaration or payment of dividends or other distributions by that Subsidiary of such income is not at the time permitted by operation of any Contractual Obligation or Requirement of Law applicable to such Subsidiary; (ii) minus gains (and plus losses) from extraordinary items or asset sales or write-offs or forgiveness of Indebtedness.

            "Eligible Assignee" means any Person who is (i) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof; or (ii) a commercial bank organized under the laws of any other country or a political subdivision thereof, provided that (x) such bank is acting through a branch or agency located in the United States, or
(y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and

Development or a political subdivision of such country; or (iii) any Lender or Affiliate of any Lender. Notwithstanding the foregoing, each Person described in clause (i) or (ii) above must (1) be reasonably acceptable to Administrative Agent and, subject to Section 11.12.1, Borrower, and (2) have (or its parent that guaranties its obligations hereunder must have) total assets in excess of $10,000,000,000 and a rating on its (or its parent's) senior unsecured debt obligations of at least BBB (or its equivalent) by one of the Rating Agencies or by Duff & Phelps Credit Rating Co.

            "Environmental Laws" has the meaning set forth in Section 5.1.20.

            "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA Affiliate" of any Person means any (i) corporation which is, becomes, or is deemed to be a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as such Person, (ii) partnership, trade or business (whether or not incorporated) which is, becomes or is deemed to be under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person,
(iii) other Person which is, becomes or is deemed to be a member of the same "affiliated service group" (as defined in Section 414(m) of the Internal Revenue
Code) as such Person, or (iv) any other organization or arrangement described in
Section 414(o) of the Internal Revenue Code which is, becomes or is deemed to be required to be aggregated pursuant to regulations issued under Section 414(o) of the Internal Revenue Code with such Person pursuant to Section 414(o) of the Internal Revenue Code.

            "Executive Officer" means each of Ned Spieker, Dennis Singleton, John French, John Foster, Craig Vought and Stuart Rothstein.

            "Event of Default" means any of the occurrences set forth in Article X after the expiration of any applicable grace period expressly provided therein.

            "Extension Option" is defined in Section 2.1.6.

            "Extended Termination Date" means the date which is the fourth anniversary of the Closing Date.

            "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal Funds brokers of recognized standing selected by Administrative Agent.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

            "Financial Statements" has the meaning given to such term in Section 6.1.2.

            "Fiscal Quarter" means each three-month period ending on March 31, June 30, September 30 and December 31.

            "Fiscal Year" means the fiscal year of Borrower which shall be the twelve (12) month period ending on the last day of December in each year.

            "Fixed Charges" means the sum of Debt Service, Capital Expenditures and preferred dividends (mandatory or cumulative) paid or payable to the REIT's stockholders.

            "Fixed Rate Notice" means, with respect to a LIBOR Loan pursuant to
Section 2.1.2, a notice substantially in the form of Exhibit G.

            "Fixed Rate Price Adjustment" has the meaning given to such term in
Section 2.4.8(c).

            "Funding Date" means, with respect to any Loan made on or after the Closing Date, the date of the funding of such Loan.

            "Funds from Operations" means, for any period, Net Income plus the sum of depreciation and amortization of real estate assets (including leasing commissions, tenant allowances or improvements and other similar items) and certain other non-cash items deducted on the Financial Statements in determining such Net Income, minus gains (or plus losses) on sales of real estate, Investments (excluding Cash Equivalents) or other assets, or other extraordinary items.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Governmental Authority" means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Gross Asset Value" means, at any date of determination, the sum (without duplication of any item) of (i) cash and Cash Equivalents owned by Borrower or any Subsidiary of Borrower as of such date (but excluding any tenant deposits and other cash and Cash Equivalents the disposition of which is restricted in any way), (ii) an amount equal to (A) (1) EBIDA for the most recently ended Fiscal Quarter (as reasonably adjusted by Borrower, with Administrative Agent's approval, to take into account any acquisitions or dispositions of Properties by Borrower during such Fiscal Quarter), less (2) that portion of Net Income for such Fiscal Quarter attributable to cash or Cash Equivalents, times (B) four (4), divided by (C) 0.0925(or 0.10 in the case of the Ground Leases and any additional ground leased properties properly designated as Unencumbered Pool Properties); provided that, with respect to any Property owned by a Subsidiary in which Borrower owns less than one hundred percent (100%) of the outstanding equity interests, there shall be included, for purposes of the foregoing calculation, only that portion of the EBIDA attributable to such Property for such period that corresponds to Borrower's percentage interest in the equity of such Subsidiary (determined in a manner consistent with the manner in which Borrower's "Adjusted Percentage Interest" is determined with respect to UPP Subpartnerships), (iii) the aggregate costs of construction in process at book value and the book value of land (provided that if the land is not entitled, with "entitled" to mean zoned for the intended development and use thereof by Borrower, with such development and use conditioned only upon the issuance of customary building and similar permits, the value of such land hereunder shall be limited to fifty percent (50%) of its book value), (iv) the contractual purchase price of any Property subject to a purchase or repurchase obligation, but only to the extent such purchase obligations are included in Total Liabilities, and (v) with respect to each Unconsolidated Affiliate, Borrower's Ownership Share of each of the items referred to in the foregoing clauses (i) through (iv), as appropriately applied to such Unconsolidated Affiliate.

            "Ground Leases" means those ground leases listed on Schedule 2 attached hereto as of the Closing Date.

            "Guarantor" or "Guarantors" means, jointly and severally, the REIT, each Guarantor Subpartnership and, to the extent necessary to maintain compliance with Section 8.9, current or future Subsidiaries of Borrower or the REIT.

            "Guarantor Subpartnership" means any Partnership between (i) Borrower and SWIP or (ii) (A) Borrower or such other Person or Persons, in each case, wholly-owned by the REIT, by Borrower, by the REIT and Borrower, or by Borrower and one or more other Guarantor Subpartnerships, as the Majority Lenders may approve (such approval not to be unreasonably withheld), and (B) one or more Third Party Partners (provided that the Borrower's Percentage Interest of each Guarantor Subpartnership shall at all times equal at least ninety percent (90%)), in a form (1) including partnership interest allocations, substantially identical to one or more of the Guarantor Subpartnerships party to Guaranties as of the date of this Agreement and approved by Administrative Agent (such approval not to be unreasonably withheld), or (2) otherwise approved by the Majority Lenders (such approval not to be unreasonably withheld); in any such case, which (x) owns one or more Unencumbered Pool Properties, and (y) has executed and delivered a Guaranty.

            "Guaranty" means each guaranty of payment and performance executed by the REIT or a Guarantor Subpartnership in favor of Administrative Agent, Lenders and Designated Bid Lenders.

            "Indebtedness", as applied to any Person (and without duplication), means (i) all indebtedness, obligations or other liabilities of such Person for borrowed money, (ii) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (iii) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account, (iv) all obligations of such Person to pay the deferred purchase price of Property or services, (v) all obligations in respect of Capital Leases of such Person, (vi) all Accommodation Obligations of such Person, (vii) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any property), (viii) forward equity commitments and other similar unfunded obligations, (ix) such Person's Ownership Share of all Indebtedness of an Unconsolidated Affiliate, and (x) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements. Indebtedness shall not include accrued ordinary operating expenses payable on a current basis.

            "Individual UPP Value" means, with respect to any Unencumbered Pool Property or proposed Unencumbered Pool Property, an amount equal to (A) the aggregate Net Operating Income of such property (determined, in the case of a proposed Unencumbered Pool Property, as if it were an Unencumbered Pool Property) for the most recently ended Fiscal Quarter, times (B) four (4), divided by (C) 0.0925 (or 0.10 in the case of the Ground Leases and any additional ground leased properties properly designated as Unencumbered Pool Properties); provided that, with respect to an Unencumbered Pool Property owned by a UPP Subpartnership in which the Borrower's Percentage Interest is less than 100%, there shall be included, for purposes of the foregoing calculation only the Borrower's Percentage Interest in the Net Operating Income of such Unencumbered Pool Property; provided further that, if one or more of the Third Party Partners in such UPP Subpartnership are required, under the terms of the Partnership Agreement of such UPP Subpartnership, to pay over to Borrower all or any portion of any distributions to which such Third Party Partners otherwise would be entitled in respect of any sale of such Unencumbered Pool Property, then, for so long as Borrower's right to the payment of such distributions is not interrupted, Borrower's Percentage Interest in such UPP Subpartnership shall, for purposes of this calculation, be deemed to include the entire percentage of the proceeds of any such sale to which Borrower would be entitled (as so adjusted, Borrower's "Adjusted Percentage Interest").

            "Interest Expense" means, for any period, total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Leases but excluding capitalized interest in accordance with GAAP, but only to the extent such capitalized interest is disbursed by the lender pursuant to an established interest reserve) in respect of Borrower Debt or as to which Borrower or the REIT is responsible, in whole or in part, for payment, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under Interest Rate Contracts, and Facility Fees payable to Lenders.

            "Interest Period" means (i) any Bid Loan Interest Period, and (ii) subject to Section 2.4.5(a), relative to any LIBOR Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such LIBOR Loans are made as, or converted into, LIBOR Loans, and ending on (but excluding) the numerically corresponding day in the first, second, third or sixth calendar month thereafter, in either case as Borrower may select in its relevant Notice of Borrowing pursuant to Section 2.1.2; provided, however, that:

            (a) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day; and

            (b) no Interest Period may end later than the Termination Date.

            "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time hereafter, and any successor statute.

            "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of Securities, or of a beneficial interest in

Securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business.

            "Investment Mortgages" mean mortgages securing indebtedness directly or indirectly owned by Borrower, including certificates of interest in real estate mortgage investment conduits.

            "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

            "Land" means unimproved real estate, including future phases of a partially completed project, owned or leased by Borrower for the purpose of future development of improvements. For purposes of the foregoing definition, "unimproved" shall mean Land on which the construction of building improvements has not commenced or has been discontinued for a continuous period longer than sixty (60) days prior to completion.

            "Lender Taxes" has the meaning given to such term in Section 2.4.7.

            "Lenders" means each financial institution from time to time which is or becomes a party to this Agreement as a "Lender," together with its successors and permitted assigns. At all times that there are no Lenders other than Wells Fargo, the terms "Lender" and "Lenders" means Wells Fargo in its individual capacity. With respect to matters requiring the consent or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders". Notwithstanding the foregoing, if a Defaulting Lender shall dispute Administrative Agent's determination of the defaulted status of such Lender or Designated Bid Lender, such Lender or Designated Bid Lender may give written notice to Administrative Agent and each other Lender setting forth the basis upon which such Lender or Designated Bid Lender disputes Administrative Agent's determination; under such circumstances, Lenders and Designated Bid Lenders shall attempt in good faith to resolve such dispute within the 90-day period following Administrative Agent's original determination, and during such period the suspension of voting rights for such Defaulting Lender referred to in the preceding sentence shall not apply; however, if such dispute is not resolved within such 90-day period, then such suspension of voting rights shall thereafter apply. The provisions of the immediately preceding sentence shall not alter or condition any other provision of this Agreement with respect to a failure on the part of any Lender to fund its Pro Rata Share of any Committed Loan or of any Lender or Designated Bid Lender to fund any Bid Loan pursuant to an offer accepted in whole or in part as provided herein or otherwise to perform its obligations under the Loan Documents, including, without limitations, the provisions of Section 11.4.

            "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

            "LIBOR" means, relative to any Interest Period for any LIBOR Loan or LIBOR Bid Loan included in any Borrowing, the per annum rate of interest (reserve adjusted as hereinbelow provided and rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%)) quoted by Administrative Agent as the rate at which Dollar deposits in immediately available funds are available in the Eurodollar interbank market at approximately 9:00 a.m. (San Francisco time) two (2) Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan or LIBOR Bid Loan to which such Interest Period relates. The foregoing rate of interest shall be reserve adjusted by dividing LIBOR by one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Agreement or other Loan Documents to LIBOR shall mean and include the aforesaid reserve adjustment.

            "LIBOR Auction" means a solicitation of Competitive Bids setting forth LIBOR Bid Margins pursuant to Section 2.1.3.

            "LIBOR Bid Loan" means a Bid Loan that bears interest, for the relevant Bid Loan Interest Period, at a fixed rate equal to the relevant LIBOR Bid Margin above (or below, as the case may be) LIBOR.

            "LIBOR Bid Margin" means, in connection with any LIBOR Auction, a margin (expressed in multiples of 1/1000th of one percent) above or below LIBOR offered for any Bid Loan to be made pursuant thereto.

            "LIBOR Loan" means a Committed Loan bearing interest, at all times during an Interest Period applicable to such Committed Loan, at a fixed rate of interest determined by reference to LIBOR.

            "LIBOR Office" means, relative to any Lender or Designated Bid Lender, the office of such Lender or Designated Bid Lender designated as such on the counterpart signature pages hereto or such other office of a Lender as designated from time to time by notice from such Lender or Designated Bid Lender to Administrative Agent, whether or not outside the United States, which shall be making or maintaining (i) in the case of a Lender, LIBOR Loans and LIBOR Bid Loans of such Lender, or (ii) in the case of a Designated Bid Lender, LIBOR Bid Loans of such Lender.

            "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans or LIBOR Bid Loans made by any Lender or Designated Bid Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Administrative Agent as the reserve percentage applicable to Administrative Agent as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Administrative Agent were in a net borrowing position.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to Section 9408 of the Uniform Commercial
Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

            "Liquidity Provider" means, for any Designated Bid Lender and at any time, on a collective basis, the financial institutions that at such date are providing liquidity or credit support facilities to or for the account of such Designated Bid Lender to fund such Designated Bid Lender's obligations hereunder or to support the securities, if any, issued by such Designated Bid Lender to fund such obligations.

            "Loan Account" has the meaning given to such term in Section 2.3.1.

            "Loan Availability" means, at any time, the lesser of (i) an amount equal to the positive difference, if any, of (A) 57.143% of the Unencumbered Pool Value, less (B) Unsecured Liabilities other than the outstanding principal of the Loans; and (ii) the amount of the Committed Facility from time to time.

            "Loan Documents" means this Agreement, the Loan Notes, the Guaranties and all other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by the REIT, Borrower or any Guarantor Subpartnership, which evidence or guaranty the Obligations.

            "Loan Notes" means the promissory notes evidencing the Loans, executed by Borrower in favor of each of the Lenders (in their own capacities and, if applicable, in their capacities as administrative agents for their respective Designated Bid Lenders), as they may be amended, supplemented, replaced or modified from time to time. The initial Loan Notes and any replacements thereof shall be substantially in the form of Exhibit E.

            "Loans" means the loans made pursuant to this Agreement, whether constituting Committed Loans or Bid Loans.

            "Major Agreements" means, at any time, (i) each Major UPP Lease and
(ii) each ground lease affecting an Unencumbered Pool Property.

            "Major UPP Lease" means any UPP Lease of fifty percent (50%) or more of the net rentable square footage of any Unencumbered Pool Property.

            "Majority Lenders" means, collectively, (i) until the Termination Date, Lenders whose Pro Rata Shares, in the aggregate, are at least fifty-one percent (51%), and (ii) on and after the Termination Date, Lenders whose outstanding Loans represent at least fifty-one percent (51%) of the aggregate principal amount of all outstanding Loans, determined as if each Designating Lender held (in addition to outstanding Committed Loans and Bid Loans made for its own account) all outstanding Bid Loans made by its Designated Bid Lender; provided, in each case, that, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares (or, if applicable, percentage ownership of outstanding Loans) of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of (or, if applicable, outstanding Loans owed to) such Defaulting Lenders, provided further, that the foregoing suspension of voting rights shall be subject to the same provisions set forth in the definition of "Lenders" in the case of any dispute as to the defaulted status of a Lender or Designated Bid Lender.

            "Majority Partnership" means any Partnership in which Borrower has an ownership interest, whose financial results are consolidated under GAAP in the Financial Statements.

            "Material Adverse Effect" means with respect to a Person, a material adverse effect upon the condition (financial or otherwise), results of operations, business or properties of such Person and its consolidated Subsidiaries, considered as a whole. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect", and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a

Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect".

            "Multiemployer Plan" means, with respect to any Person, an employee benefit plan defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by such Person or an ERISA Affiliate of such Person.

            "Negative Pledge" means, with respect to a particular asset, that it is not subject to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness of the Person owning such asset; provided, however, that (i) an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, or (ii) a provision in an indenture relating to investment grade bonds which conditions the creation of a Lien upon the creation of a Lien (on a pari passu, ratable basis) as security for the debt evidenced by such indenture, shall not constitute a "Negative Pledge" for purposes of the Loan Documents.

            "Net Income" means, for any period, the net earnings (or loss) of the REIT, after Taxes and minority interests in consolidated Subsidiaries, but before minority interests in Borrower, calculated for such period on a consolidated basis in conformity with GAAP.

            "Net Offering Proceeds" means (i) all cash proceeds received by the REIT as a result of the sale of common, preferred or other classes of stock in the REIT (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of the REIT prepared in accordance with GAAP) less customary costs and discounts of issuance paid by the REIT, all of which proceeds shall have been concurrently contributed by the REIT to Borrower as additional capital, plus (ii) all cash and the fair market value of the net equity of all properties contributed to Borrower by one or more Persons in exchange for limited partnership interests in Borrower.

            "Net Operating Income" means, with respect to an Unencumbered Property, the net operating income of such Property determined in accordance with GAAP, except that Net Operating Income shall not include security or other deposits, late fees, lease termination or other similar charges, delinquent rent recoveries, unless previously reflected in reserves, or any other items of a non-recurring nature. Notwithstanding the foregoing, Net Operating Income may include collected lease termination charges (amortized monthly over the remaining term of the lease) and delinquent rent recoveries so long as (i) any such charge or recovery does not relate to a date earlier than twelve (12) months prior to the end of the period for which Net Operating Income is determined and (ii) no such recovery shall be made for any month during or after which the space to which such charge or recovery relates has been re-leased to another Person and such Person has an obligation to pay rent for such month(s).

            "Net Worth" means, at any time, the REIT's stockholders' equity, as shown on its Financial Statements prepared in accordance with GAAP, plus minority interests in Borrower, plus cumulative net additions to depreciation and amortization reflected in statements of operation after December 31, 1999, minus intangible assets.

            "Non Pro Rata Loan" means (i) a Committed Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Committed Loan, and (ii) any Borrowing comprised of Bid Loans with respect to which any Bid Loan to be made as part of such Borrowing has not been funded in full, and the failure of the non-funding Lender(s) or Designated Bid Lender(s) to fund its or their respective Pro Rata Shares of such Committed Loan or its or their Bid Loan(s), as the case may be, constitutes a breach of this Agreement.

            "Nonrecourse Indebtedness" means Indebtedness with respect to which recourse for payment is contractually limited to specific assets encumbered by a Lien securing such Indebtedness.

            "Notice of Borrowing" means, with respect to a proposed Borrowing pursuant to Section 2.1.2, a notice substantially in the form of Exhibit F.

            "Obligations" means, from time to time, all Indebtedness of Borrower owing to Administrative Agent, any Lender or Designated Bid Lender or any Person entitled to indemnification pursuant to Section 12.2, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with this Agreement or any other Loan Document.

            "Officer's Certificate" means a certificate signed by a specified officer of a Person certifying as to the matters set forth therein.

            "Ownership Share" means, with respect to any Unconsolidated Affiliate of a Person, the greater of (a) such Person's relevant nominal direct and indirect ownership interest (expressed as a percentage) in such Unconsolidated Affiliate, or (b) such Person's relevant direct and indirect economic interest (calculated as a percentage) in such Unconsolidated Affiliate determined in accordance with the applicable provisions of all organizational and other related documents of such Unconsolidated Affiliate.

            "Partnership" means any general or limited partnership, joint venture, limited liability company or limited liability partnership.

            "Partnership Agreement" means, with respect to any Partnership, on a collective basis, its partnership agreement, its agreement of limited partnership agreement and certificate of limited partnership (if any), its operating or management agreement and articles or certificate of organization, or other organizational or governance document(s).

            "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

            "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

            "Permitted UPP Secured Debt" means Indebtedness of a UPP Subpartnership to Borrower, incurred to replace Indebtedness secured by one or more Unencumbered Pool Properties at the time such Unencumbered Pool Property is first acquired by a UPP Subpartnership (excluding any such replaced Indebtedness incurred in contemplation of such acquisition), that is secured only by the Unencumbered Pool Property(ies) owned by the debtor UPP Subpartnership, and that secured such replaced Indebtedness at the time the Permitted UPP Secured Debt was incurred.

            "Permitted Investments" means Investments in (i) Land, Securities, Third Party Partner Debt, Partnerships, Investment Mortgages, but only to the extent permitted in Section 9.9, and (ii) Permitted UPP Secured Debt.

            "Permitted Liens" means:

               (a) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims that are not yet due and payable, unless they are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, to the extent required by GAAP;

               (b) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including without limitation surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), or statutory obligations;

               (c) any laws, ordinances, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants, options, leases, imperfections of title or other matters that, in the aggregate, do not (i) materially interfere with the occupation, use and enjoyment of the Property or other assets encumbered thereby, by the Person owning such Property or other assets, in the normal course of its business or
        (ii) materially impair the value of the Property subject thereto; and

               (d) Liens imposed by laws, such as mechanics, workers' and materialmen's liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due, unless such obligations are being contested in good faith by appropriate proceedings and appropriate reserves have been established, to the extent required by GAAP.

            "Person" means any natural person, employee, corporation, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

            "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or an ERISA Affiliate of the Borrower, as applicable, is an "employer" as defined in Section 3(5) of ERISA.

            "Price Adjustment Date" has the meaning given to such term in
Section 2.4.8(c).

            "Pro Rata Share" means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of all of Lenders' Commitments.

            "Proceedings" means, collectively, all actions, suits and proceedings before, and investigations commenced or threatened by or before, any court or Governmental Authority with respect to a Person.

            "Property" means, as to any Person, all real or personal property (including, without limitation, buildings, facilities, structures, equipment and other assets, tangible or intangible) owned by such Person.

            "Rating Agency" means each of (i) Standard & Poor's Ratings Services ("S&P"), and (ii) Fitch Investors Service, L.P. ("Fitch") (or, in lieu of S&P or Fitch, at Borrower's request, Moody's Investors Service ("Moody's"), or such other nationally recognized rating agency as Administrative Agent and the Majority Lenders may agree to).

            "Regulations T, U and X" mean such Regulations of the Federal Reserve Board as in effect from time to time.

            "REIT" means Spieker Properties, Inc., a Maryland corporation.

            "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

            "Remedial Action" means any action required by applicable Environmental Laws to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Reportable Event" means any of the events described in Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

            "Requirements of Law" mean, as to any Person, the charter and by-laws, Partnership Agreement or other organizational or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, FIRREA and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

            "Requisite Lenders" means, collectively, (i) until the Termination Date, Lenders whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66-2/3%), and (ii) on and after the Termination Date, Lenders whose outstanding Loans represent at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of all outstanding Loans, determined as if each Designating Lender held (in addition to outstanding Committed Loans and Bid Loans made for its own account) all outstanding Bid Loans made by its Designated Bid Lender; provided, in each case, that, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares (or, if applicable, percentage ownership of outstanding Loans) of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of (or, if applicable, outstanding Loans owed to) such Defaulting Lenders, provided further, that the foregoing suspension of voting rights shall be subject to the same provisions set forth in the definition of "Lenders" in the case of any dispute as to the defaulted status of a Lender or Designated Bid Lender.

            "SP #177" means Spieker Properties #177, Limited Partnership, a California limited partnership.

            "SWIP" means Spieker Washington Interest Partners, a California general partnership, of which Borrower and the REIT are 99% and 1% general partners, respectively.

            "Secretary's Certificate" has the meaning given to such term in
Section 4.1.

            "Secured Borrower Debt" means all Borrower Debt that is secured by a Lien on any real property of Borrower or any Unconsolidated Affiliate, as applicable.

            "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations, provided that Securities shall not include Cash Equivalents, Investment Mortgages, Third Party Partner Debt or interests in Partnerships.

            "Securities Act" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "Senior Loans" has the meaning given to such term in Section 11.4.2.

            "Solvent" means, as to any Person at the time of determination, that such Person (i) owns property the value of which (both at fair valuation and at present fair saleable value) is greater than the amount required to pay all of such Person's liabilities (including contingent liabilities and debts); (ii) is able to pay all of its debts as such debts mature; and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

            "Special UPP" means an Unencumbered Pool Property that (i) has been designated by Borrower pursuant to Section 3.1.2 and (ii) is either (A) of a type other than an Approved Property Type or (B) located in a market other than an Approved

Market, unless Administrative Agent and the Majority Lenders have specifically consented to the inclusion of such Unencumbered Pool Property in the Unencumbered Pool as other than a Special UPP.

            "Subsidiary" of a Person means any corporation, Partnership, trust or other non-Partnership entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the Board of Directors (if a corporation) or to select the trustee or equivalent controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person. Without limiting the foregoing definition, SWIP, SP #177 and all UPP Subpartnerships and Majority Partnerships constitute Subsidiaries of Borrower.

            "Swing Line" has the meaning given to such term in Section 2.1.1(a)(ii).

            "Swing Line Borrowing" means a Borrowing effected under the Swing Line.

            "Swing Line Lender" means Administrative Agent acting in its capacity as the lender under the Swing Line, and any successor to Administrative Agent in that capacity.

            "Syndication Agent" means Bank of America in its capacity as syndication agent for Lenders under this Agreement and shall be deemed to refer to Bank of America in its individual capacity as a Lender where the context so requires.

            "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

            "Termination Date" has the meaning given to such term in Section 2.1.5.

            "Termination Event" means (i) any Reportable Event, (ii) the withdrawal of Borrower or the REIT, or an ERISA Affiliate of either of them, from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the occurrence of an obligation arising under Section 4041 of ERISA by the Borrower or the REIT, or an ERISA Affiliate of either of them, to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA, (iv) the institution by the PBGC of proceedings to terminate any Benefit Plan of the Borrower or the REIT, or any ERISA Affiliate of either of them, under Section 4042 of ERISA, (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer such a Benefit Plan, (vi) the partial or complete withdrawal of Borrower or the REIT, or any ERISA Affiliate of either of them, from a Multiemployer Plan, or (vii) the adoption of an amendment by any Person or any ERISA Affiliate to terminate any Benefit Plan.

            "Termination of Designation" has the meaning given to such term in
Section 3.2.

            "Third Party Partner" means a Person who, immediately prior to the acquisition (whether direct or indirect) of a Property by Borrower, held an interest in such Property or in the Person who owned it.

            "Third Party Partner Debt" means Indebtedness of a Third Party Partner owed to Borrower, Borrower's interest in which was acquired by Borrower as part of its acquisition of a Property.

            "Total Liabilities", as applied to any Person (and without duplication), means (i) all Indebtedness of such Person, whether or not such Indebtedness would be included as a liability on the balance sheet of such Person in accordance with GAAP, (ii) the security deposits of such Person's tenants, but only to the extent that the total amount of such security deposits exceeds such Person's cash or Cash Equivalents, (iii) all purchase and repurchase obligations, plus (iv) all other liabilities of every nature and kind of such Person that would be included as liabilities on the balance sheet of such Person in accordance with GAAP. For purposes of the foregoing clause (iii), the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase or otherwise acquire unimproved or fully developed real property shall be equal to (1) the total purchase price payable by such Person under the contract if, at such time, the seller of such real property would be entitled to enforce the contract against such Person, or (2) the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under the contract which, at such time, would be subject to forfeiture upon termination of the contract; further, the amount of Total Liabilities of a Person at any given time in respect of a contract relating to the acquisition of real property which the seller is required to develop or renovate prior to, and as a condition precedent to, such acquisition shall equal the maximum amount reasonably estimated to be payable by such Person under the contract assuming performance by the seller of its obligations under the contract which amount shall include, without limitation, any amounts payable after consummation of such acquisition which may based on certain performance levels or other related criteria.

            "Total Liabilities to Gross Asset Value Ratio" has the meaning given to such term in Section 9.2.

            "Unconsolidated Affiliate" shall mean, with respect to any Person, any other Person in which such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on a consolidated financial statement of such Person. Unless a Person holding an Investment in another Person has also assumed liability, or is legally responsible for, any material obligations of the Person in which it holds an Investment, an "Unconsolidated

Affiliate" for purposes of this Agreement shall only include Persons whose principal business is the ownership, operation and development of industrial, warehouse, office or research and development properties, provided, however, that any such Investment shall be subject to the limitations contained in
Section 9.9.

            "Unencumbered NOI" means, for any period, the aggregate Net Operating Income of all Unencumbered Properties for such period.

            "Unencumbered Pool Certificate" has the meaning given to such term in Section 6.1.6.

            "Unencumbered Pool Properties" means the Unencumbered Properties listed on Schedule 1, as such Schedule 1 may be amended from time to time (pursuant to Sections 3.1.2(a), 3.1.2(d) or 3.2) to reflect the addition and deletion of Unencumbered Pool Properties pursuant to Article III.

            "Unencumbered Pool Value" means, at any time, an amount equal to the sum of (i) cash and Cash Equivalents owned by Borrower or a UPP Subpartnership (or, if the Borrower's Percentage Interest in such UPP Subpartnership is less than 100%, an amount equal to the Borrower's Adjusted Percentage Interest thereof) as of such date (but excluding any tenant deposits), provided that neither such cash or Cash Equivalents, nor any portion of the Borrower's Percentage Interest, in the Person owning such property, is subject to (A) any Lien (other than Permitted Liens), or (B) any Negative Pledge, and (ii) an amount equal to (A) the aggregate Net Operating Income of the Unencumbered Pool Properties for the most recently ended Fiscal Quarter, times (B) four (4), divided by (C) 0.0925 (or 0.10 in the case of the Ground Leases and any additional ground leased properties properly designated as Unencumbered Pool Properties); provided that, with respect to Unencumbered Pool Properties owned by a UPP Subpartnership in which the Borrower's Percentage Interest is less than 100%, there shall be included, for purposes of the foregoing calculation, only the Borrower's Adjusted Percentage Interest in the Net Operating Income of such Unencumbered Pool Properties.

            "Unencumbered Property" means real property (including ground leases) improved with one or more completed office or, industrial buildings, that is wholly-owned by Borrower or a UPP Subpartnership, provided that neither such real property, nor any interest in the Person owning such Property (other than interests held by Third Party Partners), is subject to (i) any Lien, other than Permitted Liens or (ii) unless such Property is owned by a UPP Subpartnership that is not a Guarantor Subpartnership, any Negative Pledge.

            "Unmatured Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

            "Unsecured Interest Expense" means, for any period, (i) total Interest Expense for such period, less (ii) Interest Expense attributable to any Secured Borrower Debt for such period.

            "Unsecured Liabilities" means, at any time, (i) Total Liabilities of Borrower and its Subsidiaries, less (ii) Secured Borrower Debt.

            "UPP" when used herein refers to an Unencumbered Pool Property.

            "UPP Eligibility Certification" means the certification delivered by Borrower to Administrative Agent with respect to any proposed Unencumbered Pool Property in accordance with Section 3.1.2.

            "UPP Eligibility Criteria" has the meaning given to such term in
Section 3.1.2.

            "UPP Lease" means a tenant lease of an Unencumbered Pool Property.

            "UPP Subpartnership" means (i) any Guarantor Subpartnership, (ii) any other Partnership between (A) Borrower and SWIP or (B) (1) Borrower or such other Person or Persons, in each case, wholly-owned by the REIT, by Borrower, by the REIT and Borrower, or by Borrower and one or more Guarantor Subpartnerships, as Administrative Agent and the Majority Lenders may approve (such approval not to be unreasonably withheld), and (2) one or more Third Party Partners (provided that the Borrower's Percentage Interest of each UPP Subpartnership shall at all times equal at least fifty-one percent (51%)); in any such case, which owns one or more Unencumbered Pool Properties, and (iii) Spieker Northwest Inc., a California corporation, or any other corporation wholly-owned by Borrower and/or the REIT and approved by Administrative Agent and the Majority Lenders.

            "Voluntary Termination" has the meaning given to such term in
Section 2.1.5.

        1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise specified, the word "from" means "from and including" and the words "to" and "until" each mean "to and including". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

        1.3. Terms.

            1.3.1 Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP. All references herein to Borrower, the REIT or any other Person, in connection with any financial or other related covenant, limitation, representation or calculation (and all definitions herein related thereto), shall be understood to mean and refer to Borrower, the REIT and such other Person (including, without limitation, all Subsidiaries in each instance) on a consolidated basis in accordance with GAAP, unless otherwise specifically provided and subject in all events to any adjustments herein set forth.

            1.3.2 Any time the phrase "to the best of Borrower's knowledge" or a phrase similar thereto is used herein, it means: "to the actual knowledge of the general counsel of Borrower or the Executive Officers or their respective successors in office."

            1.3.3 In each case where the consent or approval of Administrative Agent, all Lenders and Designated Bid Lenders, Majority Lenders and/or Requisite Lenders is required, or their non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of Administrative Agent and, as applicable, each Lender and Designated Bid Lender, unless otherwise specifically indicated.

            1.3.4 Any time the word "or" is used herein, unless the context otherwise clearly requires, it has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement or to any other Loan Document includes any and all amendments, modifications, supplements, renewals or restatements thereto or thereof, as applicable.

                                   ARTICLE II

                                      LOANS

        2.1. Loan Advances and Repayment.

            2.1.1 Credit Facilities.

                (a) Committed Loan Facility.

                   (i) Subject to the terms and conditions set forth in this
               Agreement, Lenders hereby agree to make Committed Loans to Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Termination Date, in an aggregate outstanding principal amount which shall not exceed at any time the Committed Loan Availability, provided that if any Swing Line Borrowings are outstanding as of the date of any such Committed Loan, (A) such Committed Loan shall be in an amount equal to at least the aggregate outstanding principal of all outstanding Swing Line Borrowings, and (B) the proceeds thereof shall be applied first to the payment of such outstanding Swing Line Borrowings. All Committed Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Committed Loan hereunder and that the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Committed Loan. Committed Loans may be voluntarily prepaid pursuant to Section 2.6.1 and, subject to the provisions of this Agreement, any amounts so prepaid may be reborrowed under this Section 2.1.1(a). The principal balance of the Committed Loans shall be payable in full on the Termination Date. The Committed Loans will be evidenced by the Loan Notes.

                   (ii) (A) There is hereby established a subfacility (the
               "Swing Line"), in the amount of Thirty-Five Million Dollars ($35,000,000), under and as a part of the Committed Facility. The Swing Line shall not for any purpose be an addition to the Commitments or the Committed Facility, but shall be a subfeature thereunder. All Loans requested to be made pursuant to the Swing Line shall be subject to the same terms and conditions applicable to other Borrowings under the Committed Facility, and all outstanding Swing Line Borrowings shall likewise be subject to the same terms and conditions applicable to other outstanding Borrowings under the Committed Facility, except as expressly provided in (1) the following Section 2.1.1(a)(ii)(B), (2)
               Section 2.1.2(a)(ii) with respect to the number of Borrowings permitted in any calendar month, the time within which the Notice of Borrowing for Swing Line Borrowings must be given, the minimum and incremental amounts applicable to Swing Line Borrowings and the interest rate applicable thereto, (3) Section 2.6.1(a) with respect to prepayments of Swing Line Borrowings, and Section 11.3.3.

                        (B) The Swing Line Lender hereby agrees to make advances
               to Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Termination Date, in an aggregate principal amount not exceeding at any one time the lesser of (1) (i) the Committed Loan Availability, less (ii) the outstanding principal of all Committed Loans other than Swing Line Borrowings, and (2) Thirty-Five Million Dollars ($35,000,000). The Swing Line Lender's obligation to fund Swing Line Borrowings shall be unaffected by its making of any Committed Loans or Bid Loans, notwithstanding that the sum of the Swing Line Borrowings plus the Swing Line Lender's Pro Rata Share of the aggregate principal amount of the outstanding Committed Loans other than

               Swing Line Borrowings, may exceed the Swing Line Lender's Commitment.

                   (b) Bid Loan Facility.

                        (i) In addition to its agreement to make Committed Loans
               under the Committed Facility, each Lender severally agrees that, subject to the conditions that at the time of Borrower's submission of the relevant Competitive Bid Request (A) Borrower's senior long-term unsecured debt obligations are rated at least BBB-/Baa3 by both Rating Agencies, and (B) no Event of Default or Unmatured Event of Default has occurred and is continuing, Borrower may, in accordance with this Section 2.1.1(b), Section
               2.1.3 and the other relevant provisions of the Loan Documents, from time to time request that Lenders, prior to the Termination Date, submit offers to make Bid Loans to Borrower; provided, however that (X) at no time shall the aggregate principal amount of all Loans (whether Committed Loans or Bid Loans) at any time outstanding exceed the Loan Availability; (Y) at no time shall the aggregate principal amount of all Bid Loans exceed the Bid Loan Limit; and (Z) at no time may the number of Bid Loan Interest Periods then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed eight.

                        (ii) Lenders may, but shall not be obligated to, submit
               offers in response to any Competitive Bid Request, and Borrower may, but shall not be obligated to, accept any such offers. The obligation of a Lender to fund its Pro Rata Share of Committed Loans shall be unaffected by its (or its Designated Bid Lender's) making of any Bid Loans, notwithstanding that the sum of such Lender's Pro Rata Share of the aggregate principal amount of the outstanding Committed Loans, plus the aggregate amount of such Lender's (and its Designated Bid Lender's) outstanding Bid Loans, may exceed such Lender's Commitment.

                        (iii) Any Bid Loan that would otherwise be made by a
               Lender that is a Designating Lender may from time to time be made by its Designated Bid Lender, in such Designated Bid Lender's sole discretion. Nothing herein shall constitute a commitment to make Bid Loans by such Designated Bid Lender; provided, however, if such Designating Lender's Designated Bid Lender elects not to, or fails to, make any such Bid Loan, for any reason whatsoever, such Designating Lender shall make such Bid Loan pursuant to the terms hereof, it being the obligation of each Designating Lender to make each Bid Loan with respect to a Competitive Bid submitted by such Designating Lender and accepted by Borrower, in whole or in part, pursuant hereto, except to the extent that such Bid Loan is in fact funded by its Designated Bid Lender.

                        (iv) On the last day of each Bid Loan Interest Period,
               Borrower shall pay to Administrative Agent, for the respective accounts of Lenders and Designated Bid Lenders making Bid Loans ending thereon, the full amount of the principal of each Bid Loan ending thereon. The Bid Loans will be evidenced by the Loan Notes.

               (c) Excess Borrowing Condition. If at any time (x) the outstanding principal balance of the Loans exceeds the Loan Availability, as a result of a reduction in the Unencumbered Pool Value, the incurrence of additional Unsecured Liabilities or for any other reason whatsoever, and (y) the aggregate principal amount of all then outstanding Bid Loans having Bid Loan Interest Periods that end within sixty (60) days following such occurrence is less than the amount by which the outstanding principal balance of the Loans exceeds the Loan Availability, then Borrower shall, not later than sixty (60) days following the date on which the Loan Availability was exceeded, (i) reduce the Unsecured Liabilities in such amounts and/or (ii) identify to Administrative Agent such additional Unencumbered Pool Property(ies) as
        (A) Administrative Agent may approve and Majority Lenders may accept under Section 3.1.3, or (B) as may be designated as Unencumbered Pool Property(ies) in accordance with Section 3.1.2, as are necessary so that the outstanding principal balance of the Loans does not exceed the Loan Availability. Failure by Borrower to have complied with the foregoing in a timely manner shall constitute an Event of Default without further notice or grace period hereunder. No further Borrowings, and no Termination of Designation with respect to any Unencumbered Pool Property, shall be permitted so long as such excess borrowing condition shall continue to exist. Nothing in this subparagraph (c) shall excuse Borrower's compliance with all terms, conditions, covenants and other obligations imposed upon it under the Loan Documents during the period of such excess borrowing, nor in any manner condition or impair Administrative Agent's or any Lender's or Designated Bid Lender's rights thereunder in respect of any such breach thereof by Borrower.

               2.1.2 Committed Loan Borrowings.

                        (a) (i)Whenever Borrower desires to borrow under the
               Committed Facility, but in no event more than three (3) times during any one (1) calendar month, Borrower shall give Administrative Agent, at Wells Fargo Real Estate Group Disbursement Center, 2120 East Park Place, Suite 100, El Segundo, California 90245 (fax no. (310) 615-1014), with a copy to: Wells Fargo Bank, Real Estate Group, 420 Montgomery Street, Sixth Floor, San Francisco, California 94163, Attention: Todd T. Popovich (fax no.

               (415) 956-7238), or to such other address(es), persons or fax numbers as Administrative Agent shall designate, an original or facsimile Notice of Borrowing no later than 9:00 a.m. (San Francisco time), not less than three (3) nor more than five (5) Business Days prior to the proposed Funding Date of each Committed Loan.

                        (ii) Notwithstanding the foregoing or any other
               provision hereof to the contrary: in addition to the number of Committed Loans permissible monthly under the general Committed Facility pursuant to Section 2.1.2(a)(i), Borrower shall be permitted to borrow under the Swing Line up to two (2) times during any calendar month, provided that (A) the Notice of Borrowing with respect to any Swing Line Borrowing shall be given by Borrower to Administrative Agent no later than 9:00 a.m. (San Francisco time) on the proposed Funding Date of such Swing Line Borrowing and shall designate such Borrowing as a Base Rate Loan; and (B) each requested Borrowing under the Swing Line shall equal Five Hundred Thousand Dollars ($500,000) or an integral multiple of Ten Thousand Dollars ($10,000) in excess thereof. The obligation of the Administrative Agent (as the Swing Line Lender) to fund Swing Line Borrowings in accordance with Section 2.1.4 shall not be subject to Section 11.3: the other Lenders have no obligation under Section 11.3.1 to fund their Pro Rata Share of any Swing Line Borrowing, and the Administrative Agent alone (as the Swing Line Lender) shall fund all Swing Line Borrowings. Except as provided in Section 2.1.1(a)(ii), in the preceding sentences of this Section 2.1.2(a)(ii), in Section 2.6.1(a) or in
               Section 11.3.3, all other provisions of this Agreement shall apply to any such Swing Line Borrowing.

                        (iii) Each Notice of Borrowing shall specify (subject to
               the other provisions of this Agreement relating to Swing Line Borrowings) (1) the Funding Date (which shall be a Business Day) in respect of the Committed Loan requested therein, (2) the amount of the proposed Committed Loan, provided that the aggregate amount of such proposed Committed Loan shall equal One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof, (3) whether the Committed Loan to be made thereunder will be a Base Rate Loan or a LIBOR Loan and, if a LIBOR Loan, the Interest Period, (4) to which account of Borrower (if any) the funds are to be directed, and (5) the proposed use of such Committed Loan. Any Notice of Borrowing pursuant to this Section 2.1.2 shall be irrevocable.

               (b) Borrower may elect (i) to convert LIBOR Loans or any portion thereof into Base Rate Loans, (ii) to convert Base Rate Loans or any portion thereof to LIBOR Loans, or (iii) to continue any LIBOR Loans or any portion thereof for an additional Interest Period, provided, however, that the aggregate amount of the Committed Loans being converted into or continued as LIBOR Loans shall, in the aggregate, equal One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof. The applicable Interest Period for the continuation of any LIBOR Loan shall commence on the day on which the next preceding Interest Period expires. The conversion of a LIBOR Loan to a Base Rate Loan shall only occur on the last Business Day of the Interest Period relating to such LIBOR Loan; such conversion shall occur automatically in the absence of an election under clause (iii) above. Each election under clause (ii) or clause (iii) above shall be made by Borrower giving Administrative Agent an original or facsimile Notice of Borrowing no later than 9:00 a.m. (San Francisco time), not less than three (3) nor more than five (5) Business Days prior to the date of a conversion to or continuation of a LIBOR Loan, specifying, in each case (1) the amount of the conversion or continuation, (2) the Interest Period therefor, and (3) the date of the conversion or continuation (which date shall be a Business Day).

               (c) Upon receipt of a Notice of Borrowing in proper form requesting LIBOR Loans under subparagraph (a) or (b) above, Administrative Agent shall determine the LIBOR applicable to the Interest Period for such LIBOR Loans, and shall, two (2) Business Days prior to the beginning of such Interest Period, give (by facsimile) a Fixed Rate Notice in respect thereof to Borrower and Lenders; provided, however, that failure to give such notice to Borrower shall not affect the validity of such rate, and no such notice need be given with respect to the Loans subject to Sections 2.4.5(a)(i) and (ii). Each determination by Administrative Agent of the LIBOR shall be conclusive and binding upon the parties hereto in the absence of manifest error.

               2.1.3 Bid Loan Borrowings.

               (a) When Borrower desires to effect one or more Borrowings consisting of one or more Bid Loans, but not more often than once in any period of thirty (30) consecutive days, Borrower shall notify Administrative Agent by telephone, followed promptly by facsimile of a Competitive Bid Request, at Wells Fargo Real Estate Group, 2030 Main Street, Irvine, CA 92614, Attention: James Furuyama (fax (949) 261-0946), with a copy to: Wells Fargo Bank, Real Estate Group, 420 Montgomery Street, Sixth Floor, San Francisco, California 94163,
        Attention: Todd T. Popovich, or such other address as Administrative Agent shall designate (to be received no later than 8:00 a.m. (San Francisco time), (x) in the case of a LIBOR Auction, five Business Days prior to the proposed Funding Date of the requested Borrowing(s), or (y) in the case of an Absolute Rate Auction, two Business Days prior to the proposed Funding Date of the requested Borrowing(s), together with payment of the auction fee payable to Administrative Agent as provided in the agency fee agreement referred to in Section 2.5.2), specifying (together with the other information required to be provided pursuant to Exhibit H):

               (i) the Funding Date of such Borrowing(s), which shall be a Business Day;

               (ii) the aggregate amount of such Borrowing(s), which shall be in an amount (subject to the limitations set forth in other provisions of the Loan Documents) equal to $15,000,000 or an integral multiple of $1,000,000 in excess thereof;

               (iii) whether the requested Borrowing(s) is/are to be made as either (1) one or more LIBOR Bid Loans or (2) one or more Absolute Rate Bid Loans; and

               (iv) the duration of the requested Bid Loan Interest Period (subject to the limitation that Borrower may request no more than three Bid Loan Interest Periods in any single Competitive Bid Request).

Borrower's right to request Competitive Bids for LIBOR Bid Loans, and each Lender's or Designated Bid Lender's obligation to fund any LIBOR Bid Loan pursuant to any Competitive Bid accepted by Borrower, shall be subject in all respects to the provisions of Section 2.4.8.

               (b) Upon receipt of a Competitive Bid Request, Administrative Agent shall promptly send a copy thereof to each of the Lenders by facsimile, attaching thereto notice of the date and time by which responses must be received in order to be considered by Borrower. The Competitive Bid Request shall not constitute an offer by Borrower, but merely an invitation to Lenders to submit Competitive Bids with respect to the requested Borrowing(s).

               (c) (i)Each Lender may, in its discretion, submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Competitive Bid Request. Each Competitive Bid must comply with the provisions of this Section 2.1.3(c) and must be submitted to Administrative Agent (or, in the case of a Competitive Bid being submitted by Administrative Agent in its capacity as a Lender, to Borrower), by facsimile, no later than 7:00 a.m. (or, in the case of a Competitive Bid by Administrative Agent, 6:30 a.m.), San Francisco time,
        (1) in the case of a LIBOR Auction, three Business Days prior to the Funding Date of the proposed Borrowing(s), or (2) in the case of an Absolute Rate Auction, on such Funding Date. Each Competitive Bid so submitted (subject only to the provisions of Section 2.4.8, as described above, to Borrower's eligibility to request bids as described in Section 2.1.1(b)(i) and to the satisfaction of all conditions precedent to the requested Bid Loan(s)) shall be irrevocable, unless Borrower otherwise agrees in writing.

               (ii) Each Competitive Bid shall be in substantially the form of
        Exhibit I, shall identify (and be signed on behalf of) the submitting Lender and the date of the proposed Borrowing(s) specified in the Competitive Bid Request to which the submitting Lender is responding and shall specify:

                    (A) the principal amount of each Bid Loan for which the Competitive Bid is being made (which shall not be limited by the submitting Lender's Commitment, but which shall be in an amount, no greater than the amount of the requested Borrowing, equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof); and

                    (B) (1) in the case of a LIBOR Auction, the LIBOR Bid Margin offered by the submitting Lender, or (2) in the case of an Absolute Rate Auction, the Absolute Rate offered by the submitting Lender.

        A Competitive Bid may include up to three separate offers by the submitting Lender with respect to each Bid Loan Interest Period specified in the Competitive Bid Request to which it responds. Any Competitive Bid that (X) does not include all the information required by this Section 2.1.3(c), (Y) contains language that qualifies or conditions the submitting Lender's offer to make the Bid Loan(s) described therein or proposes terms other than (or in addition to) the terms proposed in the relevant Competitive Bid Request other than to set an aggregate limit on the principal amount of Bid Loans for which offers being made by the submitting Lender may be accepted, or (Z) is received by Administrative Agent (or Borrower, as applicable) after the time set forth in Section 2.1.3(c)(i) (unless amended to bring it into compliance prior to the time set forth in Section 2.1.3(c)(i)), shall be disregarded.

               (d) Promptly upon receipt, but not later than 8:00 a.m. (San Francisco time) on the date by which Competitive Bids are required to have been submitted with respect to a Competitive Bid Request, Administrative Agent shall notify Borrower of (i) (A) the terms of each Competitive Bid (other than one that is to be disregarded as described above) received in response to the Competitive Bid Request, and (B) the identity of the Lender submitting such Competitive Bid, and (ii) (A) the aggregate principal amount of Bid Loans for which Competitive Bids have been received for each Interest Period requested in the Competitive Bid Request, and (B) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered.

               (e) No later than 8:30 a.m. (San Francisco time) on the date by which Competitive Bids are required to have been submitted with respect to a Competitive Bid Request, Borrower shall notify Administrative Agent, by means of a notice reasonably acceptable to Administrative Agent in form, of its acceptance or rejection of the offers notified to it as provided in Section 2.1.3(d). Borrower shall have no obligation to accept any such offer, and may choose to reject all of them. If Borrower has failed to timely notify Administrative Agent of its acceptance or rejection of any one or more offers by the time specified in the preceding sentence, Borrower shall be deemed to have rejected such offer(s). Borrower may accept any Competitive Bid (other than one that is to be disregarded as provided above) in whole or in part, provided that:

               (i) the aggregate principal amount of the Competitive Bids so accepted may not exceed the aggregate amount of the Borrowing(s) requested in the relevant Competitive Bid Request;

               (ii) (A) subject to the provisions set forth below with respect to multiple offers at the same LIBOR Bid Margin or Absolute Rate, the principal amount of each accepted Competitive Bid must be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (B) Competitive Bids must be accepted with respect to an aggregate principal amount of at least $15,000,000; and

               (iii) with respect to each Bid Loan Interest Period for which Competitive Bids were requested, Borrower may accept offers solely on the basis of ascending LIBOR Bid Margins or Absolute Rates, as the case may be (provided that Borrower may, to the extent necessary to comply with the preceding subparagraph (ii) or to accept offers in an aggregate principal amount equal to the aggregate amount of the Borrowing(s) requested in the relevant Competitive Bid Request, accept only part of an offer at a particular LIBOR Bid Margin or Absolute Rate and accept all or part of one or more offers at a higher LIBOR Bid Margin or Absolute Rate).

If Borrower chooses to accept one or more offers, Borrower shall deliver a notice to Administrative Agent (in such form as Administrative Agent may from time to time reasonably request), specifying the aggregate principal amount of offers with respect to each requested Bid Loan Interest Period that it chooses to accept. If two or more Lenders offer the same LIBOR Bid Margin or Absolute Rate for an aggregate principal amount greater than the amount for which such offers were requested with respect to any requested Bid Loan Interest Period, Borrower shall allocate the principal amount of the affected Bid Loan among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as Borrower may deem appropriate) in proportion to the aggregate principal amounts to which their respective offers related. Borrower's allocation, in the absence of manifest error, shall be conclusive.

               (f) Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan(s) to be made by it (or its Designated Bid Lender) on the date of the relevant Borrowing(s).

               (g) Promptly (but no later than one Business Day) following each Borrowing of one or more Bid Loans, Administrative Agent shall notify each Lender (whether or not such Lender submitted a Competitive Bid with respect to such Borrowing) of the ranges of bids submitted and the highest and lowest bids accepted for each Bid Loan Interest Period requested by Borrower and of the aggregate amount of the Bid Loans made pursuant to such Borrowing.

               (h) Upon receipt of a Competitive Bid Request in proper form requesting bids to make LIBOR Bid Loans under subparagraph (a) above, Administrative Agent shall determine the LIBOR applicable to each of the Bid Loan Interest Periods specified in the Competitive Bid Request, and shall, two (2) Business Days prior to the beginning of such Bid Loan Interest Period, give (by facsimile) notice of such rate (or rates, as the case may be) to Borrower and Lenders; provided, however, that failure to give such notice to any Person shall not affect the validity of such rate. Each determination by Administrative Agent of the LIBOR shall be conclusive and binding upon the parties hereto in the absence of manifest error.

            2.1.4 Making of Loans. Subject to Section 11.3, Administrative Agent shall make the proceeds of Loans available to Borrower on the relevant Funding Date and (except for proceeds of Committed Loans required to be applied to the repayment of outstanding Swing Line Borrowings, which shall be credited on the relevant Funding Date to the repayment of such Swing Line Borrowings) shall disburse such funds in Dollars in immediately available funds to Borrower's commercial demand account at Wells Fargo, Account Number 4233-040799 or such other account, acceptable to Administrative Agent, as may be specified in the Notice of Borrowing or otherwise requested by Borrower in a writing that is received by Administrative Agent no later than 9:00 a.m. (San Francisco time) on such Funding Date.

            2.1.5 Term. The outstanding principal of each Bid Loan shall be payable in full on the last day of the Bid Loan Interest Period applicable thereto. In addition: the outstanding balance of the Loans (in the case of clause (iii) only, except for the Bid Loans) shall be payable in full on the earliest to occur of (i) the third anniversary of the Closing Date, (ii) the acceleration of the Loans pursuant to Section 10.2.1, or (iii) Borrower's written notice to Administrative Agent (pursuant to Section 2.6.1) of Borrower's election to prepay all accrued Obligations in respect of the Committed Loans and terminate all Commitments (the "Termination Date"). Any Bid Loan outstanding on the date on which a termination described in the foregoing clause (iii) (a "Voluntary

Termination") becomes effective shall be permitted to remain outstanding and (subject to acceleration thereof pursuant to Section 10.2.1) shall be due and payable on the last day of the Bid Loan Interest Period applicable thereto.

            2.1.6 Extension Option. Borrower shall have the option to extend ("Extension Option") the term of the Committed Facility and the Loans from the Termination Date (for purposes of this Section, the "Original Termination Date") to the Extended Termination Date upon satisfaction of each of the following conditions precedent:

               (a) Borrower shall provide Administrative Agent with written notice of Borrower's request to exercise the Extension Option not less than ninety (90) days, nor more than one hundred twenty (120) days, prior to the Original Termination Date;

               (b) As of the date of Borrower's delivery of notice of the request to exercise the Extension Option, and as of the Original Termination Date, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and Borrower shall so certify to Administrative Agent in writing; and

               (c) On or before the Original Termination Date, Borrower shall pay to Administrative Agent, on behalf of Lenders in accordance with their Pro Rata Shares, an extension fee ("Extension Fee") in the amount of 0.15% of the Committed Facility.

        2.2. Authorization to Obtain Loans. Borrower shall provide Administrative Agent with documentation satisfactory to Administrative Agent indicating the names of those employees of Borrower authorized by Borrower to sign Notices of Borrowing and Competitive Bid Requests, and Administrative Agent and Lenders shall be entitled to rely on such documentation until notified in writing by Borrower of any change(s) of the persons so authorized. Administrative Agent shall be entitled to act on the instructions of anyone identifying himself or herself as one of the Persons authorized to execute a Notice of Borrowing or Competitive Bid Request, and Borrower shall be bound thereby in the same manner as if such Person were actually so authorized. Borrower agrees to indemnify, defend and hold Lenders and Administrative Agent harmless from and against any and all Liabilities and Costs which may arise or be created by the acceptance of instructions in any Notice of Borrowing, unless caused by the gross negligence of the Person to be indemnified.

        2.3. Lenders' Accounting.

            2.3.1 Administrative Agent shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (i) the names and addresses and the Commitments of Lenders and the names and addresses of Designated Bid Lenders, and the principal amount of Loans owing to each Lender and Designated Bid Lender from time to time, and (ii) all advances and repayments of principal and payments of accrued interest under the Loans, as well as payments of the Facility Fee, as provided in this Agreement, separately identifying Loans and prepayments (or repayments, as the case may be) under the Swing Line and under the Bid Loan Facility. All entries in the Loan Account shall be made in accordance with Administrative Agent's customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Administrative Agent's practice, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender (for itself and for transmittal to its Designated Bid Lender, if any). Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error), unless Borrower, within thirty (30) days after the date such statement is mailed or otherwise delivered to Borrower, delivers to Administrative Agent written notice of any objections which Borrower may have to any such statement, or within ten
(10) days after discovery by Borrower of an error with respect to which Borrower had no knowledge and which could not have been determined after reasonable inquiry during said 30-day period. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. In the event that any such objection cannot be settled by Administrative Agent and Borrower within thirty (30) days after Administrative Agent receives notice thereof from Borrower, Administrative Agent shall notify all Lenders of such objection. Notwithstanding the foregoing, Administrative Agent's entries in the Loan Account evidencing Loans and other financial accommodations made from time to time shall be final, binding and conclusive upon Borrower (absent manifest error) as to the existence and amount of the Obligations recorded in the Loan Account.

            2.3.2 From time to time, Borrower, Lenders and Designated Bid Lenders shall furnish such information to Administrative Agent as Administrative Agent may reasonably request relating to the Bid Loans, including the amounts, interest rates, dates of Borrowing and last days of the applicable Bid Loan Interest Periods, for the purpose of enabling Administrative Agent to allocate amounts received from Borrower to payment of amounts due and owing under the Loan Documents.

        2.4. Interest on the Loans.

            2.4.1 Base Rate Loans. Subject to Section 2.4.5, all Base Rate Loans shall bear interest on the average daily unpaid principal amount thereof from the date made until paid in full at a fluctuating rate per annum equal to the sum of the Base Rate plus the Applicable Base Rate Margin. Base Rate Loans shall be made in minimum amounts of One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand ($100,000) in excess thereof.

            2.4.2 LIBOR Loans. Subject to Sections 2.4.5 and 2.4.8, all LIBOR Loans shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of LIBOR for such Interest Period plus the Applicable LIBOR Rate Margin. LIBOR Loans shall be in tranches of One Million Dollars ($1,000,000) or One Hundred Thousand Dollar ($100,000) increments in excess thereof. Subject to the limitation on the total number of Interest Periods that may be outstanding at any time set forth in Section 2.1.1(b), no more than eight (8) LIBOR Loan tranches shall be outstanding at any one time. Notwithstanding anything to the contrary contained herein and subject to the Default Interest provisions contained herein, if an Event of Default occurs and as a result thereof the Commitments are terminated, all LIBOR Loans will convert to Base Rate Loans upon the expiration of the applicable Interest Periods therefor or the date all Loans become due, whichever occurs first.

            2.4.3 Bid Loans. Subject to Section 2.4.5 (and, in the case of LIBOR Bid Loans, Section 2.4.8), each Bid Loan shall bear interest, from and including the date it is made to but excluding the last day of the Bid Loan Interest Period applicable thereto, at a rate per annum equal to (A) in the case of an Absolute Rate Bid Loan, the Absolute Rate specified by the Lender making (or whose Designated Bid Lender makes) such Absolute Rate Bid Loan in its accepted Competitive Bid, and (B) in the case of a LIBOR Bid Loan, the sum of (1) the LIBOR Bid Margin specified by the Lender making (or whose Designated Bid Lender makes) such LIBOR Bid Loan in its accepted Competitive Bid, plus (2) LIBOR. Any portion of the principal of a Bid Loan that is not paid when due shall thereafter bear interest, from and including the date it was due to but not including the date it is paid, at a rate that is five percent (5%) per annum in excess of the non-default rate applicable to Base Rate Loans.

            2.4.4 Interest Payments. Subject to Section 2.4.5, interest accrued on all Loans shall be payable by Borrower, in the manner provided in Section 2.6.2, in arrears on (a) the first Business Day of the first calendar month following the Closing Date, (b) the first Business Day of each succeeding calendar month thereafter, and (c) (i) if the Termination Date occurs by reason of an event other than a Voluntary Termination, on the Termination Date, or (ii) in the case of a Voluntary Termination: (A) with respect to the Committed Loans, on the Termination Date, and (B) with respect to any Bid Loans that remain outstanding after the Termination Date, on the first Business Day of each succeeding calendar month thereafter and on the last day of the Bid Loan Interest Period applicable thereto (or upon acceleration thereof pursuant to Section 10.2.1).

            2.4.5 Default Interest. Notwithstanding the rates of interest specified in Sections 2.4.1, 2.4.2 and 2.4.3 and the payment dates specified in
Section 2.4.4, effective immediately upon the occurrence and during the continuance of any Event of Default, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, shall bear interest payable upon demand at a rate which is four percent (4%) per annum in excess of the rate(s) of interest otherwise payable from time to time under this Agreement. All other amounts due Administrative Agent, Lenders or Designated Bid Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no due date is expressed, if not paid within ten (10) days after demand, shall bear interest from and after such due date or demand, as the case may be, at a rate that is four percent (4%) per annum in excess of the non-default rate applicable to Base Rate Loans.

            2.4.6 Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Notwithstanding any provision in this Section 2.4, interest in respect of any Loan shall not exceed the maximum rate permitted by applicable law. Changes in the Applicable Base Rate Margin or the Applicable LIBOR Rate Margin shall take effect as of the date on which the condition set forth in the relevant clause of the definition of each such term is satisfied.

            2.4.7 Changes; Legal Restrictions. In the event that after the Closing Date (i) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (ii) compliance by Administrative Agent or any Lender with any request or directive made or issued after the Closing Date (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

               (a) subjects Administrative Agent or any Lender to any tax, duty or other charge of any kind with respect to the Committed Facility, the Bid Loan Facility, this Agreement or any of the other Loan Documents or the Loans, or changes the basis of taxation of payments to Administrative Agent or such Lender of principal, fees, interest or any other amount payable hereunder, except for net income, gross receipts, gross profits or franchise taxes imposed by any jurisdiction and not specifically based upon loan transactions (all such non-excepted taxes, duties and other charges being hereinafter referred to as "Lender Taxes");

               (b) imposes, modifies or holds applicable, in the determination of Administrative Agent or any Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement (other than a requirement of the type described in Section 2.7) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Administrative Agent or such Lender or any applicable lending office (except to the extent that the reserve and FDIC insurance requirements are reflected in the "Base Rate" or in determining LIBOR); or

               (c) imposes on Administrative Agent or any Lender any other condition (other than one described in Section 2.7) materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date, and the result of any of the foregoing is to increase the cost to Administrative Agent or any Lender of making, renewing, maintaining or participating in the Loans or to reduce any amount receivable thereunder; then, in any such case, Borrower shall promptly pay to Administrative Agent or such Lender, as applicable, upon demand, such amount or amounts (based upon a reasonable allocation thereof by Administrative Agent or such Lender to the financing transactions contemplated by this Agreement and affected by this Section 2.4.7) as may be necessary to compensate Administrative Agent or such Lender for any such additional cost incurred or reduced amounts received; provided, however, that if the payment of such compensation may not be legally made whether by modification of the applicable interest rate or otherwise, then Lenders shall have no further obligation to make Loans that cause Administrative Agent or any Lender to incur such increased cost, and all affected Loans shall become immediately due and payable by Borrower. Administrative Agent or such Lender shall deliver to Borrower and in the case of a delivery by Lender, such Lender shall also deliver to Administrative Agent, a written statement of the claimed additional costs incurred or reduced amounts received and the basis therefor as soon as reasonably practicable after such Lender obtains knowledge thereof. If Administrative Agent or any Lender subsequently recovers any amount of Lender Taxes previously paid by Borrower pursuant to this Section 2.4.7, whether before or after termination of this Agreement, then, upon receipt of good funds with respect to such recovery, Administrative Agent or such Lender will refund such amount to Borrower if no Event of Default or Unmatured Event of Default then exists or, if an Event of Default or Unmatured Event of Default then exists, such amount will be credited to the Obligations in the manner determined by Administrative Agent or such Lender.

        2.4.8 Certain Provisions Regarding LIBOR Loans and Bid Loans.

               (a) LIBOR Lending Unlawful. If any Lender or Designated Bid Lender shall determine (which determination shall, upon notice thereof to Borrower and Administrative Agent, be conclusive and binding on the parties hereto) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or Designated Bid Lender to make or maintain any Loan as a LIBOR Loan or a LIBOR Bid Loan, as the case may be, (i) the obligations of such Lenders or Designated Bid Lenders to make or maintain any Loans as LIBOR Loans or LIBOR Bid Loans shall, upon such determination, forthwith be suspended until such Lender or Designated Bid Lender shall notify Administrative Agent that the circumstances causing such suspension no longer exist, and (ii) if required by such law or assertion, the LIBOR Loans and LIBOR Bid Loans of such Lender or Designated Bid Lender shall automatically convert into Base Rate Loans (which, in the case of a LIBOR Bid Loan so converted, shall nevertheless be due and payable in full on the last day of the relevant Bid Loan Interest Period).

               (b) Deposits Unavailable. If Administrative Agent shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans or LIBOR Bid Loans, then, upon notice from Administrative Agent to Borrower the obligations of all Lenders and Designated Bid Lenders to make or maintain Loans as LIBOR Loans or LIBOR Bid Loans, as the case may be, shall forthwith be suspended until Administrative Agent shall notify Borrower that the circumstances causing such suspension no longer exist. Administrative Agent will give such notice when it determines, in good faith, that such circumstances no longer exist; provided, however, that Administrative Agent shall not have any liability to any Person with respect to any delay in giving such notice.

               (c) Fixed Rate Price Adjustment. Borrower acknowledges that prepayment or acceleration of a LIBOR Loan or a Bid Loan during an Interest Period shall result in the affected Lenders and Designated Bid Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. (For all purposes of this subparagraph (c), any Loan not being made as a LIBOR Loan or a Bid Loan in accordance with the Notice of Borrowing or acceptance of a Competitive Bid therefor, as a result of Borrower's cancellation thereof, shall be treated as if such LIBOR Loan or Bid Loan, as the case may be, had been made by the Lender submitting such Competitive Bid (and not by its Designated Bid Lender) and had been prepaid.) Therefore, on the date a LIBOR Loan or Bid Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Price Adjustment Date"), Borrower will pay to Administrative Agent, for the account of each affected Lender or Designated Bid Lender (in addition to all other sums then owing), an amount ("Fixed Rate Price Adjustment") equal to:

                   (i) in the case of a LIBOR Loan or a LIBOR Bid Loan, the then present value of (A) the amount of interest that would have accrued on the LIBOR Loan or LIBOR Bid Loan for the remainder of the Interest

               Period at the rate applicable to such LIBOR Loan or LIBOR Bid Loan, less (B) the amount of interest that would accrue on the same Loan for the same period if LIBOR were set on the Price Adjustment Date, calculating the present value by using as a discount rate LIBOR quoted on the Price Adjustment Date; or

                   (ii) in the case of an Absolute Rate Bid Loan, the sum of
               such losses and expenses as the Lender or Designated Bid Lender who made such Absolute Rate Bid Loan may reasonably incur by reason of such prepayment, including without limitation any losses or expenses incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such prepayment.

               (d) Upon the written notice to Borrower from Administrative Agent, Borrower shall immediately pay to Administrative Agent, for the account of the affected Lenders and Designated Bid Lenders, the Fixed Rate Price Adjustment payable with respect to each affected Loan. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

               (e) Borrower understands, agrees and acknowledges the following:
        (i) no Lender or Designated Bid Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Loan or LIBOR Bid Loan or a Fixed Rate Price Adjustment; (ii) LIBOR is used merely as a reference in determining such rate and/or Fixed Rate Price Adjustment; and (iii) Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and/or a Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price Adjustment and Lender Taxes, if any, whether or not a Lender or Designated Bid Lender elects to purchase, sell and/or match funds.

            2.4.9 Withholding Tax Exemption. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to Administrative Agent and Borrower two (2) duly completed copies of United States Internal Revenue Service Form W-8ECI or Form W-8BEN and either Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder. Each Lender which so delivers the above-referenced forms further undertakes to deliver to Administrative Agent and Borrower two (2) additional copies of such forms (or any applicable successor form) on or before the date that such forms expire or become obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Administrative Agent or Borrower, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes. If any Lender cannot deliver such form, then Borrower may withhold from such payments such amounts as are required by the Internal Revenue Code.

        2.5. Fees.

            2.5.1 Facility Fee. From and after the Closing Date and until the Obligations are paid in full and this Agreement is terminated or, if sooner, the date the Commitments terminate, Borrower shall pay to Administrative Agent, for the account of each Lender, a fee (the "Facility Fee") in an annualized amount equal to the Applicable Facility Fee Percentage of the Commitment. The Facility Fee shall be payable, in the manner provided in Section 2.6.2, in arrears, on the first Business Day in each Fiscal Quarter in an amount equal to one-quarter of the Applicable Facility Fee Percentage of the Commitment as of the day immediately preceding the date on which such payment is due, beginning with the first Fiscal Quarter after the Closing Date, and on the date of payment in full of all Obligations with respect to Committed Loans to Lenders under Section
2.1.5 or of all Obligations to a Lender pursuant to Section 2.9, with the Facility Fee to be prorated to the date of such payment in the case of any partial quarter.

            2.5.2 Additional Fees. Borrower shall pay Administrative Agent when due certain additional arrangement, loan and periodic agency fees as are provided for in a separate fee agreement between Administrative Agent and Borrower, as in existence from time to time.

            2.5.3 Payment of Fees. The fees described in Section 4.1.13 and in this Section 2.5 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrower to pay the fees described herein shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in this Agreement. All fees shall be payable when due in immediately available funds and shall be non-refundable when paid. If Borrower fails to make any payment of fees or expenses specified or referred to in this Agreement due to Administrative Agent, Lenders or Designated Bid Lenders, including without limitation (in each case, to the extent applicable) those referred to in this Section 2.5, in Section 12.1, or otherwise under this

Agreement or any separate fee agreement between Borrower and Administrative Agent or any Lender relating to this Agreement, when due, the amount due shall bear interest until paid at the Base Rate and, after ten (10) days at the rate specified in Section 2.4.5 (but not to exceed the maximum rate permitted by applicable law), and shall constitute part of the Obligations. The Facility Fee (for partial quarters) and the fees referred to in Section 2.5.2 which are expressed as a per annum charge shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year.

        2.6. Payments.

            2.6.1 Voluntary Prepayments; Reduction in Facility.

               (a) Borrower may, upon not less than three (3) Business Days prior written notice to Administrative Agent not later than 11:00 a.m. (San Francisco time) on the date given, at any time and from time to time, prepay any Committed Loans in whole or in part; provided that, notwithstanding the foregoing, Borrower may, upon not less than one (1) Business Day's prior written notice to Administrative Agent not later than 11:00 a.m. (San Francisco time) on the date given, at any time and from time to time, prepay Swing Line Borrowings in whole or in part. If, at the time of prepayment of the Committed Loans, there are outstanding any Swing Line Borrowings, such prepayment shall be applied first to the prepayment of outstanding Swing Line Borrowings, and second to the prepayment of other Committed Loans. Any notice of prepayment given to Administrative Agent under this Section 2.6.1 shall specify the date of prepayment and the aggregate principal amount of the prepayment. In the event of a prepayment of LIBOR Loans, other than in connection with the prepayment of all accrued Obligations in respect of the Committed Loans and termination of all Commitments pursuant to a notice delivered under this Section 2.6.1(a), within thirty (30) days after a demand by Administrative Agent or any Lender for payment or reimbursement pursuant to Section 2.7, Borrower shall concurrently pay any Fixed Rate Price Adjustment payable in respect thereof. Administrative Agent shall provide to each Lender a confirming copy of such notice on the same Business Day such notice is received.

               (b) Bid Loans. Borrower shall have no right to pay all or any portion of any Bid Loan prior to the last day of the Bid Loan Interest Period applicable thereto.

            2.6.2 Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Administrative Agent, Lenders or Designated Bid Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent's written wire transfer instructions) of immediately available funds, to Administrative Agent, for the account of each Lender and Designated Bid Lender, not later than 11:00 a.m. (San Francisco time) on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day. In order to assure timely payment of interest on the Loans and fees pursuant to Section 2.5, Borrower hereby irrevocably authorizes Administrative Agent to directly debit Borrower's demand deposit account with Administrative Agent (Account No. 4233-040799) for payment when due of all such interest and fees payable to Lenders and Designated Bid Lenders. Written notice of the amount and purpose of any such direct debit shall be given to Borrower by Administrative Agent not less than two (2) Business Days prior to its effective date; provided, however, that Administrative Agent's failure to give such notice shall not affect the validity of, or Borrower's authorization of, such debit. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall, upon notice from Administrative Agent, immediately deposit sufficient funds into said account to pay all interest, fees and other related charges due and owing to Lenders and Designated Bid Lenders; provided, however, that any such insufficiency of funds in said account shall not excuse or delay the timely payment by Borrower of the full amount of such interest, fees and related charges or relieve Borrower of its obligations under Section 2.4.5 in respect of any such insufficiency. The statement of the Loan Account provided by Administrative Agent to Borrower shall show the amounts and dates of such direct debits.

            2.6.3 Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.5, as the case may be.

        2.7. Increased Capital. If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by Administrative Agent or any Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) made or issued after the Closing Date affects or would affect the amount of capital required or expected to be maintained by Administrative Agent or such Lender or any corporation controlling Administrative Agent or such Lender, and Administrative Agent or such Lender determines that the amount of such capital is increased by or based upon the existence of Administrative Agent's obligations hereunder or such Lender's Commitment, then, upon demand by Administrative Agent or such Lender, Borrower shall immediately pay to Administrative Agent or such Lender, from time to time as specified by Administrative Agent or such Lender, additional amounts sufficient to compensate Administrative Agent or such Lender in the light of such circumstances, to the extent that Administrative Agent or such Lender determines such increase in capital to be allocable to the existence of Administrative Agent's obligations hereunder or such Lender's Commitment; provided, however, that (i) neither Administrative Agent nor any Lender may claim under this Section 2.7 any such additional amount attributable to any period preceding the date that is ninety (90) days prior to the date of its demand, and (ii) before making any such demand, Administrative Agent, and each Lender, agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office as its lending office for purposes of the Loans and its Commitment, if the making of such a designation (1) would avoid the need for, or reduce the amount of, such demand and (2) would not, in the reasonable judgment of Administrative Agent or such Lender, as the case may be, be otherwise disadvantageous to it; and provided further that neither Administrative Agent nor any Lender may claim under this
Section 2.7 any such amount to the extent that it is not, at the time such claim is asserted, such Person's general practice to make claims for such amounts in similar circumstances, under comparable provisions of credit agreements, if any, with similarly situated borrowers. A certificate as to such amounts submitted to Borrower by Administrative Agent or such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

        2.8. Notice of Increased Costs. Each Lender and Designated Bid Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in Section 2.4.7 or
2.4.8 or Section 2.7 (in each case, to the extent applicable), it will notify Borrower, and provide a copy of such notice to Administrative Agent, of such event and the possible effects thereof, provided that the failure to provide such notice shall not affect such Lender's or Designated Bid Lender's rights to reimbursement provided for herein.

        2.9. Option to Replace Lenders. If any Lender shall:

            2.9.1 fail or refuse to fund its portion of any Loan (including, in the case of any Designating Lender, any Bid Loan not funded by its Designated Bid Lender) for any reason other than the failure of Borrower to satisfy the conditions precedent to such Loan hereunder and such failure continues for two
(2) Business Days after notice from Borrower to such Lender that Borrower intends to exercise its rights hereunder;

            2.9.2 make any demand for payment or reimbursement pursuant to
Section 2.4.7; or

            2.9.3 make any demand for payment or reimbursement pursuant to
Section 2.7,

then, in any of the foregoing cases, provided that (i) there does not then exist any Unmatured Event of Default or Event of Default and (ii) the circumstances resulting in such demand for payment or reimbursement are not applicable to all Lenders, Borrower may cause the Commitment of such Lender to be assumed by a replacement lender, in whole but not in part, by (1) giving such Lender and Administrative Agent not less than three (3) Business Days' prior written notice thereof, which notice shall be irrevocable and effective only upon receipt thereof by such Lender and Administrative Agent and shall specify the effective date of such assumption,
(2) pursuant to the provisions of Section 11.12, bringing in a new Lender, or obtaining the agreement of one or more existing Lenders, to assume the entire amount of the Commitment of the Lender whose Commitment is being assumed and to purchase all outstanding Loans, including Bid Loans, owed to such Lender (and, for purposes of such transaction, such Lender's Bid Loans may be assigned to such new Lender, or to such existing Lender(s), notwithstanding any provision to the contrary contained in any Loan Document), on the effective date of such assumption, (3) paying to such Lender (and there shall become due and payable) on such date all Obligations, other than in respect of principal or interest, owed to such Lender, including, without limitation, amounts owing under (A) Sections 2.4.7, 2.4.8(d), 2.4.8(e), 2.5 and 2.7, and (B) except in the case of a demand for payment or reimbursement pursuant to Section 2.7, Section 2.4.8(c), and (4) if the Lender whose Commitment is being so assumed is also Administrative Agent, causing such Administrative Agent to be replaced by a new Administrative Agent pursuant to the provisions of Section 11.9. Upon the satisfaction of all of the foregoing conditions, such Lender shall cease to be a "Lender" for purposes of this Agreement, provided that Borrower shall continue to be obligated to such Lender under Sections 12.1 and 12.2 with respect to or on account of unpaid, unliquidated, unknown or similar claims or liabilities accruing prior to such Lender ceasing to be a "Lender" for purposes of this Agreement.

                                   ARTICLE III

                          UNENCUMBERED POOL PROPERTIES

        3.1. Designation/Acceptance of Unencumbered Pool Properties.

            3.1.1 Initial Unencumbered Pool Properties. Subject to compliance with the terms and conditions of Section 4.1, Lenders have accepted the properties listed on Schedule 1 as of the Closing Date as Unencumbered Pool Properties.

            3.1.2 Designation of Certain Properties as Unencumbered Pool Properties.

               (a) Borrower may designate an additional property as an Unencumbered Pool Property by highlighting (or bolding) the proposed Unencumbered Pool Property on the Unencumbered Pool Certificate delivered to Administrative Agent in accordance with Section 6.1.6, below, or by delivering to Administrative Agent a written notice to that effect, together with a certification, in substantially the form of Exhibit J, identifying the property and certifying that each of the following criteria (the "UPP Eligibility Criteria") is true and correct with respect to such property (such certification, a "UPP Eligibility Certification"):

                   (i) the property is either (A) wholly-owned in fee by
               Borrower, a UPP Subpartnership or a Partnership that has previously been approved by Administrative Agent and the Majority Lenders to become a "UPP Subpartnership", or wholly-owned by two or more of the foregoing Persons as tenants-in-common, or (B) ground leased by a Person referred to in the preceding clause (A) pursuant to a ground lease approved by Administrative Agent and the Majority Lenders (subject to the limitations set forth below), and in every instance neither such property, nor any interest in the Person owning such Property (other than interests held by Third Party Partners), is subject to (1) any Lien (other than Permitted Liens) or (2) except in the case of a Guarantor Subpartnership, any Negative Pledge; provided, however, that (x) the aggregate Individual UPP Values of all such ground leased properties (other than the Ground Leases) shall not exceed seven and one-half percent (7.5%) of the Unencumbered Pool Value unless otherwise approved by Administrative Agent and the Majority Lenders; and (y) the foregoing limitation shall not apply to (a) the Ground Leases and (b) other ground leases between Borrower or such other Person or Persons, in each case, wholly-owned by the REIT, by Borrower, by the REIT and Borrower, or, if approved by Administrative Agent and the Majority Lenders, by Borrower and one or more Guarantor Subpartnerships;

                   (ii) either (A) the property is improved with one or more
               completed (1) office buildings, (2) industrial buildings, or (3) buildings of such other type as Administrative Agent and the Majority Lenders may from time to time approve for purposes of the UPP Eligibility Criteria (the "Approved Property Types"), or
               (B) unless otherwise approved by Administrative Agent and Majority Lenders, (1) the Individual UPP Value of the property, when added to the aggregate Individual UPP Values of all Special UPPs of types other than the Approved Property Types, would not exceed ten percent (10%) of the Unencumbered Pool Value, and (2) the Individual UPP Value of the property would not exceed five percent (5%) of the Unencumbered Pool Value (in each case, determined as if such property were an Unencumbered Pool Property) (and specifying which of the preceding clauses (A) and
               (B) is applicable);

                   (iii) if such property were an Unencumbered Pool Property:
               (A) the Aggregate Occupancy Rate, as of the date of such UPP Eligibility Certification, would not be less than ninety percent (90%); (B) the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships (whether or not such UPP Subpartnerships are Guarantor Subpartnerships), as of the date of such UPP Eligibility Certification, would not exceed fifteen percent (15%) of the Unencumbered

               Pool Value; and (C) the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships that are not Guarantor Subpartnerships, as of the date of such UPP Eligibility Certification, would not exceed five percent (5%) of the Unencumbered Pool Value;

                   (iv) either (A) the property is located in California,
               Oregon, Washington or Idaho, or in such other market as Administrative Agent and the Majority Lenders may from time to time approve for purposes of the UPP Eligibility Criteria (the "Approved Markets"), or (B) unless otherwise approved by Administrative Agent and the Majority Lenders, the Individual UPP Value of the property, when added to the aggregate Individual UPP Values of all Special UPPs located outside the Approved Markets, would not exceed ten percent (10%) of the Unencumbered Pool Value (determined as if such property were an Unencumbered Pool Property) (and specifying which of the preceding clauses (A) and
               (B) is applicable); and

                   (v) (A) Borrower has obtained both a "Phase I" environmental assessment and a structural/physical report with respect to such property, in each case, prepared as of a reasonably current (identified) date by a consultant of good repute within the region in which such property is located and believed by Borrower to be competent (and identifying the consultant), (B) Borrower has reviewed each such report and believes it reasonable to rely upon such report, (C) in the case of an environmental assessment, such assessment does not (a) identify any contamination or potential contamination that has resulted in, or that could reasonably be anticipated to result in, a material adverse effect upon the condition (financial or otherwise), fair market value, net operating income or prospects of such property, or (b) recommend that any further material investigation be undertaken,
               (D) in the case of a structural/physical report, such report does not identify any material defect in construction or physical condition of the property, material variance from any available plans and specifications for the property or material violation of applicable law, or other item of material concern with respect to the structural integrity or physical condition of the property, and (E) the property is not the subject of any material condemnation proceedings (and Borrower has not received written notice of any threatened material condemnation proceedings).

        Subject to Section 3.1.2(b) and to execution and delivery of such items or documents as may be appropriate under the circumstances (e.g., if the property is owned by a Partnership that has not previously executed and delivered a Guaranty, the execution and delivery of a Guaranty by such Partnership), Borrower's designation of a property as an Unencumbered Pool Property in accordance with the foregoing provisions of this Section 3.1.2 shall become effective on the twentieth (20th) day following delivery of the relevant Unencumbered Pool Certificate or UPP Eligibility Certification to Administrative Agent.

               (b) Promptly following receipt by Administrative Agent of a Unencumbered Pool Certificate or UPP Eligibility Certification with respect to a proposed Unencumbered Pool Property, Administrative Agent shall transmit a copy thereof to each Lender, and, at the request of any Lender made within twenty (20) days after Administrative Agent's receipt of the Unencumbered Pool Certificate or UPP Eligibility Certification, shall request of Borrower any or all of the information relating to such property listed in Section 3.1.3 that may be relevant to determining the accuracy of the relevant Unencumbered Pool Certificate or UPP Eligibility Certification. If no such request is made during such twenty-day period, then Borrower's designation of such property as an Unencumbered Pool Property shall become effective in accordance with the last sentence of Section 3.1.2(a). If any such request is made:

                   (i) Borrower shall deliver the requested information to
               Administrative Agent, and Administrative Agent shall promptly distribute the information to the Lender requesting same. If, within twenty (20) days after Administrative Agent's receipt of the requested information, no notice has been received by Administrative Agent from any Lender challenging the proposed designation on the grounds that the property does not satisfy the UPP Eligibility Criteria, then (subject to execution and delivery of such items or documents as may be appropriate under the circumstances) the designation of such property as an Unencumbered Pool Property shall become effective at the end of such twenty-day period.

                   (ii) If, based on its review of such information, any Lender concludes that the proposed property does not satisfy each of the UPP Eligibility Criteria: (A) such Lender shall notify Administrative Agent within twenty (20) days after Administrative Agent's receipt of such information, identifying with reasonable specificity the information giving rise to such conclusion, and
               (B) Administrative Agent shall notify Borrower and each Lender.

                   (iii) Administrative Agent shall, as expeditiously as
               possible, review the information identified by such Lender as the basis for its challenge to such property's satisfaction of the UPP Eligibility Criteria. If, following consultation with Administrative Agent and Borrower, such Lender is still of the opinion that such property does not satisfy the UPP Eligibility Criteria, Administrative Agent shall so notify Borrower and each Lender, and the designation of such property as an Unencumbered Pool

               Property shall not become effective. If the assertion of ineligibility is based on the inaccuracy of any of clauses (ii),
               (iv) or (v) of the UPP Eligibility Criteria (provided that the proposed property must be a completed improvement of one of the types included in the definition of "Unencumbered Pool Property", and the acceptance of such property as an Unencumbered Pool Property shall not cause any Unmatured Event of Default or Event of Default to exist), Borrower may, at its option, elect to request, pursuant to Section 3.1.3, that such property be accepted as an Unencumbered Pool Property notwithstanding the property's failure to satisfy the UPP Eligibility Criteria, in which case the provisions of Section 3.1.3 shall apply to the acceptance of such property as an Unencumbered Pool Property, except that Borrower need only provide such additional information regarding such property as Administrative Agent or any Lender (through Administrative Agent) may request.

               (c) Borrower may, in contemplation of its designation for inclusion in the Unencumbered Property Pool of ground leased property or property that is to be owned (or ground leased) by a Partnership that has not previously qualified as a UPP Subpartnership hereunder, deliver to Administrative Agent copies, as applicable, of the ground lease (and all related documentation) or the Partnership Agreement of such Partnership and of such other information regarding such ground lease or Partnership as may be reasonably requested by Administrative Agent for submittal to the Lenders and possible approval of Administrative Agent and the Majority Lenders.

               (d) If at any time following the designation of a property as an Unencumbered Pool Property in accordance with this Section 3.1.2 Administrative Agent, or Majority Lenders, shall determine that such property is not in fact "Unencumbered Property" within the meaning of that term set forth in Section 1.1, then, in addition to any other consequences of such determination that may arise under the Loan Documents, such property shall cease to constitute an "Unencumbered Pool Property".

               (e) Without limiting in any manner the general application of
        Article XI to the performance of Administrative Agent's duties in respect of the Loan Documents, Lenders agree that (i) Administrative Agent shall have no responsibility, as Administrative Agent, to request additional information with respect to any property for which Borrower submits an Unencumbered Pool Certificate or UPP Eligibility Certification or (except to the extent expressly set forth above) otherwise to make any determination regarding the satisfaction of the UPP Eligibility Criteria with respect to any property; (ii) Administrative Agent's performance of its duties under this Section
        3.1.2 shall be subject in all respects to the provisions of Article XI; and (iii) Administrative Agent shall be entitled to all of the rights, protections and benefits of Article XI with respect to its performance of its duties under this Section 3.1.2.

            3.1.3 Acceptance of Certain Unencumbered Pool Properties. If Borrower desires that Lenders accept as an Unencumbered Pool Property (but not as a Special UPP) (i) an additional property that does not satisfy the UPP Eligibility Criteria, or that, if designated as an Unencumbered Pool Property pursuant to Section 3.1.2, would be a Special UPP, or (ii) an Unencumbered Pool Property that is currently a Special UPP, Borrower shall so notify Administrative Agent, and Administrative Agent shall promptly notify each other Lender. In the case of a request that an existing Special UPP be accepted as an Unencumbered Pool Property that is no longer a Special UPP, Borrower shall deliver to Administrative Agent such information as may be reasonably requested by Administrative Agent or any Lender in order to evaluate Borrower's request. In the case of property other than an existing Special UPP, such additional property will be evaluated by Lenders as a potential Unencumbered Pool Property upon Borrower's delivery to Administrative Agent of such of the following as the Administrative Agent may request in writing:

               (a) A current operating statement for such property audited or certified by Borrower as being true and correct in all material respects and prepared in accordance with GAAP and comparative operating statements (in the general form of the Quarterly Operating Reports) for the current period and for the previous two (2) Fiscal Years; provided, however, that, if Borrower shall have owned such property for less than the period to be covered by such operating statements, then the audit and certification requirements shall extend only to the period of ownership by Borrower, so long as Borrower provides operating statements prepared and certified by the former owner(s) for the remainder of the period required hereunder;

               (b) A current rent roll for such property and a three (3) year operating and occupancy history of such property in form satisfactory to Administrative Agent, and certified by Borrower to be true and correct;

               (c) A copy of Borrower's most recent Owner's Policy of Title Insurance and survey of such property (if any);

               (d) The most recent "Phase I" environmental assessment of such property, and any additional environmental studies or assessments in Borrower's possession or control that have been performed with respect to such property (including, in the case of a request for information pursuant to Section 3.1.2, the environmental assessment of such property relied upon by Borrower for purposes of its UPP Eligibility Certification);

               (e) Copies of all Major Agreements affecting such property;

               (f) Copies of engineering, mechanical, structural or maintenance studies performed with respect to such property (including, in the case of a request for information pursuant to Section 3.1.2, the structural/physical report on such property relied upon by Borrower for purposes of its UPP Eligibility Certification);

               (g) If the property is to be owned by a Partnership that has not previously qualified as a UPP Subpartnership hereunder, copies of the Partnership Agreement of such Partnership and of such other information regarding such Partnership as may be reasonably requested by Administrative Agent; and

               (h) Such other information as may be reasonably requested by Administrative Agent or any Lender in order to evaluate the potential Unencumbered Pool Property.

Following receipt of the foregoing documents and information, Administrative Agent shall review them as expeditiously as is reasonably practicable under the circumstances. If, following such review, Administrative Agent is prepared to proceed with acceptance of such property as an Unencumbered Pool Property that is not a Special UPP (including, if applicable, the acceptance of any proposed UPP Subpartnership as a UPP Subpartnership), Administrative Agent will promptly
(i) so notify Borrower, and (ii) submit the foregoing documents and information to the Lenders, for approval by the Majority Lenders. Upon such approval by the Majority Lenders, and upon execution and delivery of such items or documents as may be appropriate under the circumstances, such property shall become an Unencumbered Pool Property that is not a Special UPP.

        3.2. Termination of Designation as Unencumbered Pool Property. Borrower may terminate the designation of a property as an Unencumbered Pool Property by deleting such property from the list of properties identified in the Unencumbered Pool Certificate or by requesting at any time, upon prior written notice to Administrative Agent (which shall promptly send a copy thereof to each other Lender), that an Unencumbered Pool Property cease to be designated as such, which termination of designation ("Termination of Designation") shall be consented to by Administrative Agent if all of the following conditions are satisfied as of the date of such Termination of Designation:

            3.2.1 No Unmatured Event of Default or Event of Default has occurred and is continuing; and

            3.2.2 Borrower shall have delivered to Administrative Agent an Unencumbered Pool Certificate demonstrating on a pro forma basis, and Administrative Agent shall have determined, that after giving effect to such Termination of Designation and any prepayment to be made and/or the acceptance of any property as an additional or replacement Unencumbered Pool Property to be given concurrently with such

Termination of Designation: (i) the outstanding principal balance of the Loans will not exceed the Loan Availability, (ii) the aggregate Individual UPP Values of all Special UPPs of types other than the Approved Property Types will not exceed ten percent (10%) of the Unencumbered Pool Value, (iii) no remaining Special UPP of a type other than the Approved Property Types will have an Individual UPP Value in excess of five percent (5%) of the Unencumbered Pool Value, (iv) the aggregate Individual UPP Values of all Special UPPs located outside the Approved Markets will not exceed ten percent (10%) of the Unencumbered Pool Value, (v) the Aggregate Occupancy Rate will not be less than ninety percent (90%), (vi) the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships (whether or not such UPP Subpartnerships are Guarantor Subpartnerships) will not exceed fifteen percent (15%) of the Unencumbered Pool Value, (vii) the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships that are not Guarantor Subpartnerships will not exceed five percent (5%) of the Unencumbered Pool Value, and (viii) the aggregate Individual UPP Values of ground leased Unencumbered Pool Properties (other than the Ground Leases (or Affiliate ground leases pursuant to Section 3.1.2(a)(i), clause (y))) will not exceed seven and one-half percent (7.5%) of the Unencumbered Pool Value.

                                   ARTICLE IV

                               CONDITIONS TO LOANS

        4.1. Conditions to Initial Disbursement of Loans. The obligation of Lenders to make the initial disbursement of the Loans (which Loans shall be made as Committed Loans) shall be subject to satisfaction of each of the following conditions precedent on or before the Closing Date (including, in the case of Borrower, each Guarantor Subpartnership and the REIT, a certificate of each such entity's Secretary or an officer comparable thereto (a "Secretary's Certificate") with respect to authorization, incumbency and all organizational documents):

            4.1.1 Borrower Documents. Borrower shall have executed and/or delivered to Administrative Agent each of the following, in form and substance acceptable to Administrative Agent and each other Lender (for its own use and for transmittal to its Designated Bid Lender, if any):

               (a)    this Agreement;

               (b)    the Loan Notes;

               (c) Certified copy of Borrower's Limited Partnership Agreement, as amended;

               (d) Certified copy of Borrower's Certificate of Limited Partnership (Form LP-1) from the California Secretary of State; *

               (e) Certificate of Status - California Limited Partnership from the California Secretary of State; *

               (f) Evidence of qualification and good standing of Borrower in Oregon, Washington and Idaho:

                      (i) Certificate of Existence/Authorization of Borrower from the Secretary of State of Washington;*

                      (ii) Certificate of Existence of Borrower from the Secretary of State of Oregon;*

                      (iii) Master Business Application and License of Borrower dba Spieker Properties Washington, L.P. in Washington (showing tradename of business) (as filed and published), issued by the Washington Department of Licensing; and

                      (iv) Certificate of Corporate Status of Borrower from the Secretary of State of Idaho;*

               (g)    Borrowing Certificate; and

               (h) Funds Transfer Agreement (on the Administrative Agent's standard form).

The certificates and other documents listed in Subsections 4.1.1(f)(i) through
(iv), above, shall be delivered as promptly as practicable following the Closing Date, but no later than thirty (30) days thereafter. Borrower's failure to deliver such certificates and documents within thirty (30) days following the Closing Date shall be an Event of Default.

            4.1.2 Guarantor Subpartnership Documents. The Guarantor Subpartnerships shall have executed and/or delivered to Administrative Agent each of the following, in form and substance acceptable to Administrative Agent and each other Lender:

            From Each Guarantor Subpartnership:

                (a) a Guaranty;

            With Respect to Each Guarantor Subpartnership:

               (b) Certified copy of such Person's agreement of limited partnership, partnership agreement or operating agreement, as the case may be, in each case, as amended;

               (c)    If such Guarantor Subpartnership is a limited partnership:
                      Certified copies of its Certificate of Limited Partnership (Form LP-1) and each amendment thereto (Form LP-2), from the Secretary of State of California;*

               (d) If such Guarantor Subpartnership is a limited liability company: Certified copies of its Articles of Organization and each amendment thereto, from the Secretary of State of California;*

               (e) If such Guarantor Subpartnership is a limited partnership or a limited liability company: Certificate of Status from the Secretary of State of California;*

               (f) If such Guarantor Subpartnership owns an Unencumbered Pool Property located in any state other than California: evidence of its qualification and good standing in such other state:

                      (i) Certificate of Existence/Authorization (or its equivalent) from the Secretary of State of such state;* and

                      (ii) in the case of SP #177 Certificate of Registration issued under prior name of SP #177, Spieker-Hosford-Jefferson #177 (showing tradename of business), issued by the Washington Department of Licensing, and Amended Application for Registration of a Foreign Limited Partnership (showing name change to SP #177), filed with the Washington Department of Licensing;

               (g) Partnership Certificate (re: authorization to execute guaranty); and

               (h)    Solvency Certificate; and

            With Respect to SWIP:

               (i)    Certified copy of SWIP's General Partnership Agreement.

            4.1.3 REIT Documents. The REIT shall have executed and/or delivered to Administrative Agent each of the following, in form and substance acceptable to Administrative Agent and each other Lender:

               (a)    a Guaranty;

               (b) Articles of Incorporation, as amended, of the REIT, as certified by the Secretary of State of Maryland;*

               (c) By-laws of the REIT, as certified by the Secretary of the REIT;

               (d) Good Standing Certificate (or its equivalent) for the REIT from the State of Maryland;*

               (e) Evidence of qualification and good standing of the REIT in California, Oregon and Washington:

                      (i) Certificate of Status of Foreign Corporation - California Secretary of State;*

                      (ii) Letter from the California Franchise Tax Board regarding status of the REIT in California;*

                      (iii) Certificate of Existence/Authorization of the REIT from the Washington Secretary of State;*

                      (iv) Certificate of Existence of the REIT from the Oregon Secretary of State;*

                      (v) Master Business License (showing tradename of business) issued by the Washington Department of Licensing; and

                      (vi) Letter from the Oregon Department of Revenue regarding status of taxes paid;*

               (f) Corporate resolutions of the REIT, as certified by the Secretary of the REIT (re: authorization to engage in partnership activity, including borrowing, and authorization to execute guaranty);

               (g)    Incumbency Certificate; and

               (h)    Solvency Certificate.

            4.1.4 Unencumbered Pool Property Documents. Administrative Agent shall have received all required information with respect to each Unencumbered Pool Property in form and substance acceptable to Administrative Agent and each other Lender.

            4.1.5 Unencumbered Pool Certificate; Compliance Certificate. Borrower shall have delivered to Administrative Agent an Unencumbered Pool Certificate evidencing sufficient Loan Availability to support the Loans being requested and a Compliance Certificate.

            4.1.6 Notice of Borrowing. Borrower shall have delivered to Administrative Agent a Notice of Borrowing, and, if applicable, Administrative Agent shall have delivered to Borrower a Fixed Rate Notice, in each case in compliance with Section 2.1.2.

            4.1.7 Performance. Borrower, the REIT and each Guarantor Subpartnership shall have performed in all material respects all agreements and covenants required by Administrative Agent to be performed by them on or before the Closing Date.

            4.1.8 Solvency. Each of the REIT, Borrower and each Guarantor Subpartnership shall be Solvent.

            4.1.9 Material Adverse Changes. No change, as determined by Administrative Agent and Lenders, shall have occurred, during the period commencing December 31, 1999, and ending on the Closing Date, which has a Material Adverse Effect on Borrower or the REIT.

            4.1.10 Litigation Proceedings. There shall not have been instituted or threatened, during the period commencing December 31, 1999, and ending on the Closing Date, any litigation or proceeding in any court or Governmental Authority affecting or threatening to affect Borrower, any Guarantor Subpartnership or the REIT which has a Material Adverse Effect on Borrower or the REIT.

            4.1.11 Indefeasible Title. Borrower and the UPP Subpartnerships, as applicable, shall have good, indefeasible and merchantable title to the Unencumbered Pool Properties, free and clear of all Liens other than Permitted Liens.

            4.1.12 No Event of Default; Satisfaction of Financial Covenants. On the Closing Date and after giving effect to the initial disbursements of the Loans, no Event of Default or Unmatured Event of Default shall exist, and the covenant contained in Section 8.5, and each of the financial covenants contained in Article IX, shall be satisfied.

            4.1.13 Fees. Administrative Agent shall have received (i) for the ratable account of Lenders, a loan fee in the amount separately agreed to between Lenders and Borrower, (ii) for Administrative Agent's own account, an arrangement fee in the amount separately agreed to between Administrative Agent and Borrower and the initial installment of the administrative fee separately agreed to between Administrative Agent and Borrower, and (iii) for the ratable account of Lenders or for Administrative Agent's own account, as applicable, all other fees (if any) then due, and Borrower shall have performed all of its other obligations as set forth in the Loan Documents to make payments to Administrative Agent on or before the Closing Date; and all expenses of Administrative Agent incurred prior to such Closing Date in connection with this Agreement (including without limitation all attorneys' fees and costs), if requested by Administrative Agent, shall have been paid by Borrower.

            4.1.14 Obligations Under Existing Facility. Administrative Agent shall have received an amount (which may include proceeds of the initial Loan hereunder) equal to all unpaid obligations of Borrower under the 1997 Credit Agreement, together with instructions to apply such sum to the payment of such obligations in full.

            4.1.15 Opinion of Counsel. Administrative Agent shall have received, on behalf of Administrative Agent and Lenders, favorable opinions of counsel (which may, as to certain matters, be rendered by in-house counsel) for Borrower, each Guarantor Subpartnership and the REIT dated as of the Closing Date, in form and substance satisfactory to Administrative Agent, Lenders and their respective counsel.

            4.1.16 Consents and Approvals. All material licenses, permits, consents, regulatory approvals and corporate or partnership action necessary to enter into this Agreement and the other Loan Documents to which Borrower, the REIT or any Guarantor Subpartnership is (or is to become) a party shall have been obtained by Borrower, the REIT or such Guarantor Subpartnership, as the case may be.

            4.1.17 Accountant's Reliance Letter. Administrative Agent shall have received an Accountant's reliance letter in customary form and in substance satisfactory to Administrative Agent and Administrative Agent's counsel.

            4.1.18 Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects.

        4.2. Conditions Precedent to All Loans. The obligation of each Lender (or, in the case of a Bid Loan, its Designated Bid Lender) to make any Loan requested to be made by it, on any date, is subject to satisfaction of the following conditions precedent as of such date:

            4.2.1 Documents.

               (a) With respect to a request for a Committed Loan, Administrative Agent shall have received, on or before the Funding Date and in accordance with the provisions of Section 2.1.2, an original and duly executed Notice of Borrowing.

               (b) With respect to a Borrowing comprised of one or more Bid Loans, a Competitive Bid Request and one or more Competitive Bids shall have been submitted, and one or more Competitive Bids shall have been accepted in whole or in part, all in accordance with the provisions of
        Section 2.1.3.

            4.2.2 Additional Matters. As of the Funding Date for any Loan and after giving effect to the Loan(s) being requested:

               (a) Representations and Warranties. All of the representations and warranties contained in this Agreement and in any other Loan Document (other than representations and warranties which expressly speak only as of a different date and other than for changes permitted or contemplated by this Agreement), and each certification, representation or warranty of Borrower set forth in the Notice of Borrowing or Competitive Bid Request relating to such Loan(s), shall be true and correct in all material respects on and as of such Funding Date, as though made on and as of such date;

               (b) No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Loan(s), and the covenants contained in Sections 8.5 and 8.9, and each of the financial covenants contained in Article IX, shall be satisfied; and

               (c) No Material Adverse Change. Since the Closing Date, no change shall have occurred which shall have a Material Adverse Effect on Borrower or the REIT, as reasonably determined by Administrative Agent, other than any such change the occurrence of which has been waived by the Requisite Lenders in connection with any prior Borrowing.

Each submission by Borrower to Administrative Agent of a Notice of Borrowing or a Competitive Bid Request with respect to a Loan and the acceptance by Borrower of the proceeds of each such Loan made hereunder shall constitute a representation and warranty by Borrower as of the Funding Date in respect of such Loan that all the conditions contained in this Section 4.2.2 have been satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        5.1. Representations and Warranties as to Borrower, Etc. In order to induce Lenders and Designated Bid Lenders to make the Loans, Borrower hereby represents and warrants to Lenders and Designated Bid Lenders as follows:

            5.1.1 Organization; Partnership Powers. Borrower (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on Borrower, and (iii) has all requisite partnership power and authority to own and operate its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Loans contemplated by the Loan Documents.

            5.1.2 Authority. Borrower has the requisite partnership power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the general partner of Borrower, and no other partnership proceedings or authorizations on the part of Borrower or its general or limited partners are necessary to consummate such transactions. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

            5.1.3 Ownership of Borrower and each UPP Subpartnership; Non-Guarantor Subsidiaries. Schedule 5.1.3A sets forth the general partners and limited partners (or other holders of ownership interests) of Borrower and each UPP Subpartnership and their respective ownership percentages and there are no other partnership (or other ownership) interests outstanding. Except as set forth or referred to in the Partnership Agreement of Borrower or any UPP Subpartnership, no partnership (or other ownership) interest (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for such interests) in Borrower or any UPP Subpartnership is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. All of the partnership (or other ownership) interests in Borrower and each UPP Subpartnership have been issued in compliance with all applicable

Requirements of Law. Schedule 5.1.3B sets forth all Non-Guarantor Subsidiaries of Borrower as of the Closing Date.

            5.1.4 No Conflict. The execution, delivery and performance by Borrower of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Borrower's limited partnership agreement or certificate of limited partnership or other organizational documents, as the case may be, or (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of or binding upon Borrower, or (iii) require termination of any Contractual Obligation, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of Borrower, other than Permitted Liens.

            5.1.5 Consents and Authorizations. Borrower has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents to which Borrower is a party.

            5.1.6 Governmental Regulation. Neither Borrower, the REIT nor any Guarantor Subpartnership is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

            5.1.7 Prior Financials. The (a) December 31, 1999 Consolidated Balance Sheet, Statement of Operations and Statement of Cash Flows of the REIT contained in the REIT's Form 10K (the "December 31, 1999 Financials") and (b) June 30, 2000 Consolidated Balance Sheet, Statement of Operations and Statement of Cash Flows of the REIT contained in the REIT's Form 10Q (in each case, delivered to Administrative Agent prior to the date hereof) were prepared in accordance with GAAP and fairly present the assets, liabilities and financial condition of the REIT on a consolidated basis, at the date thereof and the results of its operations and its cash flows, on a consolidated basis, for the period then ended.

            5.1.8 Financial Statements; Projections and Forecasts. Each of the Financial Statements to be delivered to Administrative Agent pursuant to Sections 6.1.2 and 6.1.3 (i) has been, or will be, as applicable, prepared in accordance with the books and records of the REIT on a consolidated basis, and
(ii) either fairly present, or will fairly present, as applicable, the financial condition of the REIT on a consolidated basis, at the dates thereof (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows, on a consolidated basis, for the period then ended. Each of the projections delivered to Administrative Agent prior to the date hereof and the financial projections to be delivered to Administrative Agent pursuant to Section 6.1.5 (1) has been, or will be, as applicable, prepared by Borrower in light of the past business and performance of Borrower on a consolidated basis and (2) represent, or will represent, as of the date thereof, the reasonable good faith estimates of Borrower's financial personnel.

            5.1.9 Prior Operating Statements. Each of the operating statements pertaining to each of the Unencumbered Pool Properties delivered to Administrative Agent prior to the date hereof was prepared in accordance with GAAP in effect on the date such operating statement of each Unencumbered Pool Property was prepared and fairly presents the results of operations of such Unencumbered Pool Property for the period then ended.

            5.1.10 Annual Operating Reports and Projections. Each of the Annual Operating Reports to be delivered to Administrative Agent pursuant to Section
6.1.1 (i) has been or will be, as applicable, prepared in accordance with the books and records of the applicable Unencumbered Pool Property, and (ii) fairly presents or will fairly present, as applicable, the results of operations of such Unencumbered Pool Property for the period then ended. Each of the projections, financial plans and budgets delivered to Administrative Agent prior to the date hereof and the projections to be delivered to Administrative Agent pursuant to Section 6.1.5 (1) has been, or will be, as applicable, prepared for each Unencumbered Pool Property in light of the past business and performance of such Unencumbered Pool Property and (2) represents or will represent, as of the date thereof, the reasonable good faith estimates of the REIT's financial personnel.

            5.1.11 Litigation; Adverse Effects.

               (a) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to the best of Borrower's knowledge, threatened against Borrower or any Property of Borrower (including any Unencumbered Pool Property), which (i) result in a Material Adverse Effect on Borrower, (ii) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (iii) materially and adversely affect the ability of Borrower to perform its obligations contemplated in the Loan Documents.

               (b) Borrower is not (i) in violation of any applicable law, which violation has a Material Adverse Effect on Borrower, or (ii) subject to or in default with respect to any Court Order which has a Material Adverse Effect on Borrower. There are no material Proceedings pending or, to the best of Borrower's knowledge, threatened against Borrower or any Unencumbered Pool Property, which, if adversely decided, would have a Material Adverse Effect on Borrower.

            5.1.12 No Material Adverse Change. Since December 31, 1999, there has occurred no event which has a Material Adverse Effect on Borrower, and no material adverse change in Borrower's ability to perform its obligations under the Loan Documents to which it is a party or the transactions contemplated thereby.

            5.1.13 Payment of Taxes. All tax returns and reports to be filed by Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by Borrower have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect on Borrower. Borrower has no knowledge of any proposed tax assessment against Borrower that will have a Material Adverse Effect on Borrower, which is not being actively contested in good faith by Borrower.

            5.1.14 Material Adverse Agreements. Borrower is not a party to or subject to any Contractual Obligation or other restriction contained in its limited partnership agreement, certificate of limited partnership or similar governing documents which has a Material Adverse Effect on Borrower.

            5.1.15 Performance. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect on Borrower.

            5.1.16 Federal Reserve Regulations. Neither Borrower, the REIT nor any Guarantor Subpartnership is engaged primarily in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations U and X. No part of the proceeds of any Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulations U or X or any other regulation of the Federal Reserve Board.

            5.1.17 Disclosure. The representations and warranties of Borrower contained in the Loan Documents and all certificates, financial statements and other documents delivered to Administrative Agent in connection therewith or delivered to Wells Fargo or any Original Lender in connection with the Existing Facility, do not (or, in the case of items delivered in connection with the Existing Facility, did not, as of the date so delivered) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Borrower has given to Administrative Agent true, correct and complete copies of all UPP Leases, organizational documents, Financial Statements and all other documents and instruments referred to in the Loan Documents as having been delivered to Administrative Agent.

            5.1.18 Requirements of Law. Borrower, the REIT and each UPP Subpartnership are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky"
laws) applicable to it and its respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect on Borrower or the REIT. The REIT has made all filings with and obtained all consents of the Commission required under the Securities Act and the Securities Exchange Act in connection with the execution, delivery and performance by the REIT of the Loan Documents.

            5.1.19 Patents, Trademarks, Permits, Etc. Borrower, the REIT and each UPP Subpartnership own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of each such Person's business as currently conducted, the absence of which would have a Material Adverse Effect upon Borrower or the REIT. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by each such Person does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any such Person which would have a Material Adverse Effect on Borrower or the REIT.

            5.1.20 Environmental Matters. Except as set forth on Schedule 5.1.20, to the best of Borrower's knowledge, (i) the operations of Borrower, the REIT and each UPP Subpartnership comply in all material respects with all applicable local, state and federal environmental, health and safety Requirements of Law ("Environmental Laws"); (ii) none of Borrower's or any UPP Subpartnership's present Property or operations are subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment in violation of any Environmental Laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect on Borrower or the REIT; (iii) neither Borrower, the REIT nor any UPP Subpartnership has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now on or in the Property of Borrower or any UPP Subpartnership (except in compliance in all material respects with all applicable Environmental
Laws): (A) any
underground storage tanks, (B) any asbestos-containing material, or (C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment owned by such Person; and (v) neither Borrower, the REIT nor any UPP Subpartnership has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

            5.1.21 Unencumbered Pool Properties. Each of the Properties listed on Schedule 1 qualifies as an Unencumbered Property. The Aggregate Occupancy Rate is at or above the level required to be maintained under Section 9.7. The aggregate of the Individual UPP Values of Unencumbered Pool Properties owned by UPP Subpartnerships (whether or not such UPP Subpartnerships are Guarantor Subpartnerships) does not exceed fifteen percent (15%) of the Unencumbered Pool Value; and the aggregate of the Individual UPP Values of Unencumbered Pool Properties owned by UPP Subpartnerships that are not Guarantor Subpartnerships does not exceed five percent (5%) of the Unencumbered Pool Value.

            5.1.22 Major Agreements; UPP Leases. With respect to each Unencumbered Pool Property for which Administrative Agent has requested copies of Major Agreements, Administrative Agent has received true, complete and correct copies of each Major Agreement relating thereto. All such Major Agreements are in full force and effect, and no default or event of default (or event or occurrence which upon with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists or will exist under such Major Agreements as a result of the consummation of the transactions contemplated by the Loan Documents. Except as reflected on the most current rent rolls delivered to Administrative Agent, all UPP Leases are in full force and effect and no default or event of default (or event or occurrence which upon with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists or will exist thereunder as a result of the consummation of the transactions contemplated by the Loan Documents.

            5.1.23 Solvency. Borrower is and will be Solvent after giving effect to each disbursement of the Loans and the payment and accrual of all fees then payable.

            5.1.24 Title to Assets; No Liens. Borrower has good, indefeasible and merchantable title to all Properties owned or leased by it, including, without limitation, any Unencumbered Pool Properties owned or leased by Borrower, and each of the Unencumbered Pool Properties is free and clear of all Liens, except Permitted Liens.

            5.1.25 Use of Proceeds. Borrower's use of the proceeds of the Loans are, and will continue to be, legal and proper uses (and to the extent necessary, duly authorized by Borrower's partners) and such uses are consistent with all applicable laws and statutes and Section 7.1.9.

        5.2. Representations and Warranties as to each UPP Subpartnership, Etc. In order to induce Lenders and Designated Bid Lenders to make the Loans, Borrower hereby represents and warrants to Lenders and Designated Bid Lenders as follows:

            5.2.1 Organization; Partnership Powers. Each UPP Subpartnership (i) is a Partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign partnership and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on Borrower or the REIT, and (iii) has all requisite power and authority, as an entity, to own and operate its Property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

            5.2.2 Authority. Each Guarantor Subpartnership has the requisite power and authority, as an entity, to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the requisite partners of each such Guarantor Subpartnership, and no other partnership or similar proceedings on the part of any Guarantor Subpartnership are necessary to consummate such transactions. The Partnership Agreement of each Guarantor Subpartnership expressly authorizes such Guarantor Subpartnership's execution, delivery and performance of each of the Loan Documents to which such Guarantor Subpartnership is or is to become a party hereunder. Each of the Loan Documents to which each Guarantor Subpartnership is a party has been duly executed and delivered by each Guarantor Subpartnership and constitutes its legal, valid and binding obligation, enforceable against each Guarantor Subpartnership in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

            5.2.3 No Conflict. The execution, delivery and performance of the Loan Documents by each Guarantor Subpartnership, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate such Guarantor Subpartnership's Partnership Agreement, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of any Guarantor Subpartnership, (iii) require termination of any Contractual Obligation, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of any Guarantor Subpartnership (other than Permitted Liens), or (iii) require any approval of any holders of any ownership interest in any Guarantor Subpartnership which has not been obtained.

            5.2.4 Consents and Authorizations. Each Guarantor Subpartnership has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow such Guarantor Subpartnership to lawfully execute, deliver and perform its obligations under the Loan Documents to which such Guarantor Subpartnership is a party.

            5.2.5 Litigation; Adverse Effects.

               (a) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to the best of Borrower's knowledge, threatened against any UPP Subpartnership or any Property of any UPP Subpartnership which would (i) result in a Material Adverse Effect on Borrower or the REIT, (ii) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (iii) materially and adversely affect the ability of any Guarantor Subpartnership to perform its obligations as contemplated in the Loan Documents.

               (b) No UPP Subpartnership is (i) in violation of any applicable law, which violation has a Material Adverse Effect on such UPP Subpartnership, or (ii) subject to or in default with respect to any Court Order which has a Material Adverse Effect on such UPP Subpartnership. There are no material Proceedings pending or, to the best of Borrower's knowledge, threatened against any UPP Subpartnership which, if adversely decided, would have a Material Adverse Effect on any UPP Subpartnership.

            5.2.6 Payment of Taxes. All tax returns and reports to be filed by any UPP Subpartnership have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by such Guarantor Partnership have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect on any UPP Subpartnership. Borrower has no knowledge of any proposed tax assessment against any UPP Subpartnership that would have a Material Adverse Effect on any UPP Subpartnership, which is not being actively contested in good faith by such UPP Subpartnership.

            5.2.7 Performance. No UPP Subpartnership is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect on Borrower or the REIT.

            5.2.8 Disclosure. The representations and warranties of each Guarantor Subpartnership contained in the Loan Documents, and all certificates, financial statements and other documents delivered to Administrative Agent in connection therewith or delivered to Wells Fargo or any Original Lender in connection with the Existing Facility (or, in the case of items delivered in connection with the Existing Facility, did not, as of the date so delivered), do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

            5.2.9 Solvency. Each Guarantor Subpartnership is and will be Solvent, in each case after giving effect to each disbursement of the Loans, and the payment and accrual of all fees then payable.

            5.2.10 Title to Assets; No Liens. Each UPP Subpartnership has good, indefeasible and merchantable title to the Properties owned or leased by it and each of the Unencumbered Pool Properties owned by any UPP Subpartnership is free and clear of all Liens, except Permitted Liens.

            5.2.11 Limited Purpose. Each UPP Subpartnership is and will continue to be engaged only in the business of owning, operating and developing one or more Unencumbered Pool Properties. No UPP Subpartnership owns or has any interest in any Person. The sole partners and beneficial owners of each Guarantor Subpartnership are and will continue to be, directly or indirectly, Borrower and the REIT and, with respect to no more than ten percent (10%) of the equity interests in such Guarantor Subpartnership outstanding at any time, one or more Third Party Partners. The sole partners and beneficial owners of each UPP Subpartnership other than a Guarantor Subpartnership are and will continue to be, directly or indirectly, Borrower and the REIT and, with respect to no more than forty-nine percent (49%) of the equity interests in such UPP Subpartnership outstanding at any time, one or more Third Party Partners.

        5.3. Representations and Warranties as to the REIT. In order to induce Lenders and Designated Bid Lenders to make the Loans, Borrower hereby represents and warrants to Lenders and Designated Bid Lenders as follows:

            5.3.1 Organization; Corporate Powers. The REIT (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing will not have a Material Adverse Effect on the REIT, and (iii) has all requisite corporate power and authority to own and operate its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

            5.3.2 Authority. The REIT has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of the REIT, and no other corporate proceedings on the part of the REIT are necessary to consummate such transactions. Each of the Loan Documents to which the REIT is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

            5.3.3 No Conflict. The execution, delivery and performance by the REIT of the Loan Documents to which it is party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate its articles of incorporation, by-laws or other organizational documents, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of the REIT, (iii) require termination of any Contractual Obligation, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the REIT, or (v) require any approval of the stockholders of the REIT.

            5.3.4 Consents and Authorizations. The REIT has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow the REIT to lawfully execute, deliver and perform its obligations under the Loan Documents to which the REIT is a party.

            5.3.5 Capitalization. All of the capital stock of the REIT has been issued in compliance, in all material respects, with all applicable Requirements of Law.

            5.3.6 Litigation; Adverse Effects.

               (a) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to best of Borrower's knowledge, threatened against the REIT or any Property of the REIT, which will (i) result in a Material Adverse Effect on the

        REIT, (ii) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or
        (iii) materially and adversely affect the ability of the REIT to perform its obligations as contemplated in the Loan Documents.

               (b) The REIT is not (i) in violation of any applicable law, which violation has a Material Adverse Effect on the REIT, or (ii) subject to or in default with respect to any Court Order which has a Material Adverse Effect on the REIT. There are no Proceedings pending or, to the best of Borrower's knowledge, threatened against the REIT, which, if adversely decided, would have a Material Adverse Effect on the REIT or Borrower.

            5.3.7 No Material Adverse Change. Since December 31, 1999, there has occurred no event which has a Material Adverse Effect on the REIT, and no material adverse change in the REIT's ability to perform its obligations under the Loan Documents to which it is a party or the transactions contemplated thereby.

            5.3.8 Payment of Taxes. All tax returns and reports to be filed by the REIT have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect on the REIT. The REIT has no knowledge of any proposed tax assessment against the REIT that would have a Material Adverse Effect on the REIT, which is not being actively contested in good faith by the REIT.

            5.3.9 Material Adverse Agreements. The REIT is not a party to or subject to any Contractual Obligation or other restriction contained in its charter, by-laws or similar governing documents which has a Material Adverse Effect on the REIT or the ability of the REIT to perform its obligations under the Loan Documents to which it is a party.

            5.3.10 Performance. The REIT is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect on the REIT.

            5.3.11 Disclosure. The representations and warranties of the REIT contained in the Loan Documents, and all certificates, financial statements and other documents delivered to Administrative Agent in connection therewith or delivered to Wells Fargo or any Original Lender in connection with the Existing Facility (or, in the case of items delivered in connection with the Existing Facility, did not, as of the date so delivered), do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

            5.3.12 ERISA. Neither the REIT nor any ERISA Affiliate thereof (including, for all purposes under this Section 5.3.12, Borrower and each Guarantor Partnership) has incurred any liability, with respect to any Benefit Plan of the REIT or any ERISA Affiliate of the REIT, which would have a Material Adverse Effect on Borrower or the REIT. Neither the REIT nor any ERISA Affiliate thereof has during the past six (6) years maintained or contributed to, or currently maintains or contributes to, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to retirees, the obligations with respect to which would have a Material Adverse Effect on Borrower or the REIT. Neither the REIT nor any ERISA Affiliate thereof is now contributing to, nor has it ever contributed to or been obligated to contribute to, any Multiemployer Plan, and neither the REIT nor any ERISA Affiliate of the REIT has or is likely to incur any withdrawal liability with respect to any Multiemployer Plan which would have a Material Adverse Effect on Borrower or the REIT.

            5.3.13 Solvency. The REIT is and will be Solvent, in each case after giving effect to each disbursement of the Loans, and the payment and accrual of all fees then payable.

            5.3.14 Status as a REIT. The REIT (i) is a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not engaged in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

            5.3.15 Ownership. The REIT does not own or have any interest in any other Person, other than its general partnership interests in Borrower and SWIP.

            5.3.16 NYSE/AMEX Listing. The common stock of the REIT is and will continue to be listed for trading and traded on either the New York Stock Exchange or the American Stock Exchange.


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

                                   ARTICLE VI

                               REPORTING COVENANTS

            Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

        6.1. Financial Statements and Other Financial and Operating Information. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared on a consolidated basis for the REIT from such system and records. Borrower shall deliver or cause to be delivered to Administrative Agent (with copies sufficient for each Lender):

            6.1.1 Annual Operating Reports; Other UPP Reports.

               (a) As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, operating statements, in the form of Exhibit C or other form approved by Administrative Agent, for the Unencumbered Pool Properties (the "Annual Operating Reports"), in form and substance satisfactory to Administrative Agent and certified by the REIT's chief financial officer.

               (b) If requested by Administrative Agent, rent rolls (on Borrower's detailed form of rent roll) for any or all of the Unencumbered Pool Properties, dated within sixty (60) days prior to the date of Administrative Agent's request, in form and substance satisfactory to Administrative Agent and certified by the REIT's chief financial officer.

            6.1.2 Quarterly Financial Statements Certified by CFO. As soon as practicable, and in any event within fifty (50) days after the end of each Fiscal Quarter: (i) consolidated balance sheets, statements of operations and statements of cash flow for the REIT ("Financial Statements"), which may, in the case of the first three Fiscal Quarters, be in the form provided to the Commission on the REIT's Form 10Q, and certified by the REIT's chief financial officer; and (ii) a copy of the Borrower's Form 10Q, in the form provided to the Commission, and certified by the REIT's chief financial officer.

            6.1.3 Annual Financial Statements. Within one hundred (100) days after the close of each Fiscal Year: (i) (A) annual Financial Statements of the REIT, on a consolidated basis (in the form provided to the Commission on the REIT's Form 10K), audited and certified without qualification by the Accountants; and (B) a copy of the Borrower's Form 10K, in the form provided to the Commission, audited and certified without qualification by the Accountants; accompanied by (ii) a statement that, in the course of their audit (conducted in accordance with generally accepted auditing standards), the Accountants obtained no knowledge that an Event of Default or Unmatured Event of Default occurred, and (iii) to the extent customarily provided by the Accountants, a copy of a letter from the Accountants to Borrower acknowledging that (A) Borrower intends to deliver such Financial Statements and auditor's report to Lenders and Designated Bid Lenders, (B) Lenders and Designated Bid Lenders intend to rely thereon, and (C) Borrower intends for Lenders and Designated Bid Lenders to so rely, in substantially the form delivered prior to the Closing Date. To the extent Administrative Agent desires additional details or supporting information with respect to Majority Partnerships, Investment Partnerships or individual Properties owned or leased by Borrower, any Subsidiary of Borrower or any Investment Partnership (other than Unencumbered Pool Properties) not contained in the REIT's or Borrower's Form 10K, Borrower shall provide Administrative Agent with such details or supporting information as Administrative Agent requests which is reasonably available to Borrower. Without limiting the foregoing, within one hundred (100) days after the end of each Fiscal Year, Borrower shall provide to Administrative Agent operating statements and a schedule setting forth the percentage of leasable area leased to tenants in occupancy, with footnotes indicating which leases are in default in rent payments by more than forty-five (45) days (other than technical, nonmaterial disputes concerning percentage rentals due) any other material provisions in respect of which the landlord has issued a notice of default, for each Property owned or leased by Borrower, any Subsidiary of Borrower or any Investment Partnership which is not an Unencumbered Pool Property.

            6.1.4 Officer's Certificate of Borrower. (i) Together with each delivery of any Financial Statement pursuant to Sections 6.1.2 and 6.1.3, (A) an Officer's Certificate of the REIT, stating that the executive officer who is the signatory thereto (which officer shall be the chief executive officer, the chief operating officer or the chief financial officer of the REIT) has reviewed, or caused under his supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower, the REIT and each UPP Subpartnership, during the accounting period covered by such Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto; and (B) a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculation and supporting information) compliance during and at the end of such accounting periods with the covenant contained in
Section 8.5 and each of the financial covenants contained in Article IX.

            6.1.5 Cash Flow Projections. Within one hundred (100) days after the end of each Fiscal Year, projections of Borrower, on a consolidated basis, detailing expected sources and uses of cash for the next Fiscal Year. Borrower shall also provide such additional supporting details as Administrative Agent may reasonably request.

            6.1.6 Unencumbered Pool Certificate. As soon as practicable, and in any event within fifty (50) days after the end of each Fiscal Quarter (and more often if so requested by Administrative Agent), a certificate in substantially the form of Exhibit B, certified as being true and correct by the REIT's chief executive officer, chief operating officer or chief financial officer (the "Unencumbered Pool Certificate"). Each Unencumbered Pool Certificate shall, among other things, confirm that all UPP Eligibility Criteria continue to be satisfied with respect to the Unencumbered Pool Properties and set forth calculations of Loan Availability as of the end of such Fiscal Quarter.

            6.1.7 Knowledge of Event of Default. Promptly upon Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or becoming aware that any Lender (on its own account or in its capacity as administrative agent for its Designated Bid Lender) has given notice or taken any other action with respect to a claimed Event of Default or Unmatured Event of Default or (ii) of any condition or event which has a Material Adverse Effect on Borrower or the REIT, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Lender and the nature of such claimed Event of Default, Unmatured Event of Default, event or condition, and what action Borrower or the REIT has taken, is taking and proposes to take with respect thereto.

            6.1.8 Litigation, Arbitration or Government Investigation. Promptly upon Borrower, any UPP Subpartnership or the REIT obtaining knowledge of the institution of, or written threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower, any UPP Subpartnership or the REIT not previously disclosed in writing by Borrower to Administrative Agent pursuant to this Section 6.1.8, including any eminent domain or other condemnation proceedings affecting any Unencumbered Pool Property.

            6.1.9 ERISA Termination Event. As soon as possible, and in any event within thirty (30) days after Borrower, any UPP Subpartnership or the REIT knows or has reason to know that a Termination Event has occurred that is reasonably likely to cause a material liability to Borrower or the REIT, a written statement of the chief financial officer of the REIT describing such Termination Event and the action, if any, which Borrower, any UPP Subpartnership, the REIT or any ERISA Affiliate of any of them has taken, is taking or proposes to take, with respect thereto, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

            6.1.10 Prohibited ERISA Transaction. As soon as possible, and in any event within thirty (30) days, after Borrower, any UPP Subpartnership, the REIT or any ERISA Affiliate of any of them knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred that is reasonably likely to cause a material liability to Borrower or the REIT, a statement of the chief financial officer of the REIT describing such transaction.

            6.1.11 Benefit Plan Annual Report. Within ten (10) days after Administrative Agent's request thereof (or, if not then readily available to Borrower, as soon thereafter as reasonably practicable), copies of each annual report, including Schedule B thereto, filed with respect to each Benefit Plan of Borrower, any UPP Subpartnership, the REIT or any ERISA Affiliate of any of them with the DOL, the IRS or the PBGC.

            6.1.12 Benefit Plan Funding Waiver Request. Within thirty (30) days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan of Borrower, any UPP Subpartnership, the REIT or any ERISA Affiliate of any of them and all communications received by Borrower, any UPP Subpartnership, the REIT or any ERISA Affiliate of any of them with respect to such request.

            6.1.13 [Intentionally Omitted.]

            6.1.14 Qualification of ERISA Plan. Promptly upon, and in any event within thirty (30) days after, receipt by Borrower, any UPP Subpartnership, the REIT or any ERISA Affiliate of any of them of an unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, a copy of said determination letter, if such disqualification would have a Material Adverse Effect on Borrower, any UPP Subpartnership or the REIT.

            6.1.15 Multiemployer Plan Withdrawal Liability. Promptly upon, and in any event within thirty (30) days after receipt by Borrower, any UPP Subpartnership, the REIT or any ERISA Affiliate of any of them of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, a copy of said notice.

            6.1.16 Failure to Make Section 412 Payment. Promptly upon, and in any event within thirty (30) days after, Borrower, any UPP Subpartnership, the REIT or any ERISA Affiliate of any of them fails to make a required installment under subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure, if such failure could result in either the imposition of a Lien under said Section 412 or otherwise have or could reasonably be anticipated to have a Material Adverse Effect on Borrower, any UPP Subpartnership or the REIT.

            6.1.17 Failure of the REIT to Qualify as Real Estate Investment Trust. Promptly upon, and in any event within forty-eight (48) hours after Borrower first has actual knowledge of (i) the REIT failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereof), (ii) any act by the REIT causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing the REIT to be subject to the taxes imposed by
Section 857(b)(6) of the Internal Revenue Code (or any successor provision thereto), or (iv) the REIT failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code, a notice of any such occurrence or circumstance.

            6.1.18 Asset Acquisitions and Dispositions, Indebtedness, Etc. Without limiting Article VIII or any other restriction in the Loan Documents, concurrent with notice to Borrower's priority mailing list and in all events not later than public disclosure of any material Investments (other than in Cash Equivalents), material acquisitions, dispositions, disposals, divestitures or similar transactions involving Property, the raising of additional equity or the incurring or repayment of material Indebtedness (each a "Material Transaction"), by or with Borrower, any UPP Subpartnership or the REIT, telephonic or facsimile notice thereof to Todd T. Popovich or such other person(s) as Administrative Agent may designate from time to time, and, promptly upon consummation of each Material Transaction, a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance, after giving effect to such proposed transaction(s), with the covenants contained in Sections 8.5, 8.9 and Article IX.

            Notwithstanding the foregoing, in the event that any Material Transaction will increase the value of Borrower's assets (calculated before accumulated depreciation) by thirty-five percent (35%) or more as of the closing of such Material Transaction, Borrower shall, prior to the consummation of such Material Transaction, provide Administrative Agent with written notice thereof and a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance, after giving effect to the proposed Material Transaction, with the covenants contained in Section 8.5 and
Article IX.

            6.1.19 Total Liabilities to Gross Asset Value Ratio. Promptly upon each occasion on which the Total Liabilities to Gross Asset Value Ratio, having been below 0.55:1 for any period of time, first exceeds 0.55:1, notice thereof, and, within fifteen (15) days after the end of each calendar month (commencing with the month during, or as of the end of which, such occasion occurs and continuing to and including the calendar month the end of which is at least thirty (30) days after the Total Liabilities to Gross Asset Value Ratio no longer exceeds 0.55:1), an Officer's Certificate reporting, and certifying as to the accuracy of, the Total Liabilities to Gross Asset Value Ratio as of the last day of such calendar month.

            6.1.20 Other Information. Such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession of the REIT, Borrower or a UPP Subpartnership with respect to (i) the Unencumbered Pool Properties, (ii) any material change in the REIT's investment, finance or operating policies, or (iii) Borrower's, any UPP Subpartnership's or the REIT's business, condition (financial or otherwise), operations, performance, properties or prospects as Administrative Agent may from time to time reasonably request, including, without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), rent rolls, lease expiration reports, leasing status reports, note payable summaries, bullet note summaries, equity funding requirements, contingent liability summaries, line of credit summaries, line of credit collateral summaries, wrap note or note receivable summaries, schedules of outstanding letters of credit, summaries of cash and Cash Equivalents, projections of management and leasing fees and overhead budgets. Provided that Administrative Agent gives Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorizes Administrative Agent to communicate with the Accountants and authorizes the Accountants to disclose to Administrative Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to Borrower's, any UPP Subpartnership's or the REIT's condition (financial or otherwise), operations, properties, performance and prospects. Concurrently therewith, Administrative Agent will notify Borrower of any such communication. At Administrative Agent's request, Borrower shall deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this Section 6.1.20.

            6.1.21 Press Releases; SEC Filings and Financial Statements. Telephonic or telecopy notice to Administrative Agent concurrent with or prior to issuance of any material press release concerning the REIT or Borrower and, as soon as practicable after filing with the Commission, all reports and notices, proxy statements, registration statements and prospectuses of the REIT. All materials sent or made available generally by the REIT to the holders of its publicly-held Securities or to a trustee under any indenture or filed with the Commission, including all periodic reports required to be filed with the Commission, will be delivered to Administrative Agent as soon as available.

            6.1.22 Accountant Reports. Copies of all material reports prepared by the Accountants and submitted to Borrower or the REIT in connection with each annual, interim or special audit or review of the financial statements or practices of Borrower or the REIT, including the management letter submitted by the Accountants in connection with their annual audit.

            6.1.23 Termination or Modification of Earthquake Coverage. Promptly upon, and in any event within thirty (30) days after Borrower first has knowledge of the termination or modification (with respect to the amount of either the coverage provided or the applicable deductible) of the coverage provided by the blanket property insurance rider regarding earthquake insurance for Properties located in "Zone 1" maintained by Borrower as of the date of this Agreement, a notice of such termination or modification.

        6.2. Environmental Notices. Borrower shall notify Administrative Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower's, any UPP Subpartnership's or the REIT's learning thereof, of any: (i) written notice or claim to the effect that Borrower, any UPP Subpartnership or the REIT is or may be liable to any Person as a result of any material Release or threatened Release of any Contaminant into the environment; (ii) with respect to any Unencumbered Pool Property, written notice that Borrower, any UPP Subpartnership or the REIT is subject to investigation by any Governmental Authority evaluating whether any material Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment;
(iii) written notice that any Property is subject to an Environmental Lien; (iv) written notice of violation to Borrower, any UPP Subpartnership or the REIT (or awareness of a condition which could reasonably be expected to result in a notice of violation) of any Environmental Laws by Borrower, any UPP Subpartnership or the REIT, if such violation has a Material Adverse Effect on Borrower or the REIT; (v) commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws with respect to any Unencumbered Pool Property that is reasonably likely to have a material adverse effect on such property; or (vi) written notice from a Governmental Authority of any changes to any existing Environmental Laws that will have a Material Adverse Effect on the operations of Borrower or the REIT. With regard to the matters referred to in clauses (i) through (v) above, the same shall apply in respect of each Unencumbered Pool Property and, in the case of other Property of Borrower, any UPP Subpartnership or the REIT, only if the matter will have a Material Adverse Effect on Borrower or the REIT.

        6.3. Confidentiality. Confidential Information obtained by Administrative Agent, any Lender or any Designated Bid Lender pursuant to this Agreement or in connection with the Committed Facility or the Bid Loan Facility shall not be disseminated by Administrative Agent, Lenders or Designated Bid Lenders, and shall not be disclosed to third parties except to regulators, taxing authorities and other governmental agencies having jurisdiction over Administrative Agent or such Lender or Designated Bid Lender or otherwise in response to Requirements of Law, to their respective auditors and legal counsel and in connection with regulatory, administrative and judicial proceedings as necessary or relevant including enforcement proceedings relating to the Loan Documents, and to any prospective permitted pledgee or assignee of or participant in a Lender's or Designated Bid Lender's interest under this Agreement or any prospective purchaser of the assets or a controlling interest in any Lender or Designated Bid Lender, provided that such prospective assignee, participant or purchaser first agrees to be bound by the provisions of this
Section 6.3. In connection with
disclosures of Confidential Information to any non-governmental third-party, the Lender(s) or Designated Bid Lender(s) from whom the same has been requested shall, to the extent feasible and permitted, give prior notice of such request to Borrower; however, neither Administrative Agent nor any such Lender or Designated Bid Lender shall incur any liability to Borrower for failure to do so. For purposes hereof, "Confidential Information" shall mean all nonpublic information obtained by Administrative Agent, any Lender or any Designated Bid Lender, unless and until such information becomes publicly known, other than as a result of unauthorized disclosure by Administrative Agent, any Lender or any Designated Bid Lender of such information.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

            Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

        7.1. With Respect to Borrower:

            7.1.1 Existence. Borrower shall at all times maintain its existence as a limited partnership and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises does not have a Material Adverse Effect on Borrower.

            7.1.2 Qualification. Borrower shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on Borrower.

            7.1.3 Compliance with Laws, Etc. Borrower shall (i) comply with all Requirements of Law, and all restrictive covenants affecting Borrower or the properties, performance, prospects, assets or operations of Borrower, and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on Borrower.

            7.1.4 Payment of Taxes and Claims. Borrower shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on Borrower, and (ii) except to the extent being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, to the extent required by GAAP, all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to Borrower, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of Borrower's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto.

            7.1.5 Maintenance of Properties; Insurance. Borrower shall maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its Properties and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower shall maintain commercially reasonable and appropriate amounts of fire and extended coverage and liability insurance, which insurance shall include in any event:

               (a) with respect to each Property: (i) property and casualty insurance (including coverage for flood and water damage for any Property located within a 100-year flood plain) in an amount not less than the replacement costs of the improvements thereon, and (ii) loss of rental insurance income in an amount not less than one year's gross revenues of such Property; and

               (b) comprehensive general liability insurance in an amount not less than $20,000,000 per occurrence.

At the request of Administrative Agent, Borrower shall provide, as to each Unencumbered Pool Property evidence of insurance, including certificates of insurance and binders.

            7.1.6 Inspection of Property; Books and Records; Discussions. Borrower shall permit, and shall cause the REIT and each UPP Subpartnership to permit, any authorized representative(s) designated by any Lender (for its own account or on behalf of, and as administrative agent for, its Designated Bid Lender) to visit and inspect any of its properties, to inspect financial and accounting records and leases, and to make copies and take extracts therefrom, all upon reasonable notice and at such times during normal business hours and as often as any Lender (for its own account or on behalf of, and as administrative agent for, its Designated Bid Lender) may reasonably request. In connection therewith, Borrower shall pay all expenses of the types described in Section
12.1. Borrower will keep proper books of record and account in which entries, in conformity with GAAP and as otherwise required by this Agreement and applicable Requirements of Law, shall be made of all dealings and transactions in relation to its businesses and activities and as otherwise required under Section 6.1.

            7.1.7 Maintenance of Permits, Etc. Borrower will maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect on Borrower; and notify Administrative Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

            7.1.8 Conduct of Business. Except for Permitted Investments pursuant to Section 9.9 (including, subject to the limitations of Section 9.9, Investments in UPP Subpartnerships), Investments in cash and Cash Equivalents, and Investments in Permitted UPP Secured Debt, Borrower shall limit its principal business to the ownership, operation and development of industrial, warehouse, office or research and development properties of the general type owned by Borrower as of the Closing Date in California, Washington, Oregon, Idaho and Nevada, and any other business activities of Borrower will remain incidental thereto.

            7.1.9 Use of Proceeds. Borrower shall use the proceeds of the Loans only for pre-development costs, development costs, acquisitions, capital expenditures, working capital and general corporate purposes, equity Investments and repayment of Indebtedness (including Indebtedness under the 1997 Credit Agreement), including required interest and/or principal payments thereon.

        7.2. With Respect to UPP Subpartnerships:

            7.2.1 Existence. Borrower will cause each UPP Subpartnership at all times to maintain its existence as a Partnership and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises would not have a Material Adverse Effect on Borrower. Borrower will cause each UPP Subpartnership to be owned and continue to be owned, directly or indirectly, only by Borrower and the REIT and one or more transferor(s) of property to such UPP Subpartnership, as hereinabove more specifically referred to.

            7.2.2 Qualification. Borrower will cause each UPP Subpartnership to qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on Borrower.

            7.2.3 Compliance with Laws, Etc. Borrower will cause each UPP Subpartnership to (i) comply with all Requirements of Law, and all restrictive covenants affecting such UPP Subpartnership or the properties, performance, prospects, assets or operations of such UPP Subpartnership, and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on Borrower.

            7.2.4 Payment of Taxes and Claims. Borrower will cause each UPP Subpartnership shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on Borrower, and (ii) except to the extent being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, to the extent required by GAAP, all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to such UPP Subpartnership, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of such UPP Subpartnership's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto.

            7.2.5 Maintenance of Permits, Etc. Borrower will cause each UPP Subpartnership to maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing will not have a Material Adverse Effect on Borrower; and Borrower shall notify Administrative Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

            7.2.6 Conduct of Business. Each UPP Subpartnership shall continue to be a Partnership with its sole business being owning, operating and developing the Unencumbered Pool Property(ies) owned by it.

        7.3. With Respect to the REIT:

            7.3.1 Corporate Existence. The REIT shall at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises will not have a Material Adverse Effect on the REIT.

            7.3.2 Qualification, Name. The REIT shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on the REIT.

            7.3.3 Securities Law Compliance. The REIT shall comply in all material respects with all rules and regulations of the Commission and file all reports required by the Commission relating to the REIT's publicly-held Securities.

            7.3.4 Continued Status as a REIT; Prohibited Transactions. The REIT
(i) will continue to be a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) will continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Internal Revenue Code.

            7.3.5 NYSE/AMEX Listed Company. The common stock of the REIT shall at all times be listed for trading and be traded on the New York Stock Exchange or the American Stock Exchange.

            7.3.6 Compliance with Laws, Etc. The REIT shall (i) comply with all Requirements of Law and restrictive covenants affecting the REIT and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on the REIT.

            7.3.7 Payment of Taxes and Claims. The REIT shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on the REIT, and (ii) except to the extent being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, to the extent required by GAAP, all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to the REIT, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of the REIT's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

            Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

        8.1. With Respect to all Parties: Neither Borrower, the REIT nor any UPP Subpartnership shall:

            8.1.1 Liens. (i) Directly or indirectly create, incur, assume or permit to exist any Lien, except for Permitted Liens, on or with respect to all or any portion of (A) any Unencumbered Pool Property or (B) any interest of Borrower (direct or indirect) in any Person that owns any Unencumbered Pool Property; (ii) directly or indirectly create, assume or permit to exist any Lien on Permitted UPP Secured Debt; or (iii) directly or indirectly create, assume or permit to exist any Negative Pledge on (A) any

Unencumbered Pool Property (other than an Unencumbered Pool Property owned by a Guarantor Subpartnership), or (B) any interest of Borrower (direct or indirect) in any Person that owns any Unencumbered Pool Property.

            8.1.2 Transfers of Unencumbered Pool Property. Transfer, directly or indirectly, all or any interest in (i) any Unencumbered Pool Property except (A) upon the effectiveness of a Termination of Designation in accordance with
Section 3.2, or (B) to Borrower or to a UPP Subpartnership (provided that Borrower shall not transfer any Unencumbered Pool Property to (1) a UPP Subpartnership unless, upon giving effect to such transfer, the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships (whether or not such UPP Subpartnerships are Guarantor Subpartnerships) will not exceed fifteen percent (15%) of the Unencumbered Pool Value, or (2) a UPP Partnership that is not a Guarantor Subpartnership unless, upon giving effect to such transfer, the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships that are not Guarantor Subpartnerships will not exceed five percent (5%) of the Unencumbered Pool Value), or (ii) Permitted UPP Secured Debt.

            8.1.3 Restrictions on Fundamental Changes.

               (a) Enter into any merger or consolidation unless (A) if Borrower or the REIT is involved, (1) the Borrower or REIT, as the case may be, is the surviving entity, and (2) as of the closing of such merger or consolidation, Borrower would be in compliance with each of the covenants contained in Article 9, in each case, determined as of the end of the most recently concluded fiscal quarter and as if such merger or consolidation had occurred on the last day of such fiscal quarter, or
        (B) if one or more UPP Subpartnerships (but not Borrower or the REIT) is involved, a UPP Subpartnership is the surviving entity; or

               (b) in the case of Borrower or the REIT, liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or

               (c) Except for Permitted Investments, engage in any line of business other than as permitted under Section 7.1.8.

            8.1.4 ERISA. Permit any ERISA Affiliates to do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect on Borrower or the REIT:

               (a) Engage, or knowingly permit an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of the ERISA or
        Section 4975 of the Internal Revenue Code which is not exempt under
        Section 407 or 408 of

        ERISA or Section 4975(d) of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

               (b) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue
        Code), whether or not waived;

               (c) Fail, or permit an ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT;

               (d) Terminate, or permit an ERISA Affiliate of Borrower or the REIT to terminate, any Benefit Plan which would result in any liability of Borrower or the REIT, or an ERISA Affiliate of either of them, under Title IV of ERISA; or

               (e) Fail, or permit any ERISA Affiliate to fail, to pay any required installment under Section 412(m) of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT.

        8.2. Amendment of Constituent Documents. Except (i) for any such amendment that is required (A) under any Requirement of Law imposed by any Governmental Authority or (B) in order to maintain compliance with Section 7.3.4, or (ii) with the prior written consent of Majority Lenders: (1) neither Borrower nor any UPP Subpartnership shall amend its or SWIP's Partnership Agreement (including, without limitation, as to the admission of any new partner, directly or indirectly), and (2) the REIT shall not amend its articles of incorporation or by-laws; in any such case, in any manner that would have a material adverse effect on the ability of such Person to perform its obligations under the Loan Documents.

        8.3. Disposal of UPP Subpartnership Interests. Neither Borrower nor the REIT will directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership (or other ownership) interests in SWIP or in any UPP Subpartnership at any time when any Property owned by such UPP Subpartnership is an Unencumbered Pool Property.

        8.4. Margin Regulations. No portion of the proceeds of any Loans shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation U or X or any other regulation of the Federal Reserve

Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the applicable Funding Date.

        8.5. Change in Control. Borrower shall not permit the occurrence of any Change in Control.

        8.6. Organization of Borrower, Etc. Borrower shall remain a California limited partnership with the REIT as its sole general partner. At no time shall Borrower be taxed as an association under the Internal Revenue Code.

        8.7. With Respect to each UPP Subpartnership:

            8.7.1 No UPP Subpartnership shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except the Obligations, Permitted UPP Secured Debt and trade debt incurred in the ordinary course of business.

            8.7.2 No UPP Subpartnership shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property or assets, except Permitted Liens and Liens, in favor of Borrower, securing Permitted UPP Secured Debt.

            8.7.3 No UPP Subpartnership shall engage in any line of business other than owning and operating one or more Unencumbered Pool Properties.

            8.7.4 There shall be no change in the ownership interests of any UPP Subpartnership, other than transfers from one or more limited partners to Borrower or the REIT or to another limited partner of such UPP Subpartnership. There shall be no admission of partners to any UPP Subpartnership after the date it becomes a UPP Subpartnership.

        8.8. With Respect to the REIT:

            8.8.1 The REIT shall not own any material assets or engage in any line of business other than owning partnership interests in Borrower and SWIP.

            8.8.2 The REIT shall not directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except the Obligations and other Borrower Debt.

            8.8.3 The REIT shall not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property or assets other than Permitted Liens.

            8.8.4 The REIT shall at no time (i) cease to be a listed company on either the New York Stock Exchange or the American Stock Exchange, or (ii) cease to be a qualified real estate investment trust in the manner referred to in
Section 5.3.14.

            8.8.5 The REIT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower or SWIP.

        8.9. With Respect to Non-Guarantor Subsidiaries.

            The Gross Asset Value attributable to the Subsidiaries of Borrower which are not Guarantors shall at no time exceed fifteen percent (15%) of total Gross Asset Value. As necessary in order to assure continuous compliance with the foregoing covenant, Borrower shall from time to time cause one or more of such Subsidiaries to become a Guarantor hereunder.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

            Borrower covenants and agrees that, on and after the date of this Agreement and until payment in full of all the Obligations, the expiration of all Commitments and the termination of this Agreement:

        9.1. Minimum Net Worth. Borrower will maintain a Net Worth of not less than One Billion Eight Hundred Fifty-Four Million Two Hundred Twenty-Two Thousand Dollars ($1,854,222,000) (a) plus ninety percent (90%) of Net Offering Proceeds received by Borrower after the Closing Date, and (b) minus the aggregate cost of repurchasing stock or limited partnership interests from the holder of any such equity interests in the REIT or Borrower; provided, however, that the repurchase of such stock or limited partnership interests shall only be permitted if (i) without limiting the general applicability of Section 9.8.4, Borrower is in compliance with this Section 9.1 prior to such repurchase, and
(ii) after giving effect to such repurchase, Borrower's Net Worth shall equal or exceed $1,500,000,000 plus the amount referred to in clause (a) above.

        9.2. Total Liabilities to Gross Asset Value Ratio. The ratio of Total Liabilities of Borrower and its Subsidiaries (determined without duplication) to Gross Asset Value (the "Total Liabilities to Gross Asset Value Ratio") shall not exceed 0.55:1 other than during a "Permitted Excess Period", as defined herein. Under no circumstances shall the Total Liabilities to Gross Asset Value Ratio at any time exceed 0.60:1.

            For purposes of this Section 9.2, "Permitted Excess Period" means either a "90 Day Excess Period" or a "180 Day Excess Period" (as such terms are defined in subsections (a) and (b) below), during which period the Total Liabilities to Gross Asset Value Ratio is greater than 0.55:1 (but less than or equal to 0.60:1) (an "Excess Period").

               (a) A "90 Day Excess Period" is an Excess Period that (i) does not exceed ninety (90) consecutive days, (ii) is followed immediately by a period of at least thirty (30) days in which the Total Liabilities to Gross Asset Value Ratio is less than or equal to 0.55:1, and (iii) occurs, in whole or in part, no more than twice in any consecutive twelve month period.

               (b) A "180 Day Excess Period" is an Excess Period that (i) exceeds ninety days but does not exceed one hundred eighty (180) days, and (ii) is both preceded immediately by, and is followed immediately by, a period of at least one hundred eighty (180) days in which the Total Liabilities to Gross Asset Value Ratio is less than or equal to 0.55:1.

        9.3. Secured Debt to Gross Asset Value Ratio. The ratio of Secured Borrower Debt to Gross Asset Value shall not exceed, at any time, 0.30:1.

        9.4. EBIDA to Interest Expense Ratio. The ratio of EBIDA to Interest Expense shall not be less than 2.0:1.

        9.5. EBIDA to Fixed Charges. The ratio of EBIDA to Fixed Charges shall not be less than 1.50:1.

        9.6. Unencumbered NOI to Unsecured Interest Expense Ratio. The ratio of Unencumbered NOI to Unsecured Interest Expense shall not be less than 1.75:1.

        9.7. Unencumbered Pool Property Covenants. Borrower shall comply at all times with the following additional covenants:

            9.7.1 (a) the aggregate Individual UPP Values of all Special UPPs of types other than the Approved Property Types will not exceed ten percent (10%) of the Unencumbered Pool Value, (b) no Special UPP of a type other than the Approved Property Types will have an Individual UPP Value in excess of five percent (5%) of the Unencumbered Pool Value, (c) the aggregate Individual UPP Values of all Special UPPs located outside the Approved Markets will not exceed ten percent (10%) of the Unencumbered Pool Value, (d) the Aggregate Occupancy Rate will not be less than ninety percent (90%), (e) the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships (whether or not such UPP Subpartnerships are Guarantor Subpartnerships) will not exceed fifteen percent (15%) of the Unencumbered Pool Value, (f) the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships that are not Guarantor Subpartnerships will not exceed five percent (5%) of the Unencumbered Pool Value, and (g) the aggregate Individual UPP Values of ground leased Unencumbered Pool Properties

(other than the initial Ground Leases (or Affiliate ground leases approved pursuant to Section 3.1.2(a), clause (y))) will not exceed seven and one-half percent (7.5%) of the Unencumbered Pool Value; provided that the limitations referred to in clauses (a), (b), (c) and (g) shall be increased by the Individual UPP Value of any Unencumbered Pool Property specially approved by Administrative Agent and the Majority Lenders, by way of exception to the otherwise applicable value limitation, in accordance with Section 3.1.2(a).

            9.7.2 If at any time Borrower fails at any time to be in compliance with one or more of the covenants set forth in Section 9.7.1, Borrower shall have a period of forty (40) days following such failure to comply to cure the non-compliance by either, as applicable, designating additional Properties as Unencumbered Pool Properties in accordance with Section 3.1.2, or terminating the designation of certain Properties as Unencumbered Pool Properties in accordance with Section 3.2 (such Properties being the "Proposed Properties"). No breach of the covenants in Section 9.7.1 shall exist unless (a) such designation or termination has not become effective with respect to the Proposed Properties by the fortieth (40th) day after Borrower's failure to comply with such covenants, or (b) such failure to comply is not otherwise cured by the fortieth (40th) day after Borrower's failure to comply.

        9.8. Distributions.

            9.8.1 For purposes of this Section 9.8, the term "distributions" shall mean and include all dividends and other distributions to, and the repurchase of stock or limited partnership interests from, the holder of any equity interests in Borrower or the REIT.

            9.8.2 Subject to Section 9.8.4, and except as expressly permitted in
Section 9.8.3, aggregate distributions to shareholders of the REIT and all limited partners of Borrower (except as expressly excluded in the definition of Funds From Operations) shall not exceed the sum of:

               (a) the greater of (i) ninety-five percent (95%) of Funds From Operations for the four (4) preceding Fiscal Quarters, or (ii) such greater amount, but not in excess of one hundred percent (100%) of Funds From Operations for any four (4) consecutive Fiscal Quarters, as Borrower may be required to distribute to its shareholders in order to maintain compliance with Section 7.3.4; plus

               (b) the amount of any previously undistributed capital gains of Borrower.

            9.8.3 Subject to Sections 9.8.4 and 9.8.2, the REIT may from time to time repurchase shares of its publicly traded stock, and Borrower may from time to time repurchase limited partnership interests in Borrower.

            9.8.4 No distributions shall be made during the continuance of any Event of Default arising out of Borrower's failure to pay any of the Obligations when due (a "Monetary Default"). Aggregate distributions during the continuance of any Event of Default other than a Monetary Default shall not exceed the lesser of (i) the aggregate amount permitted to be made during the continuance thereof under Section 9.8.2(a), and (ii) the minimum amount that the REIT must distribute to its shareholders in order to maintain compliance with Section 7.3.4; and no distributions shall be made in respect of capital gains or pursuant to Section 9.8.3 during such continuance.

        9.9. Permitted Investments. Notwithstanding the limitations set forth in
Section 7.1.8, Borrower may make the following Permitted Investments, so long as
(i) the aggregate amount of all Permitted Investments (excluding Investments in Permitted UPP Secured Debt) does not exceed, at any time, twenty-five percent (25%) of Gross Asset Value, and (ii) the aggregate amount of each of the following categories of Permitted Investments does not exceed the specified percentage of Gross Asset Value, in each case as of the date made:

                                                              Maximum
                                                            Percentage of
  Permitted Investment                                    Gross Asset Value
  --------------------                                    -----------------
          Land:                                                  7.5%
          Securities and Third Party Partner Debt:               7.5%
          Investment Mortgages:                                  12.5%
          Partnerships:                                           20%

          provided that (i) the aggregate Investment in Partnerships other than Majority Partnerships whose properties are consistent with the type and location of properties held by Borrower at the Closing Date shall not exceed ten percent (10%) of Gross Asset Value; (ii) the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships (whether or not such UPP Subpartnerships are Guarantor Subpartnerships) shall not exceed fifteen percent (15%) of the Unencumbered Pool Value; and (iii) the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships that are not Guarantor Subpartnerships shall not exceed five percent (5%) of the Unencumbered Pool Value.

For purposes of calculating compliance with the foregoing: (1) the amount of each Investment will be deemed to be the original Acquisition Price thereof; (2) in the case of each Investment in Land, Investment Mortgages and Partnerships, the nature of the underlying real property asset and the conduct of business in respect thereof shall in all respects comply with the limitations set forth in Section 7.1.8; and (3) "Partnerships" shall not include the thirteen (13) Partnerships referred to on page 80 of Borrower's Prospectus dated November 11, 1993 (which Partnerships own fifteen (15) Properties in the State of Washington), so long as such Partnerships do not acquire additional Properties and Borrower's direct or indirect interest therein is not reduced.

        9.10. Construction in Process. The aggregate costs of Construction in Process shall not exceed fifteen percent (15%) of Gross Asset Value (for purposes of determining the foregoing percentage, Gross Asset Value shall be increased by the aggregate costs of Construction in Process). For purposes of this Section 9.10, "Construction in Process" shall include each improvement on real property owned or leased by Borrower as to which any of the following is true:

               (a) a certificate of occupancy (or its equivalent) has not been issued with respect to such improvement;

               (b) in the case of a multi-tenant improvement, less than eighty-five percent (85%) of the net rentable square footage of such improvement is occupied by tenants under fully executed leases who have commenced paying rent under such leases; or

               (c) in the case of a single-tenant improvement, such tenant is not in occupancy under a fully executed lease and paying rent thereunder.

For purposes of this Section 9.10, "costs of Construction in Process" to complete a particular improvement shall be based on proforma budgeted costs prepared in good faith by Borrower.

        9.11. Value of Unconsolidated Affiliates and Non-Wholly Owned Subsidiaries.

The aggregate Gross Asset Value attributable to Unconsolidated Affiliates and non-wholly owned consolidated Subsidiaries of Borrower shall not exceed twenty percent (20%) of total Gross Asset Value. For purposes of this Section 9.11, non-wholly owned Subsidiaries shall not include Subsidiaries which are wholly-owned by Borrower, the REIT or any of their wholly-owned Subsidiaries.

        9.12. Calculation. Each of the foregoing ratios and financial requirements, other than under Section 9.2, shall be calculated as of the last day of each Fiscal Quarter, but shall be satisfied at all times. The Total Liabilities to Gross Asset Value Ratio shall be satisfied at all times, but shall be reported (i) unless the Total Liabilities to Gross Asset Value Ratio, as of the last day of any calendar month, exceeds 0.55:1, on a quarterly basis, and (ii) if at any time the Total Liabilities to Gross Asset Value Ratio exceeds 0.55:1, on a monthly basis thereafter until monthly reporting is no longer required under

Section 6.1.19. For purposes of determining compliance with Sections 9.4, 9.5 and 9.6, the period covered thereby shall be the immediately preceding Fiscal Quarter.

                                    ARTICLE X

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

        10.1. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

            10.1.1 Failure to Make Payments When Due. Borrower shall fail to pay
(i) any amount due on the Termination Date, (ii) any principal when due, or
(iii) any interest on any Loan, or any fee or other amount payable under any Loan Documents, within five (5) days after the same becomes due (and, for purposes of this Section 10.1.1, amounts stated to be payable "immediately" or "upon demand" are due upon demand).

            10.1.2 Distributions. Borrower or the REIT shall breach any covenant set forth in Section 7.3.4 or 9.8.

            10.1.3 Breach of Financial Covenants. (i) Borrower shall fail to satisfy any financial covenant set forth in Article IX (other than the requirements in Section 9.2, 9.4, 9.5, 9.6 and 9.8) and such failure shall continue for sixty (60) days; or (ii) Borrower shall fail to satisfy any financial covenant set forth in Section 9.4, 9.5 or 9.6 as of the last day of any Fiscal Quarter and as of the last day of each of the next two calendar months (determined, in each of the latter cases, on the basis of the three-month period ended as of such date); or (iii) Borrower shall fail to satisfy the financial covenant set forth in Section 9.2 at any time.

            10.1.4 Other Defaults. Borrower, the REIT or any Guarantor Subpartnership shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower, the REIT or any Guarantor Subpartnership under this Agreement or under any of the other Loan Documents (other than as described in any other provision of this Section 10.1), and with respect to agreements, covenants or obligations for which no time period for performance is otherwise provided, such failure shall continue for fifteen (15) days after Borrower, the REIT or any Guarantor Subpartnership knew of such failure (or such lesser period of time as is mandated by applicable Requirements of Law); provided, however, if such failure is not capable of cure within such fifteen (15) day period, then if Borrower promptly undertakes action to cure such failure and thereafter diligently prosecutes such cure to completion within forty-five (45) days after Borrower, the REIT or any Guarantor Subpartnership knew of such failure (or within such longer period of time as the Requisite Lenders may approve, in their sole discretion), then Borrower shall not be in default hereunder; and provided further that if the Aggregate Occupancy Rate falls below ninety percent (90%) and the proviso to Section 9.7 applies, Borrower shall have no further opportunity to cure any resulting breach of that Section prior to the occurrence of an Event of Default, and such resulting breach shall constitute an Event of Default.

            10.1.5 Breach of Representation or Warranty. Any representation or warranty made or deemed made by Borrower, the REIT or any Guarantor Subpartnership to Administrative Agent or any Lender or Designated Bid Lender herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by Borrower pursuant to any of the Loan Documents (including, without limitation, any UPP Eligibility Certification) shall be false or misleading in any material respect on the date as of which made.

            10.1.6 Default as to Other Indebtedness. (i) Borrower, the REIT, any Guarantor Subpartnership or any Majority Partnership shall have (A) failed to pay when due (beyond any applicable grace period), any amount in respect of any Indebtedness of such party other than the Obligations if the aggregate amount of such other Indebtedness is Ten Million Dollars ($10,000,000) or more; or (B) otherwise defaulted (beyond any applicable grace period) under any Indebtedness of such party other than the Obligations if (1) the aggregate amount of such other Indebtedness is Ten Million Dollars ($10,000,000) or more, and (2) the holder of such Indebtedness has accelerated such Indebtedness; or (ii) any such other Indebtedness shall have otherwise become payable, or be required to be purchased or redeemed, prior to its scheduled maturity; or (iii) the holder(s) of any Lien, in any amount, commence foreclosure of such Lien upon any Property having an aggregate value in excess of Ten Million Dollars ($10,000,000); provided, however, that the foregoing $10,000,000 limitation shall be increased to Twenty Million Dollars ($20,000,000) in the case of Nonrecourse Indebtedness, so long as such default under or foreclosure on such Nonrecourse Indebtedness shall not give rise to an Event of Default under Section 10.1.14.

            10.1.7 Involuntary Bankruptcy; Appointment of Receiver, etc.

               (a) At any time, an involuntary case or cases shall have been commenced against (i) the REIT, (ii) Borrower, or (iii) any one or more UPP Subpartnerships or other Subsidiaries of Borrower contributing, in the aggregate, ten percent (10%) or more of Borrower's Gross Asset Value at the time such case is commenced (collectively, regardless of the number of such Persons, a "Material Subsidiary"), and shall continue undismissed for a period of sixty (60) consecutive days after commencement of the case(s), or a court having jurisdiction shall enter a decree or order for relief in respect of Borrower, the REIT or any Material Subsidiary in an involuntary case(s), under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law with respect to Borrower, the REIT or any Material Subsidiary; or

               (b) A decree or order of a court (or courts) having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the REIT, Borrower or any Material Subsidiary, or over all or a substantial part of the property of any such Person, shall be entered; or an interim receiver, trustee or other custodian of any such Person or of all or a substantial part of the property of any such Person, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any such Person, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

            10.1.8 Voluntary Bankruptcy; Appointment of Receiver, Etc. The REIT, Borrower or any Material Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the general partner (or Person(s) serving in a similar capacity) or Board of Directors (or any committee thereof) of Borrower, the REIT or any Material Subsidiary adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

            10.1.9 Judgments and Attachments. (i) Any money judgment (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of Ten Million Dollars ($10,000,000) shall be entered or filed against the REIT, Borrower or any Majority Subsidiary or the assets of any such Person, and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against any such Person in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and the payment of such judgment or order would have a Material Adverse Effect on Borrower or the REIT.

            10.1.10 Dissolution. Any order, judgment or decree shall be entered against the REIT, Borrower or any Material Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or the REIT or Borrower shall otherwise dissolve or cease to exist.

            10.1.11 Validity of Loan Documents; Subordination of Obligations. If for any reason (i) any Loan Document shall cease to be in full force and effect, or (ii) any Obligation shall be subordinated in right of payment to any other liability of Borrower, and, in either such case, such condition or event shall continue for fifteen (15) days after Borrower, the REIT or any Guarantor Subpartnership knew of such condition or event.

            10.1.12 ERISA Liabilities. Any Termination Event occurs which will or is reasonably likely to subject Borrower or the REIT, or any ERISA Affiliate of either of them, to a liability which will have a Material Adverse Effect on Borrower or the REIT, or the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the business hardship upon which the Section 412(d) waiver was based would have a Material Adverse Effect on Borrower or the REIT.

            10.1.13 Change in Control. There shall occur any Change in Control.

            10.1.14 Solvency; Environmental Liabilities; Material Adverse Change. (i) Borrower or the REIT shall cease to be Solvent; or (ii) Borrower, the REIT or any UPP Subpartnership becomes subject to any Liabilities and Costs, which would have a Material Adverse Effect on Borrower or the REIT, arising out of or related to (A) the Release or threatened Release at any Property of any Contaminant into the environment, or any Remedial Action in response thereto, or
(B) otherwise any violation of any Environmental Laws; or (iii) there shall have occurred any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Borrower or the REIT.

            10.1.15 Breach of Guaranty. The REIT shall fail to duly and punctually perform or observe any agreement, covenant or obligation under its Guaranty, or any Guarantor Subpartnership shall fail to duly and punctually perform or observe any agreement, covenant or obligation under its Guaranty.

            An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 12.4.

        10.2. Rights and Remedies.

            10.2.1 Acceleration, Etc. Upon the occurrence of any Event of Default described in the foregoing Section 10.1.7 or 10.1.8 with respect to the REIT, Borrower or any UPP Subpartnership, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligations of Lenders and (with respect to Bid Loans) Designated Bid Lenders to make any Loans hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Administrative Agent shall, at the request, or may, with the consent of the Requisite Lenders, by written notice to Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of Lenders and (with respect to Bid Loans) Designated Bid Lenders to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of, any and all accrued and unpaid interest on the Loans and all of the other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower. Without limiting Administrative Agent's authority hereunder, on or after the Termination Date, Administrative Agent shall, at the request, or may, with the consent, of the Requisite Lenders exercise any or all rights and remedies under the Loan Documents or applicable law. Upon the occurrence of and during the continuance of an Event of Default, Administrative Agent shall be entitled to request and receive, by or through Borrower or appropriate legal process, any and all information concerning the REIT, Borrower, any UPP Subpartnership or any property of any of them, which is reasonably available to or obtainable by Borrower.

            10.2.2 Waiver of Demand. Except to the extent otherwise expressly provided herein, demand, presentment, protest and notice of nonpayment are hereby waived by Borrower. Borrower also waives, to the extent permitted by law, the benefit of all exemption laws.

            10.2.3 Waivers, Amendments and Remedies. No delay or omission of Administrative Agent, Lenders or Designated Bid Lenders to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in a writing signed by Administrative Agent after obtaining written approval thereof or the signature thereon of those Lenders (in their own capacities and, to the extent that the consent of Designated Bid Lenders may be required, as administrative agents for their respective Designated Bid Lenders) required to approve such waiver, amendment or other variation, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Administrative Agent, Lenders and Designated Bid Lenders until the Obligations have been paid in full, the Commitments have expired or terminated and this Agreement has been terminated.

        10.3. Rescission. If at any time after acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Unmatured Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.4, then by written notice to Borrower, the Requisite Lenders may elect, in their sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Unmatured Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind Lenders and Designated Bid Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require Lenders or Designated Bid Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE XI

                                AGENCY PROVISIONS

        11.1. Appointment.

            11.1.1 Each Lender hereby (i) designates and appoints Wells Fargo as Administrative Agent of such Lender under this Agreement and the Loan Documents,
(ii) for itself and on behalf of and as administrative agent for its Designated Bid Lender (if any), authorizes and directs Administrative Agent to enter into the Loan Documents other than this Agreement for the benefit of Lenders and Designated Bid Lenders, and (iii) for itself and on behalf of and as administrative agent for its Designated Bid Lender (if any), authorizes Administrative Agent to take such action on its behalf and on behalf of its Designated Bid Lender under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in Sections 11.10.1, 11.10.2 and 11.10.3. Administrative Agent agrees to act as such on the express conditions contained in this Article XI.

            11.1.2 The provisions of this Article XI are solely for the benefit of Administrative Agent, Lenders and Designated Bid Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Sections 11.3, 11.9 and 11.12), provided, however, that the foregoing shall in no way limit Borrower's obligations under this Article XI. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as Administrative

Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person.

        11.2. Nature of Duties. Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Administrative Agent shall be administrative in nature. Subject to the provisions of Sections 11.5 and 11.7, Administrative Agent shall administer the Loans in the same manner as it administers its own loans. Promptly following the effectiveness of this Agreement, Administrative Agent shall send to each Lender its originally executed Loan Note and the executed original, to the extent the same are available in sufficient numbers, of each other Loan Document other than the Loan Notes in favor of other Lenders and filed or recorded security document or instruments, with the latter to be held and retained by Administrative Agent for the benefit of all Lenders and Designated Bid Lenders. Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender or Designated Bid Lender. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Administrative Agent any obligation in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender and Designated Bid Lender shall make its own independent investigation of the financial condition and affairs of the REIT, Borrower, each UPP Subpartnership and each Unencumbered Pool Property in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the REIT, Borrower and each Guarantor Subpartnership, and, except as specifically provided herein, Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or Designated Bid Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

        11.3. Loan Disbursements.

            11.3.1 Promptly following receipt of a Notice of Borrowing, Administrative Agent shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Borrowing and the Funding Date. Administrative Agent shall notify each Lender having an offer to make a Bid Loan accepted (in whole or in part) of the amount of the Bid Loan(s) to be made by it (or its Designated Bid Lender) on a particular Funding Date in accordance with Section 2.1.3(f). (a) Each Lender shall make available to Administrative Agent (or the funding bank or entity designated by Administrative Agent) (i) in the case of a Borrowing consisting of Committed Loans, the amount of such Lender's Pro Rata Share of such Borrowing, or (ii) in the case of a Borrowing consisting of one or more Bid Loans, the amount of the Bid Loans to be made by such Lender in connection therewith; and (b) each Designated

Bid Lender electing to fund one or more Bid Loans that would otherwise have been made by its Designating Lender with respect to an accepted Competitive Bid (or, if such Designated Bid Lender fails to do so, its Designating Lender) shall make the aggregate amount of such Bid Loan(s) available to Administrative Agent (or the funding bank or entity designated by Administrative Agent); in each case, in immediately available funds not later than the times designated in Section
11.3.2. Unless Administrative Agent shall have been notified by any Lender prior to such time for funding in respect of any Borrowing that (1) such Lender does not intend to make available to Administrative Agent such Lender's Pro Rata Share of such Borrowing, or (2) in the case of a Bid Loan, neither such Lender nor its Designated Bid Lender intends to make available to Administrative Agent the amount of such Lender's Bid Loan(s), as the case may be, Administrative Agent may assume that such Lender (or, if applicable, its Designated Bid Lender) has made such amount available to Administrative Agent. In any case where, for any reason, neither a Lender nor (if applicable) its Designated Bid Lender makes available to Administrative Agent the amount so required to be made available by such Lender or its Designated Bid Lender, Administrative Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such amount; provided, however, that Administrative Agent shall first have obtained Borrower's concurrence in such funding by Administrative Agent if the same is to be made later than the Funding Date for the subject Borrowing. If the amount so funded by Administrative Agent is not in fact made available to Administrative Agent by the responsible Lender or its Designated Bid Lender, then Borrower agrees to repay to Administrative Agent such amount, together with interest thereon at the Base Rate for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, not later than three (3) Business Days following Administrative Agent's demand to Borrower that such repayment be made. In addition, such Lender agrees to pay to Administrative Agent forthwith on demand such corresponding amount, together with interest thereon at the Federal Funds Rate. If such Lender shall pay to Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing (or such Lender's Bid Loan(s), as the case may be), and if both such Lender and Borrower shall have paid and repaid, respectively, such corresponding amount, Administrative Agent shall promptly return to Borrower such corresponding amount in same day funds; interest paid by Borrower in respect of such corresponding amount shall be prorated, as of the date of payment thereof by such Lender to Administrative Agent. In the event that Administrative Agent shall not have funded any amount to be funded by a Lender or its Designated Bid Lender under this Section 11.3.1, then Borrower shall not be obligated to accept a late funding of such Lender's Pro Rata Share or Bid Loan(s), as the case may be, if such funding is made more than two (2) Business Days following the applicable Funding Date. If Borrower declines to accept such delinquent funding, Administrative Agent shall promptly return to such Lender the amount of such funding. Nothing in this Section 11.3.1 shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non Pro Rata Loan.

            11.3.2 Requests by Administrative Agent for funding by Lenders or Designated Bid Lenders of Loans will be made by telecopy. Each Lender shall make the amount it is required to fund in respect of any Loan, and each Designated Bid Lender shall make the amount of any Bid Loan that it elects to fund, available to Administrative Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California (or to such bank and account in such other place) as Administrative Agent may designate, not later than 10:00 a.m. (San Francisco time) on the Funding Date designated in the Notice of Borrowing or Competitive Bid with respect to such Loan, but, in the case of a Committed Loan, in no event earlier than two (2) Business Days following Lender's receipt of the applicable Notice of Borrowing. If any Bid Loan is funded by a Designated Bid Lender, its Designating Lender shall provide Administrative Agent with notice to that effect on the relevant Funding Date.

            11.3.3 If (a) as of 10:00 a.m. (San Francisco time) on the third
(3rd) Business Day after the Swing Line Lender has funded any Swing Line Borrowing (the date such Swing Line Borrowing was funded, the "Swing Line Funding Date"), Borrower has neither (i) repaid such Swing Line Borrowing in full, nor (ii) notified the Swing Line Lender in writing that Borrower intends to repay such Swing Line Borrowing in full on the next Business Day, nor (iii) timely delivered a Notice of Borrowing requesting a proposed Funding Date, no later than the fourth (4th) Business Day after such Swing Line Funding Date, with respect to a Committed Loan in a principal amount sufficient to repay such Swing Line Borrowing in full; or (b) as of 11:00 a.m. on the fourth (4th) Business Day after such Swing Line Funding Date, (i) Borrower has not repaid such Swing Line Borrowing in full, or (ii) the conditions precedent to any requested Committed Loan the proceeds of which were to have been used (in whole or in part) to repay such Swing Line Borrowing have not been satisfied; or (c) if, at any time prior to the repayment of any Swing Line Borrowing, an Event of Default shall have occurred or the Loans shall be accelerated, or the Termination Date shall occur, for any reason whatsoever: (x) the Swing Line Lender shall promptly (or, if an Event of Default has occurred but the Loans have not been accelerated and the Termination Date has not occurred, may) notify each Lender by telephone (confirmed promptly by telex, facsimile transmission or cable), telex, facsimile transmission, or cable of the amount of such Swing Line Borrowing; and (y) each Lender shall (subject to the limitation that no Lender shall be required to fund any Committed Loan that would cause its Committed Loans to exceed such Lender's Commitment), (i) in a case described in clause (a) of this Section 11.3.3, before 10:00 a.m. (San Francisco time) on the next Business Day, or (ii) in a case described in clause (b) or clause (c) of this
Section 11.3.3, before 12:00 noon (San Francisco time) on the date of such notice, pay to the Swing Line Lender, to such bank and account in El Segundo, California (or to such bank and account in such other place) as the Swing Line Lender may designate, in immediately available funds, such Lender's Pro Rata Share of the principal amount of such Swing Line Borrowing. Upon such funding, each Lender shall be deemed to have acquired from the Swing Line Lender (and the Swing Line Lender shall be deemed to have assigned to each such Lender) a percentage interest in such Swing Line Borrowing equal to such Lender's Pro Rata Share, and, for purposes of determining the availability of Swing Line Borrowings or Committed Loans, such Swing Line Borrowing shall be deemed a Committed Loan (and no longer a Swing Line Borrowing); provided that the obligations of the Lenders under this Section 11.3.3 shall not be subject to the notice or amount requirements, or to satisfaction of conditions precedent, otherwise applicable to the making of Revolving Loans. Each Lender's obligation to fund, and to purchase from the Swing Line Lender, its Pro Rata Share of a Swing Line Borrowing pursuant to this Section 11.3.3 shall be absolute and unconditional under any and all circumstances (including, without limitation, irrespective of any intervening bankruptcy of the Borrower or acceleration of the Loans). It is not the parties' intent that the obligations of the Lenders under this Section 11.3.3 constitute guaranties or obligations of suretyship. If and to the extent, however, that the obligations of any Lender under this
Section 11.3.3 are determined to be those of a guarantor or surety, such Lender, with full knowledge of the consequences thereof, hereby expressly waives the benefit of each and every right or defense of a guarantor or surety the effect of which would relieve such Lender of all or any portion of its obligations under this Section 11.3.3. In the event that any Lender fails to pay to the Swing Line Lender when due any amount it is required to fund under this Section 11.3.3, such Lender agrees to pay to the Swing Line Lender, on demand, the amount such Lender has failed to so pay, together with interest thereon for each day from the date on which such payment was due until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. The foregoing shall in no way affect Borrower's obligation to repay such Swing Line Borrowing in accordance with the provisions of the Loan Documents.

            11.3.4 Nothing in this Section 11.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Loans, or to make any Bid Loan, on any Funding Date, nor, except to the extent expressly provided (a) in Section 11.3.1 with respect to the obligation of any Designating Bank to fund Bid Loans that are not funded by its Designated Bid Lender or (b) in Section 11.12.3(b), shall any Lender or Designated Bid Lender be responsible for the failure of any other Lender or Designated Bid Lender to perform its obligations to make any Loan hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender or Designated Bid Lender to perform its obligation to make a Loan.

        11.4. Distribution and Apportionment of Payments.

            11.4.1 Subject to Section 11.4.2, payments actually received by Administrative Agent for the account of Lenders and Designated Bid Lenders shall be paid to Lenders (for their own accounts and, in their capacities as administrative agents for their respective Designated Bid Lenders, for the accounts of such Designated Bid Lenders) promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days, provided that Administrative Agent shall pay to Lenders (for their own accounts and, in their capacities as administrative agents for their respective Designated Bid Lenders, for the accounts of such Designated Bid Lenders) interest thereon, at the lesser of (i) Federal Funds Rate and (ii) the rate of interest applicable to such Loans, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders (for their own accounts and, in their capacities as administrative agents for their respective Designated Bid Lenders, for the accounts of such Designated Bid Lenders). Subject to Section 11.4.2, (x) all payments of principal and interest in respect of outstanding Committed Loans, all payments of the fees described in this Agreement, and all payments in respect of any other Obligations relating to the Committed Facility, shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein; and (y) all payments of principal, interest or any other amount in respect of any Bid Loan shall be paid to the Lender to whom, or whose Designated Bid Lender to whom, such amount is due (for such Lenders' own accounts and, in their capacities as administrative agents for their respective Designated Bid Lenders, for the accounts of such Designated Bid Lenders), or otherwise as provided herein. Administrative Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption, or at such other address as a Lender may request in writing, such funds as it or its Designated Bid Lender may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender or Designated Bid Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or all Lenders and Designated Bid Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders and Designated Bid Lenders as among themselves and may at any time or from time to time be changed by Lenders and Designated Bid Lenders as they may elect, in writing in accordance with Section 12.4, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Administrative Agent for the account of Lenders or Designated Bid Lenders shall not constitute property or assets of Administrative Agent and shall be held by Administrative Agent, solely in its capacity as Administrative Agent for itself and the other Lenders, subject to the Loan Documents.

            11.4.2 Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender (or, in the case of a Defaulting Lender that is a Designated Bid Lender, its Designating Lender) has funded (i) its Pro Rata Share of a Committed Loan or its Bid Loan (in either such case, that was, until such payment, a Non Pro Rata Loan) or all other Lenders and Designated Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Loan, such Defaulting Lender's right to receive principal in respect of any

Loan owing to such Defaulting Lender hereunder (but not such Lender's or Designated Bid Lender's right to receive payment of any other Obligation due to
it) shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non Pro Rata Loans in which the Defaulting Lender has not funded the full amount it was required to have funded with respect thereto (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the principal of Obligations owing to the Defaulting Lender pursuant to the terms hereof (i) if due with respect to the Committed Loans, shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment), until all Senior Loans constituting Committed Loans have been paid in full, and (ii) if due with respect to any Bid Loan, shall be distributed by Administrative Agent to the other Lenders who have (or whose Designated Bid Lenders have) Bid Loans then due and payable (for such Lenders' own accounts and, in their capacities as administrative agents for their respective Designated Bid Lenders, for the accounts of such Designated Bid Lenders), in accordance with their respective pro rata shares (based on the ratio of the aggregate amount due each such other Lender or Designated Bid Lender to the aggregate amount then due and payable to all Lenders and Designated Bid Lenders, but calculated for purposes hereof to exclude amounts due to the Defaulting Lender with respect to the Bid Loans), until all Senior Loans constituting Bid Loans then due and payable have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders and Designated Bid Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Requisite Lenders, the Majority Lenders or all Lenders and Designated Bid Lenders. In addition, until any Lender's or Designated Bid Lender's failure to reimburse Administrative Agent for any Liabilities and Costs as herein provided has been cured (which, in the case of any failure to pay by a Designated Bid Lender, may be cured by its Designating Bank), Administrative Agent shall be entitled to (1) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (2) (A) if such Defaulting Lender is a Lender, bring an action or suit against such Defaulting Lender, or (B) if such Defaulting Lender is a Designated Bid Lender, bring an action or suit against such Defaulting Lender's Designating Lender (or, subject to the provisions of Section 11.12.3(e), such Defaulting Lender) in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender (and, in the case of a Defaulting Lender that is a Designated Bid Lender, its Designating Bank) shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless


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

from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

        11.5. Rights, Exculpation, Etc. Neither Administrative Agent, any Affiliate of Administrative Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender or Designated Bid Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Administrative Agent shall be liable for its gross negligence or willful misconduct, or willful misconduct in the performance of its express obligations hereunder. Administrative Agent shall not be responsible to any Lender or Designated Bid Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the REIT, Borrower, any UPP Subpartnership or any of their Affiliates. Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the REIT, Borrower, any UPP Subpartnership or any of their Affiliates, or the existence or possible existence of any Unmatured Event of Default or Event of Default.

        11.6. Reliance. Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

        11.7. Indemnification. To the extent that Administrative Agent is not reimbursed and indemnified by Borrower, Lenders will reimburse, within ten (10) Business Days after notice from Administrative Agent, and indemnify and defend Administrative Agent for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Administrative Agent or under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Administrative Agent's gross negligence or willful misconduct or in respect of normal administrative costs and expenses incurred by Administrative Agent (prior to any Event of Default or any Unmatured Event of Default) in connection with its performance of administrative duties under this Agreement and the other Loan Documents. The obligations of Lenders under this
Section 11.7 shall survive the
payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Administrative Agent to Lenders or Designated Bid Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Administrative Agent any amount found to have been wrongfully paid to Administrative Agent or disbursed by Administrative Agent to Lenders or Designated Bid Lenders, then Lenders and Designated Bid Lenders, in proportion to their respective allocable shares of such distribution, shall reimburse Administrative Agent for all such amounts; provided, however, that the foregoing provisions shall not prohibit any Designating Lender from agreeing with its Designated Bid Lender that, as between such Designating Lender and Designated Bid Lender, such Designating Lender shall be responsible for any reimbursement due to Administrative Agent hereunder by its Designated Bid Lender, and such Designated Bid Lender's obligations under this Section 11.7 shall be discharged to the extent that its Designating Lender so reimburses Administrative Agent.

        11.8. Administrative Agent Individually. With respect to its Pro Rata Share of the Commitments hereunder and the Loans made by it, Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Majority Lenders", or "Requisite Lenders", or any similar terms, may include Administrative Agent in its individual capacity as a Lender or one of the Requisite Lenders, but neither "Majority Lenders" nor "Requisite Lenders" shall include Administrative Agent solely in its capacity as Administrative Agent and neither such term shall necessarily include Administrative Agent in its capacity as a Lender. Administrative Agent and any Lender or Designated Bid Lender, and any Affiliate of any of the foregoing, may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates as if it were not acting as Administrative Agent or Lender pursuant hereto.

        11.9. Successor Administrative Agent; Resignation of Administrative Agent; Removal of Administrative Agent.

            11.9.1 Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Lenders and Borrower, and shall automatically cease to be Administrative Agent hereunder in the event a petition in bankruptcy shall be filed by or against Administrative Agent or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Administrative Agent or Administrative Agent's interests under the Loan Documents. Further, the Requisite Lenders may remove Administrative Agent at any time, for good cause, by giving at least thirty (30) Business Days' prior written notice to Administrative Agent, Borrower and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to Section 11.9.2 or 11.9.3; immediately following the effectiveness of such appointment, Borrower shall pay to the retiring or removed Administrative Agent any accrued and unpaid agency fee, or Administrative Agent shall refund to Borrower any prepaid agency fee, in each case prorated to the effective date of such appointment of a successor Administrative Agent.

            11.9.2 Upon any such notice of resignation by or removal of Administrative Agent, the Requisite Lenders shall appoint a successor Administrative Agent with the consent of Borrower, which consent shall not be unreasonably withheld or delayed and which consent shall not be required if there shall then exist any Event of Default. Any successor Administrative Agent must be a Lender (i) the senior debt obligations of which (or such Lender's parent's senior unsecured debt obligations) are rated not less than BBB (or its equivalent) by one of the Rating Agencies, by Moody's Investors Service, or by Duff & Phelps Credit Rating Co., and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000). Such successor Administrative Agent shall separately confirm in writing with Borrower the fee to be paid to such Administrative Agent pursuant to Section 2.5.2.

            11.9.3 If a successor Administrative Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring or removed Administrative Agent, with (unless an Event of Default has occurred and is continuing) the consent of Borrower (which may not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall meet the requirements described in Section 11.9.2 and who shall serve as Administrative Agent until such time, if any, as the Requisite Lenders, with the consent of Borrower (unless an Event of Default has occurred and is continuing), appoint a successor Administrative Agent as provided above.

            11.9.4 Each successor Administrative Agent appointed pursuant to this Section 11.9 shall concurrently assume the rights and obligations of the Swing Line Lender under this Agreement (including the Swing Line Lender's commitment to fund Swing Line Borrowings and its interest in outstanding advances under the Swing Line). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Swing Line Lender, and the retiring Administrative Agent and Swing Line Lender shall be discharged from its duties and obligations under this Agreement. Notwithstanding any provision of Section 11.12 to the contrary, the commitment of the Swing Line Lender to fund Swing Line Borrowings and the Swing Line Lender's interest in outstanding Swing Line Borrowings may not be assigned to any Person other than a Person who concurrently becomes both a successor Administrative Agent pursuant to this Section 11.9 and the Swing Line Lender.

       11.10. Consent and Approvals.


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

            11.10.1 Each of the following shall require the approval or consent of the Majority Lenders:

               (a) Approval of a new rating agency in place of S&P or Fitch, or Moody's if previously designated by Borrower (per the definition of "Rating Agency");

               (b) Approval of any new Unencumbered Pool Property that does not meet the UPP Eligibility Criteria (Section 3.1.3);

               (c) Approval of any amendment of organizational documents that would have a material adverse effect on the ability of Borrower or the REIT to perform their obligations under the Loan Documents (Section 8.2); and

               (d) Approval of any new UPP Subpartnership (per the definition of that term).

            11.10.2 Each of the following shall require the approval or consent of the Requisite Lenders:

               (a) Acceleration following an Event of Default (Section 10.2.1) or rescission of such acceleration (Section 10.3);

               (b) Approval of the exercise of rights and remedies under the Loan Documents following an Event of Default (Section 10.2.1);

               (c) Removal of Administrative Agent and appointment of a successor (Section 11.9);

               (d) Approval of certain changes in GAAP affecting calculation of financial covenants (Section 12.3); and

               (e) Except as referred to in Section 11.10.3, approval of any amendment, modification or termination of this Agreement or any other Loan Document, or waiver of any provision herein or therein (Section 12.4).

            11.10.3 Approval of each amendment, modification or waiver specifically enumerated in Section 12.4.1, shall require the consent of all Lenders.

            11.10.4 In addition to the required consents or approvals referred to in Section 11.10.1 or 11.10.2, Administrative Agent may at any time request instructions from the Requisite Lenders or the Majority Lenders, as the case may be, with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Administrative Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders or the Majority Lenders, as applicable. Without limiting the foregoing, no Lender or Designated Bid Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders or, where applicable, the Majority Lenders or all Lenders. Administrative Agent shall promptly notify each Lender at any time that the Majority Lenders or the Requisite Lenders, as the case may be, have instructed Administrative Agent to act or refrain from acting pursuant hereto.

            11.10.5 Each Lender and Designated Bid Lender agrees that any action taken by Administrative Agent at the direction or with the consent of the Majority Lenders or the Requisite Lenders in accordance with the provisions of this Agreement or any Loan Document, and the exercise by Administrative Agent at the direction or with the consent of the Majority Lenders or the Requisite Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders and Designated Bid Lenders, except for actions specifically requiring the approval of a greater number of Lenders or of Lenders holding a greater aggregate interest in the Commitments or the outstanding Loans, as the case may be. All communications from Administrative Agent to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender (in its own capacity and, if such Lender is a Designating Lender, in its capacity as administrative agent for its Designated Bid Lender), (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply (on its own behalf and on behalf of and as administrative agent for its Designated Bid Lender, if any) promptly, but in any event within ten (10) Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to Administrative Agent that it (or, if applicable, its Designated Bid Lender) objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender or its Designated Bid Lender, as the case may be, shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring


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

the approval of the Majority Lenders, the Requisite Lenders or all Lenders, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Administrative Agent or such other course of action recommended by the Requisite Lenders or the Majority Lenders, as applicable, and each non-responding Lender, and its Designated Bid Lender, if any, shall be deemed to have concurred with such recommended course of action.

            11.10.6 Nothing contained in this Article XI, or in any other provision of the Loan Documents, is intended to confer upon any Designated Bid Lender the right to approve or consent to any matter other than a matter on which Designated Bid Lenders are entitled to vote as described in Section 11.12.3.

        11.11. Agency Provisions Relating to Certain Enforcement Actions. Should Administrative Agent (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any of the Loan Documents, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers, court costs and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders and Designated Bid Lenders in accordance with their respective pro rata shares (determined on the basis of its outstanding Bid Loans and on its Pro Rata Share of all outstanding Committed Loans) of all Loans outstanding as of the date the Termination Date has occurred and all outstanding Loans become, or are declared to be, due and payable in accordance with the Loan Documents (subject to the provisions of Section 11.13); provided, however, that the foregoing provisions shall not prohibit any Designating Lender from agreeing with its Designated Bid Lender that, as between such Designating Lender and Designated Bid Lender, such Designating Lender shall bear any losses otherwise allocable to its Designated Bid Lender, and such Designating Lender shall be permitted to pay over to its Designated Bid Lender any amount to which such Designating Lender would be entitled hereunder.

        11.12. Assignments and Participations.

            11.12.1 Subject to Section 2.9, after first obtaining the approval of Administrative Agent and (unless any Unmatured Event of Default or Event of Default has occurred and is continuing) Borrower, which approvals will not be unreasonably withheld, each Lender may assign, to one or more Eligible Assignees, all or a portion of its rights and obligations under this Agreement (including without limitation all or a


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

portion of its Commitment and the Committed Loans owing to it) and other Loan Documents other than with respect to outstanding Bid Loans made by such Lender; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and other Loan Documents (excluding any rights or obligations with respect to outstanding Bid Loans), and the assignment shall cover the same percentage of such Lender's Commitment and Committed Loans, (ii) unless Administrative Agent and (unless an Unmatured Event of Default or Event of Default has occurred and is continuing) Borrower otherwise consent, the aggregate amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than Fifteen Million Dollars ($15,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000), unless such assignment is an assignment of the assigning Lender's entire remaining Commitment, (iii) at all times prior to its resignation or replacement, Administrative Agent's Commitment shall be equal to or exceed the Commitment of each other Lender, (iv) the parties to each such assignment shall execute and deliver to Administrative Agent, for its approval and acceptance (and, unless an Unmatured Event of Default or Event of Default has occurred and is continuing, for acknowledgement by Borrower), an Assignment and Assumption, and (v) Administrative Agent shall receive from the assignor or assignee a processing fee of Three Thousand Dollars ($3,000). Unless Administrative Agent or Borrower gives written notice to the assigning Lender that it objects to the proposed assignment (together with a written explanation of the reasons behind such objection) within ten (10) Business Days following receipt of the assigning Lender's written request for approval of the proposed assignment, Administrative Agent or Borrower, as the case may be, shall be deemed to have approved such assignment. Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption, (X) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to (and assumed by) it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder, and (Y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it (and assumed by its assignee) pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

            11.12.2 By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the REIT, Borrower or any UPP Subpartnership or the performance or observance by the REIT, Borrower or any Guarantor Subpartnership of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Article V or delivered pursuant to Article VI to the date of such assignment and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            11.12.3

               (a) Any Lender may at any time, with the prior written consent of Borrower and Administrative Agent, which consent shall not be unreasonably withheld, designate one Designated Bid Lender to fund Bid Loans on behalf of such Designating Lender subject to the terms of this
        Section 11.12.3, and the provisions of Sections 11.12.1 and 11.12.2 shall not apply to such designation, except that no Designating Lender shall enter into any agreement under which its Designated Bid Lender has rights to approve any amendment, consent or waiver with respect to any Loan Document, except to the extent such amendment, consent or waiver would amend any right of Designated Bid Lenders or would (i) increase the amount of the Bid Loan Facility at any time while any Bid Loan made by such Designated Bid Lender is outstanding, (ii) extend the maturity date of any Bid Loan made by such Designated Bid Lender, or (iii) decrease the interest rate applicable to any Bid Loan made by such Designated Bid Lender. No Lender may designate more than one Designated Bid Lender at any one time, and, following the termination of a designation with respect to one Designated Bid Lender, no new Designated Bid Lender may be designated until all outstanding Bid Loans made by the prior Designated Bid Lender have been paid in full. The parties to each such designation shall execute and deliver to Borrower and Administrative Agent for their acceptance a Designation Agreement, and, upon Administrative Agent's receipt of (A) an appropriately completed Designation Agreement (1) executed by a Designating Lender and a designee representing that it is a Designated Bid Lender and (2) accepted by Borrower, and (B) a processing fee in the amount of One Thousand Five Hundred Dollars ($1,500), Administrative Agent shall accept such Designation Agreement and register such Designated Bid Lender as a Designated Bid Lender, and give prompt notice thereof to Borrower, whereupon: from and after the effective date specified in the Designation Agreement, the Designated Bid Lender shall become a party to this Agreement, as a Designated Bid Lender, with (X) a right to make Bid Loans on behalf of its Designating Lender pursuant to Section 2.1.1(b)(iii) with respect to any Competitive Bid of such Designating Lender that is accepted in whole or in part by Borrower, and (Y) the other rights, and the obligations, provided herein and therein, subject to the limitation, however, that, notwithstanding the assumption by a Designated Bid Lender of certain of the obligations of its Designating Lender (but without limiting the Designating Lender's obligations under the following paragraph (b)), no Designated Bid Lender shall be required to make payments with respect to any of its obligations under this Agreement or any other Loan Document except to the extent of excess cash flow of such Designated Bid Lender (i.e., cash that is not otherwise required to repay obligations of such Designated Bid Lender that are then due and payable).

               (b) Notwithstanding any other provision of this Agreement or any other Loan Document: regardless of any designation of a Designated Bid Lender hereunder, the Designating Lender making such designation (i) shall be and remain obligated to Borrower, Administrative Agent and each of the other Lenders and other Designated Bid Lenders for each and every one of the obligations of the Designating Lender and its Designated Bid Lender with respect to this Agreement or any other Loan Document (including, without limitation, any indemnification obligations and any other obligation to pay any amount otherwise payable to Borrower by the Designated Bid Lender); and (ii) shall indemnify, defend and hold Administrative Agent, Borrower, each Lender and each Designated Bid Lender harmless from and against any and all losses, costs, expenses (including reasonable attorneys' fees and the cost of any services of in-house counsel) and liabilities incurred by any such Person in connection with or arising from (A)(1) the non-performance by such Designating Lender's Designated Bid Lender of any obligation assumed by the Designated Bid Lender under its Designation Agreement, (2) any other act or omission of the Designated Bid Lender committed in violation of the provisions of any Loan Document, or (3) the failure of any representation or warranty made by such Designating Lender's Designated Bid Lender for the benefit of Administrative Agent, Borrower, any other Lender or any other Designated Bid Lender to be true and correct in all material respects, or (B) such Designating Lender's nonperformance of any obligation owed to its Designated Bid Lender under the Designation Agreement or any other agreement between such Designating Lender and its Designated Bid Lender with respect to the transactions contemplated hereby.

               (c) Notwithstanding any designation hereunder, Borrower and Administrative Agent shall continue to deal solely and directly with the Designating Lender in connection with the Loans (including any Bid Loans made by such Designating Lender's Designated Bid Lender) and the Loan Documents. Each Designating Lender shall serve as the administrative agent of its Designated Bid Lender and shall on behalf of the Designated Bid Lender: (i) receive any and all payments made for the benefit of the Designated Bid Lender (and Borrower's and Administrative Agent's obligation to make any payment to the Designated Bid Lender shall be satisfied upon payment of such amount to its Designating Lender for the benefit of such Designated Bid Lender, without any duty to see to the application thereof by such Designating Lender), and (ii) give and receive all communications and notices and take all actions under any Loan Document, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents; and any notice or other communication so delivered to a Designating Lender shall be deemed validly delivered to its Designated Bid Lender, without any duty on the part of Borrower or Administrative Agent to verify whether such notice or other communication is actually delivered by such Designating Lender to its Designated Bid Lender. Administrative Agent shall have no responsibility for, and shall not incur liability to any Designated Bid Lender arising out of, the disposition by such Designated Bid Lender's Designating Lender of any funds or notice or other communication delivered to such Designating Lender for the account of such Designated Bid Lender in accordance herewith. Any notice, communication, vote, approval, waiver, consent or amendment of or with respect to any Loan Document that is delivered or executed on behalf of any Designated Bid Lender shall be signed by its Designating Lender as administrative agent for the Designated Bid Lender (whether or not noted as such thereon), and need not be signed by the Designated Bid Lender on its own behalf. Borrower, Administrative Agent, Lenders and the other Designated Bid Lenders may rely thereon without any requirement that the Designated Bid Lender sign or acknowledge the same. No Designated Bid Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Documents, other than (X) an assignment to the Designating Lender which originally designated such Designated Bid Lender, or (Y) in accordance with the provisions of Section 11.12.6 or Section 11.12.8.

               (d) A Designated Bid Lender shall not have any right to the payment of any amount under the Loan Documents other than with respect to (i) principal of and interest (including, to the extent, interest at the Default Rate) on Bid Loans made by such Designated Bid Lender, (ii) the indemnity obligations of Borrower under Section 12.2, and (iii) compensatory amounts payable by Borrower pursuant to Section 2.4.8(c) in respect of Bid Loans made by such Designated Bid Lender that are paid prior to the last day of the Bid Loan Interest Period applicable thereto; and all other amounts payable by Borrower hereunder or under any other Loan Document shall be determined as if such Designated Bid Lender's Designating Lender had not made such designation.

               (e) Each of Borrower, Lenders, Designated Bid Lenders and Administrative Agent hereby agrees that it will not institute against any Designated Bid Lender, or join with any other Person in instituting against any Designated Bid Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, at any time prior to the date that is one year and one day after payment in full of the latest maturing commercial paper note issued by such Designated Bid Lender.

            11.12.4 Administrative Agent shall maintain, at its address referred to on the counterpart signature pages hereof, a copy of each Assignment and Assumption and Designation Agreement delivered to and accepted by it and shall record in the Loan Account the names and addresses of (i) each Lender and the Commitment of, and principal amount of the Loans owing to, such Lender from time to time and (ii) each Designated Bid Lender and the principal amount of the Bid Loans owing to such Designated Bid Lender from time to time. Borrower, Administrative Agent, Lenders and Designated Bid Lenders may treat each Person whose name is recorded in the Loan Account as a Lender or Designated Bid Lender, as the case may be, as such hereunder for all purposes of this Agreement.

            11.12.5

               (a) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, Administrative Agent shall, if such Assignment and Assumption has been properly completed and is in substantially the form of Exhibit A, (i) accept such Assignment and Assumption and (unless an Unmatured Event of Default or Event of Default has occurred and is continuing) obtain the acknowledgment of Borrower,
        (ii) record the information contained therein in the Loan Account, and
        (iii) give prompt notice thereof to Borrower. Upon request, Borrower will execute and deliver to Administrative Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Commitment and Loans) reflecting such assignee's (and assignor's) Pro Rata Share(s) of the Committed Facility, as well as any then outstanding Bid Loans made by the assigning Lender and any Bid Loans made in the future, by the assigning Lender or its assignee, respectively; and Administrative Agent shall promptly send each such replacement note to the relevant payee. Upon execution and delivery of such replacement promissory notes the original promissory note or notes evidencing all or a portion of the Commitments and Loans being assigned shall be cancelled and returned to Borrower.

               (b) Upon its receipt of a Designation Agreement executed by a Designating Lender and its Designated Bid Lender and accepted by Borrower, Administrative Agent shall, if such Designation Agreement has been properly completed and is in substantially the form of Exhibit K,
        (i) accept such Designation Agreement, (ii) record the information contained therein in the Loan Account, and (iii) give prompt notice thereof to Borrower.

            11.12.6 Each Lender and Designated Bid Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment (if applicable) and the Loans, including Bid Loans, owing to it) and other Loan Documents; provided, however, that (subject to the provisions of Section 11.12.3 with respect to dealings between Administrative Agent and Lenders and any Designated Bid Lender): (i) such Lender's or Designated Bid Lender's obligations under this Agreement (including without limitation, in the case of a Lender, its Commitment to Borrower hereunder) shall remain unchanged; (ii) (A) such Lender or (B) in the case of a participation by a Designated Bid Lender, such Designated Bid Lender and its Designating Lender, shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) Borrower, Administrative Agent and the other Lenders and Designated Bid Lenders shall continue to deal solely and directly with such Lender or Designated Bid Lender in connection with such Lender's or Designated Bid Lender's rights and obligations under this Agreement (including with respect to any matters on which such participant may be entitled to vote in accordance with this Section 11.12.6, and with regard to any and all payments to be made under this Agreement; (iv) the governing participation agreement shall not entitle the holder of any such participation to vote with respect to any matter under this Agreement or any other Loan Document except for
(A) in the case of a participation by a Lender that includes an interest in such Lender's Commitment, (1) increases in the Committed Facility or the Bid Loan Facility, (2) extensions of the Termination Date or of the maturity date of any Bid Loan in which such participant holds an interest, and (3) decreases in the interest rates described in this Agreement; and (B) in the case of a participation that is limited to an interest in one or more Bid Loans, (1) increases in the amount of the Bid Loan Facility at any time while any Bid Loan in which such participant has an interest is outstanding, (2) extensions of the maturity date of any Bid Loan in which such participant holds an interest, and
(3) decreases in the interest rate applicable to any Bid Loan in which such participant has an interest.

            11.12.7 Borrower will use reasonable efforts to cooperate with Administrative Agent, Lenders and Designated Bid Lenders in connection with the assignment of interests under this Agreement, the designation of Designated Bid Lenders


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

or the sale of participations herein; provided, however, that Borrower shall have no obligation to pay the processing fees due Administrative Agent in respect of any assignment or designation.

            11.12.8 Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 11.12, (i) any Lender or Designated Bid Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank, and (ii) any Designated Bid Lender may at any time and from time to time pledge its interest in Borrower's obligations under the Loan Documents in respect of any Bid Loan in favor of any Liquidity Provider qualifying as such with respect to the Bid Loan so pledged; provided, in any such case, that no such pledge or assignment shall release such Lender or Designated Bid Lender (or its Designating Bank), as the case may be, from its obligations thereunder. To facilitate any such pledge or assignment to a Federal Reserve Bank, Administrative Agent shall, at the request of such Lender or Designated Bid Lender, enter into a letter agreement with the Federal Reserve Bank in substantially the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No. 10.

            11.12.9 Anything in this Agreement to the contrary notwithstanding, any Lender may assign all or any portion of its rights and obligations under this Agreement (including, without limitation, with respect to outstanding Bid Loans, but only if such assignee is also being assigned, or has previously been assigned, all or some portion of such Lender's Commitment), to another branch or Affiliate of such Lender without first obtaining the approval of Administrative Agent and Borrower, provided that (i) at the time of such assignment such Lender is not a Defaulting Lender, (ii) such Lender gives Administrative Agent and Borrower at least fifteen (15) days' prior written notice of any such assignment, (iii) the parties to each such assignment execute and deliver to Administrative Agent an Assignment and Assumption (modified as necessary to reflect any assignment of an interest in Bid Loans), and (iv) Administrative Agent receives from assignor a processing fee of Three Thousand Dollars ($3,000).

       11.13. Ratable Sharing. Subject to Sections 11.3 and 11.4, Lenders and Designated Bid Lenders agree among themselves that (a) (i) unless the Termination Date has occurred and all outstanding Loans have become, or have been declared, due and payable in full: with respect to all amounts received by them (whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations) which are applicable to the payment of the principal, interest, fees or any other amount payable under the Loan Documents, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their pro rata shares of the amount to be so applied, based, in each case, on the ratio of (A) the principal, interest, fees or other amount then due and payable to each Lender or

Designated Bid Lender, to (B) the aggregate amount then due and payable to all of Lenders and Designated Bid Lenders in respect of principal, interest, fees or such other amount, as the case may be (and, for purposes of the allocation of payments of principal in respect of the Committed Loans, a portion of such payment equal to each Lender's Pro Rata Share thereof shall be deemed to be due and payable to such Lender as of the date of any such payment); and (ii) if the Termination Date has occurred and all outstanding Loans have become, or have been declared, due and payable in full: with respect to all amounts received by them (whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations) which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their pro rata shares of the amount to be so applied, based, in each case, on the ratio of the aggregate principal amount of all outstanding Loans owed to each Lender or Designated Bid Lender to the aggregate principal amount of all of the outstanding Loans; and (b) if any of them shall, by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its share of the payments on account of the Obligations (determined in accordance with the preceding clause (a)), the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with the preceding clause (a); provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender or Designated Bid Lender so purchasing a participation from another Lender or Designated Bid Lender pursuant to this Section 11.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender or Designated Bid Lender were the direct creditor of Borrower in the amount of such participation.

        11.14. Delivery of Documents. Administrative Agent shall as soon as reasonably practicable distribute to each Lender (for itself or for transmittal to its Designated Bid Lender, as applicable) at such Lender's primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i) all documents to which such Lender or its Designated Bid Lender is a party or of which such Lender or its Designated Bid Lender is a beneficiary set forth in Section 4.1, (ii) all documents of which Administrative Agent receives copies from Borrower pursuant to Sections 6.1 and 12.6, (iii) all other documents or information which Administrative Agent is required to send to Lenders and Designated Bid Lenders pursuant to the terms of this Agreement, (iv) other information or documents received by

Administrative Agent at the request of any Lender (on its own behalf or on behalf of, and as administrative agent for, its Designated Bid Lender), and (v) all notices received by Administrative Agent pursuant to Section 6.2. In addition, within fifteen (15) Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower, the REIT or any UPP Subpartnership or Majority Partnership, Administrative Agent shall deliver such written information or documents to such requesting Lender if Administrative Agent has possession of such written information or documents in its capacity as Administrative Agent or as a Lender.

        11.15. Notice of Events of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Administrative Agent has received notice in writing from a Lender or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of an Unmatured Event of Default or Event of Default. Should Administrative Agent receive such notice of the occurrence of an Unmatured Event of Default or Event of Default, or should Administrative Agent send Borrower a notice of Unmatured Event of Default or Event of Default, Administrative Agent shall promptly give notice thereof to each Lender.

                                   ARTICLE XII

                                  MISCELLANEOUS

        12.1. Expenses.

            12.1.1 Generally. Borrower agrees upon demand to pay, or reimburse Administrative Agent for, all of Administrative Agent's reasonable external audit, legal, appraisal, valuation and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Administrative Agent's internal appraisers, environmental advisors or legal counsel) incurred by Administrative Agent at any time (whether prior to, on or after the date of this Agreement) in connection with (i) its own audit and investigation of Borrower and the Unencumbered Pool Properties; (ii) the negotiation, preparation and execution of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) and the other Loan Documents and the making of the Loans; (iii) the review and, if applicable, acceptance of additional Unencumbered Pool Properties, including reasonable attorneys' fees and costs incurred in connection therewith; (iv) administration of this Agreement, the other Loan Documents and the Loans, including, without limitation, consultation with attorneys in connection therewith; and (v) the protection, collection or enforcement of any of the Obligations.

            12.1.2 After Event of Default. Borrower further agrees to pay, or reimburse Administrative Agent and Lenders, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Administrative Agent or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower, the REIT or any UPP Subpartnership and related to or arising out of the transactions contemplated hereby; or (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise).

        12.2. Indemnity. Borrower further agrees to defend, protect, indemnify and hold harmless Administrative Agent, each and all of Lenders and Designated Bid Lenders, each of their respective Affiliates and participants and each of the respective officers, directors, employees, agents, attorneys and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article IV) of each of the foregoing (collectively called the "Indemnitees") from and against any and all Liabilities and Costs imposed on, incurred by, or asserted against such Indemnitees (whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or in equity, and based upon contract or otherwise, including any Liabilities and Costs arising as a result of a "prohibited transaction" under ERISA to the extent arising from or in connection with the past, present or future operations of the REIT, Borrower or any UPP Subpartnership or their respective predecessors in interest) in any manner relating to or arising out of this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of and participation in the Loans and the management of the Loans, or the use or intended use of the proceeds of the Loans (collectively, the "Indemnified Matters"); provided, however, that Borrower shall have no obligation to (i) an Indemnitee hereunder with respect to (A) matters for which such Indemnitee has been compensated pursuant to or for which an exemption is provided in Section
2.4.7 or any other provision of this Agreement, and (B) Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of that Indemnitee, as determined by a court of competent jurisdiction; or (ii) any Designating Lender or Designated Bid Lender (or other Indemnitee who is an Indemnitee solely by reason of its relationship with such Designating Lender or Designated Bid Lender) in respect of any matter with respect to which Borrower is entitled to be indemnified pursuant to Section 11.12.3(b) or in respect of any act or omission by such Designating Lender or its Designated Bid Lender under their Designation Agreement or any other agreement entered into between them in connection therewith. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

        12.3. Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Administrative Agent pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the REIT, Borrower or any UPP Subpartnership with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Administrative Agent and the Requisite Lenders, to so reflect such change in accounting principles.

        12.4. Amendments and Waivers. (i) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Requisite Lenders (after notice to all Lenders) and Borrower (except for amendments to Section 11.4.1 or Section 11.4.2, which do not require the consent of Borrower), and (ii) no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders (after notice to all Lenders), which the Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that:

            12.4.1 The following amendments, modifications or waivers shall require the consent of all Lenders:

               (a) increasing the Commitments or any Lender's Commitment;

               (b) changing the principal amount or final maturity of the Committed Loans or of any Bid Loan;

               (c) reducing the interest rates applicable to any of the Loans;

               (d) reducing the rates on which fees payable pursuant hereto are determined;

               (e) forgiving or delaying any amount payable or receivable under
        Article II (other than late fees);

               (f) changing the definition of "Requisite Lenders", "Committed Facility", "Bid Loan Limit", "Loan Availability", "Majority Lenders", "Pro Rata Shares" or "Unencumbered Pool Value";

               (g) changing any provision contained in this Section 12.4;

               (h) releasing any obligor under any Loan Document;

               (i) consent to assignment by Borrower of all of its duties and Obligations hereunder pursuant to Section 12.14;

               (j) amending the ratio of Total Liabilities to Gross Asset Value that Borrower is required to maintain pursuant to Section 9.2; waiving any failure of Borrower to maintain such ratio; or amending the definitions of "Total Liabilities", "Gross Asset Value", "Cash Equivalents", "EBIDA", any defined term used in the definition of "EBIDA", or "Permitted Excess Period"; and

               (k) amending the definition of "Unsecured Liabilities" or "Net Operating Income", or of any defined term used in any of the foregoing definitions; amending the Aggregate Occupancy Rate that Borrower is required to maintain with respect to the Unencumbered Pool Properties pursuant to Section 9.7 or waiving any failure of Borrower to maintain such Aggregate Occupancy Rate; or amending or waiving any portion of
        Section 2.1.1 or Section 2.1.3.

            12.4.2 No amendment, modification, termination or waiver of any provision of Article XI or any other provision referring to Administrative Agent shall be effective without the written concurrence of Administrative Agent, but only if such amendment, modification, termination or waiver alters the obligations or rights of Administrative Agent.

Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.4 shall be binding on each assignee, transferee or recipient of Administrative Agent's or any Lender's Commitment under this Agreement or the Loans at the time outstanding.

        12.5. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of

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such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

        12.6. Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Business Day if such telecopy is received on a non-Business Day or after 5:00 p.m. (at the office of the recipient) on a Business Day) or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Administrative Agent pursuant to Article II shall not be effective until received by Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.6) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All deliveries to be made to Administrative Agent for distribution to Lenders (or their respective Designated Bid Lenders) shall be made to Administrative Agent at Lenders' respective addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Administrative Agent for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Administrative Agent in a written notice.

        12.7. Survival of Warranties, Indemnities and Agreements. All agreements, representations, warranties and indemnities made or given herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder, and such indemnities shall survive termination hereof.

        12.8. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent, any Lender or any Designated Bid Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

        12.9. Payments Set Aside.

To the extent that Borrower makes a payment or payments to Administrative Agent, Lenders or Designated Bid Lenders, or Administrative Agent, Lenders or Designated Bid Lenders exercise their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. Each Lender severally agrees to pay to Administrative Agent upon demand (i) in the case of an amount received in respect of a Bid Loan, its allocable share of any amount so recovered from or repaid by Administrative Agent, and (ii) in the case of any other amount received under the Loan Documents, its Pro Rata Share of any amount so recovered from or repaid by Administrative Agent; and each Designated Bid Lender agrees to pay such Designated Bid Lender's allocable share of any amount so recovered from or repaid by Administrative Agent in respect of any Bid Loan made by such Designated Bid Lender; provided, however, that the foregoing clause shall not prohibit any Designating Lender from agreeing with its Designated Bid Lender that, as between such Designating Lender and Designated Bid Lender, such Designating Lender shall pay to Administrative Agent any amount that would otherwise be due to Administrative Agent under this Section 12.9, and such Designated Bid Lender shall not be liable for any payment of any such amount to the extent that its Designating Lender makes such payment.

        12.10. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby, provided, however, that if the rates of interest or any other amount payable hereunder, or the collectability thereof, are declared to be or become invalid, illegal or unenforceable, Lenders' obligations to make Loans shall not be enforceable.

        12.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        12.12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

        12.13. Limitation of Liability. To the extent permitted by applicable law, no claim may be made by Borrower, any Lender or Designated Bid Lender or any other Person against Administrative Agent, Syndication Agent, Documentation Agent or any

Lender or Designated Bid Lender, or the affiliates, directors, officers, employees, attorneys or agents of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower and each Lender and Designated Bid Lender hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, provided that if a Lender or Designated Bid Lender refuses to fund a Loan and a court of competent jurisdiction finds that such refusal was without justification and in bad faith, such Lender or Designated Bid Lender (and, in the case of a Designated Bid Lender, its Designating Lender) may be liable to Borrower for Borrower's reasonable and foreseeable damages resulting from such refusal to fund.

        12.14. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Administrative Agent, Lenders and Designated Bid Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Loans and the Commitments of Lenders under this Agreement, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Administrative Agent and Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights or any interest therein hereunder, and Borrower's duties and Obligations hereunder, shall not be assigned without the consent of all Lenders.

        12.15. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE, AND ALL JUDICIAL PROCEEDINGS BROUGHT BY BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE, BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION HAVING SITUS WITHIN THE BOUNDARIES OF THE FEDERAL COURT DISTRICT OF THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF. BORROWER,

ADMINISTRATIVE AGENT AND LENDERS EACH IRREVOCABLY WAIVES (i) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (ii) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

        12.16. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such together shall constitute but one and the same instrument. This Agreement shall become effective when Borrower, the initial Lenders and Administrative Agent have duly executed and delivered execution pages of this Agreement to each other (delivery by Borrower to Lenders and by any Lender to Borrower and any other Lender being deemed to have been made by delivery to Administrative Agent). Administrative Agent shall send written confirmation of the Closing Date to Borrower and each other Lender promptly following the occurrence thereof. Effective as of the Closing Date, the commitments of the Original Lenders under the Existing Facility shall terminate, and all accrued and unpaid obligations of Borrower under the Existing Facility shall be due and payable in full. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually and directly inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

        12.17. Construction.

The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

        12.18. Obligations Unsecured.

It is the intent of the parties that the Obligations, and the obligations of the REIT and the Guarantor Subpartnerships under their respective Guaranties, shall constitute unsecured obligations of Borrower, the REIT and each Guarantor Subpartnership, respectively. Neither the restrictions and prohibitions set forth herein with respect to the creation, incurrence, assumption or existence of any Lien on any Property of Borrower or any other Person (including, without limitation, Unencumbered Pool Properties and interests in Persons owning any Unencumbered Pool Property), nor those set forth in any other Loan Document, are intended to create or constitute a Lien of any nature upon any Property of Borrower, the REIT or any other Person, and no such restriction or prohibition shall be deemed to constitute any such Lien. This
Section 12.18 shall not be deemed to prevent Administrative Agent, any Lender or any Designated Bid Lender from obtaining a Lien as security for the Obligations at any time hereafter pursuant to a mutual agreement among the parties hereto expressly providing for such Lien or during the continuance of any Event of Default.

        12.19. Entire Agreement.

This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Administrative Agent (including documents incorporating separate agreements relating to the payment of fees), embodies the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

            IN WITNESS WHEREOF, this Agreement has been duly executed on the date set forth above.

BORROWER:                          SPIEKER PROPERTIES, L.P.,
                                   a California limited partnership

                                   By:     SPIEKER PROPERTIES, INC.,
                                           a Maryland corporation,
                                           its general partner

                                           By  /s/
                                             -----------------------------------
                                           Its
                                              ----------------------------------

                                   ADDRESS FOR NOTICE AND DELIVERY:

                                   2180 Sand Hill Road, Suite 200
                                   Menlo   Park, CA  94025
                                   Attn:   Stuart A. Rothstein
                                           Chief Financial Officer
                                   Telephone:     (650) 854-5600
                                   Telecopy:      (650) 233-3838
                                   e-mail:  srothstein@spieker.com

                                   with a copy to:

                                   2180 Sand Hill Road, Suite 200
                                   Menlo Park, CA  94025
                                   Attn:   General Counsel
                                   Telephone:     (650) 854-5600
                                   Telecopy:      (650) 234-1396

SOLE LEAD                          WELLS FARGO BANK, NATIONAL
ARRANGER/ADMINISTRATIVE            ASSOCIATION
AGENT/LENDER:
                                   By /s/
                                     -------------------------------------------
                                           Todd T. Popovich
                                           Vice President

                                   ADDRESS FOR NOTICE AND DELIVERY:

                                   Real Estate Group
                                   420 Montgomery Street, 6th Floor
                                   San Francisco, CA  94163
                                   Attn:   Todd T. Popovich
                                           Vice President
                                   Telephone:     (415) 394-4063
                                   Telecopy:      (415) 956-7238
                                   E-mail: popovitt@wellsfargo.com

                                   Pro Rata Share:       16.25%
                                   Revolving Loan
                                   Commitment:          $65,000,000

                                   LIBOR OFFICE:

                                   Real Estate Group Disbursement Center
                                   2120 East Park Place, Suite 100
                                   El Segundo, CA  90245
                                   Attn:
                                         ---------------------------------------
                                   Telephone:     (310) 335-9406
                                   Telecopy:      (310) 615-1014
                                   E-mail:
                                           -------------------------------------

SYNDICATION AGENT/ LENDER:         BANK OF AMERICA, NATIONAL
                                   ASSOCIATION

                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------


                                   ADDRESS FOR NOTICE AND DELIVERY:

                                   Bank of America, National Association
                                   600 Montgomery Street
                                   22nd Floor
                                   San Francisco, California 94111
                                   Attn:   Laurence C. Hughes
                                   Telephone:     (415) 913-3559
                                   Telecopy:      (415) 913-3445
                                   E-mail:  laurence.c.hughes@bankofamerica.com

                                   ProRata Share: 11.5625%
                                   Revolving Loan
                                   Commitment:   $46,250,000

                                   LIBOR OFFICE:

                                   Bank of America, National Association
                                   600 Montgomery Street
                                   22nd Floor
                                   San Francisco, California 94111
                                   Attn:   Laurence C. Hughes
                                   Telephone:     (415) 913-3554
                                   Telecopy:      (415) 913-3445
                                   E-mail:  laurence.c.hughes@bankofamerica.com

DOCUMENTATION AGENT/ LENDER:       COMMERZBANK AG, NEW YORK AND
                                   GRAND CAYMAN BRANCHES


                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------

                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------

                                   ADDRESS FOR NOTICE AND DELIVERY:

                                   Commerzbank AG
                                   2 World Financial Center
                                   New York, New York 10281
                                   Telephone:  (212) 266-7077
                                   Telecopy:  (212) 266-7772
                                   Attn:  Massimo Ippolito
                                   E-mail:
                                           -------------------------------------
                                   Pro Rata Share:       11.5625%
                                   Revolving Loan
                                   Commitment:          $46,250,000

                                   LIBOR OFFICE:

                                   Commerzbank AG
                                   2 World Financial Center
                                   New York, New York 10281
                                   Telephone:  (212) 266-7077
                                   Telecopy:  (212) 266-7772
                                   Attn:  Massimo Ippolito
                                   E-mail:
                                           -------------------------------------

                                   BANK ONE, NA


                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------


                                   ADDRESS FOR NOTICE AND DELIVERY:

                                   Bank One, NA
                                   1 Bank Plaza
                                   Suite IL1-0315
                                   Chicago, IL  60670
                                   Attn:   Timothy Carew
                                   Telephone:(312) 732-5419
                                   Telecopy:(312) 732-1117
                                   E-mail:timothy_carew@em.fcnbd.com

                                   Pro Rata Share:       11.5625%
                                   Revolving Loan
                                   Commitment:    $46,250,000

                                   LIBOR OFFICE:

                                   Bank One, NA
                                   1 Bank One Plaza
                                   Suite IL1-0315
                                   Chicago, IL  60670
                                   Attn:   Timothy Carew
                                   Telephone: (312) 732-5419
                                   Telecopy:   (312) 732-1117
                                   E-mail: timothy_carew@em.fcnbd.com

                                   U.S. BANK NATIONAL ASSOCIATION

                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------


                                   ADDRESS FOR NOTICE AND DELIVERY:
                                   U.S. Bank National Association
                                   601 Second Avenue South
                                   MPFPO509
                                   Minneapolis, MN  55402
                                   Attn:   Michael A. Raarup
                                   Telephone: (612) 973-2102
                                   Telecopy:   (612)     973-0830
                                   E-mail:  michael.raarup@usbank.com
                                   Pro Rata Share:  11.5625%
                                   Revolving Loan
                                   Commitment:      $46,250,000

                                   LIBOR OFFICE:

                                   U.S. Bank National Association
                                   601 Second Avenue South
                                   MPFPO509
                                   Minneapolis, MN  55402
                                   Attn:   Michael A. Raarup
                                   Telephone:     (612) 973-2102
                                   Telecopy:      (612) 973-0830
                                   E-mail:  michael.raarup@usbank.com

                                   UNION BANK OF CALIFORNIA, N.A.

                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------

                                   ADDRESS FOR NOTICE AND DELIVERY:
                                   Union Bank of California, N.A.
                                   350 California Street
                                   7th Floor
                                   San Francisco, CA  94104
                                   Attn:   Gary Roberts
                                   Telephone:     (415) 705-7442
                                   Telecopy:      (415) 433-7438
                                   E-mail: gary.roberts@uboc.com

                                   Pro Rata Share:  8.75%
                                   Revolving Loan
                                   Commitment:      $35,000,000

                                   LIBOR OFFICE:

                                   Union Bank of California, N.A.
                                   350 California Street
                                   7th Floor
                                   San Francisco, CA  94104
                                   Attn:   Gary Roberts
                                   Telephone:     (415) 705-7442
                                   Telecopy:      (415) 433-7438
                                   E-mail: gary.roberts@uboc.com

                                   BANKERS TRUST COMPANY


                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------

                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------


                                   ADDRESS FOR NOTICE AND DELIVERY:
                                   Bankers Trust Company
                                   130 Liberty Street
                                   New York, NY  10006
                                   Attn:   Steven Lapham
                                   Telephone:     (212) 250-2285
                                   Telecopy:      (212) 669-0743
                                   E-mail:

                                   Pro Rata Share:       6.25%
                                   Revolving Loan
                                   Commitment:  $25,000,000

                                   LIBOR OFFICE:

                                   Bankers Trust Company
                                   130 Liberty Street
                                   New York, NY  10006
                                   Attn:   Steven Lapham
                                   Telephone:     (212) 250-2285
                                   Telecopy:      (212) 669-0743
                                   E-mail:

OTHER LENDERS:                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------


                                   ADDRESS FOR NOTICE AND DELIVERY:
                                   Morgan Guaranty Trust Company of New York
                                   60 Wall Street
                                   5th Floor
                                   New York, NY  10260-0060
                                   Attn:   George Winckler
                                   Telephone:     (212) 648-0248
                                   Telecopy:      (212) 648-5018
                                   E-mail: winckler_george@jpmorgan.com

                                   Pro Rata Share:       6.25%
                                   Revolving Loan
                                   Commitment:      $25,000,000

                                   LIBOR OFFICE:

                                   Morgan Guaranty Trust Company of New York
                                   c/o J.P. Morgan Services Inc.
                                   500 Stanton Christiana Road
                                   Newark, DE  19713
                                   Attn:   Bud Pierce, Loan Technician
                                   Telephone:     (302) 634-1846
                                   Telecopy:      (302) 634-1094
                                   E-mail:
                                           -------------------------------------

                                   PNC BANK, NATIONAL ASSOCIATION

                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------

                                   ADDRESS FOR NOTICE AND DELIVERY:
                                   PNC Bank, National Association
                                   One PNC Plaza, 249 Fifth Avenue
                                   Mail Stop: P1-P0PP-19-2
                                   Pittsburgh, PA  15222
                                   Attn:   Dave Martens
                                   Telephone:(412) 762-8597
                                   Telecopy:(412) 762-6500
                                   E-mail:  david.martens@pncbank.com

                                   Pro Rata Share:       6.25%
                                   Revolving Loan
                                   Commitment:  $25,000,000

                                   LIBOR OFFICE:

                                   PNC Bank, National Association
                                   One PNC Plaza, 249 Fifth Avenue
                                   P1-POPP-19-2
                                   Pittsburgh, PA  15222
                                   Attn:   Angela Price
                                   Telephone:     (412) 768-1696
                                   Telecopy:      (412) 768-5754
                                   E-mail: angela.price@pncbank.com

                                   THE CHASE MANHATTAN BANK


                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------

                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------


                                   ADDRESS FOR NOTICE AND DELIVERY:
                                   The Chase Manhattan Bank
                                   270 Park Avenue
                                   New York, NY  10017
                                   Attn:   John Mix
                                   Telephone:     (212) 270-9562
                                   Telecopy:      (212) 270-3513
                                   E-mail: john.mix@chase.com

                                   Pro Rata Share:       5%
                                   Revolving Loan
                                   Commitment:    $20,000,000

                                   LIBOR OFFICE:

                                   The Chase Manhattan Bank
                                   270 Park Avenue
                                   New York, NY  10017
                                   Attn:   John Mix
                                   Telephone:     (212) 270-9562
                                   Telecopy:      (212) 270-3513
                                   E-mail: john.mix@chase.com

                                   AMSOUTH BANK


                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------

                                   By  /s/
                                      ------------------------------------------
                                   Its
                                       -----------------------------------------


                                   ADDRESS FOR NOTICE AND DELIVERY:
                                   Amsouth Bank
                                   1900 5th Avenue North
                                   9th Floor
                                   Birmingham, AL  35203
                                   Attn:   Katherine M. Allen
                                   Telephone:     (205) 326-4783
                                   Telecopy:      (205) 326-4075
                                   E-mail: kallen@amsouth.com

                                   Pro Rata Share:       5%
                                   Revolving Loan
                                   Commitment:    $20,000,000

                                   LIBOR OFFICE:

                                   Amsouth Bank
                                   1900 5th Avenue North
                                   9th Floor
                                   Birmingham, AL  35203
                                   Attn:   Katherine M. Allen
                                   Telephone:     (205) 326-4783
                                   Telecopy:      (205) 326-4075
                                   E-mail:
                                           -------------------------------------

                          EXHIBIT A TO CREDIT AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated _______________, between ______________ ("Assignor") and _________________
("Assignee").

                                    RECITALS:

        A. Assignor is a Lender under the First Amended and Restated Credit Agreement dated November 14, 2000 (as from time to time amended, supplemented or restated, the "Credit Agreement"), by and among Spieker Properties, L.P., a California limited partnership ("Borrower"), the Persons named therein as Lenders and such other Persons as may become Lenders or Designated Bid Lenders in accordance with the terms of the Credit Agreement, and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"), and Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent and Bank of America, National Association, as Syndication Agent. (Capitalized terms used in this Agreement without definition have the same meanings as in the Credit Agreement.)

        B. Assignor desires to assign to Assignee, and Assignee desires to accept and assume, [A PORTION OF] the rights and obligations of Assignor under the Credit Agreement.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

            1. Assignment.

               (a) Effective on the Assignment Effective Date (as defined in
        Section 3 below), Assignor hereby assigns to Assignee the Assigned Share (as defined below) of all of Assignor's rights, title, interest and obligations under the Credit Agreement and other Loan Documents, including without limitation those relating to Assignor's Commitment and the Committed Loans, except with respect to any Bid Loans outstanding as of the Assignment Effective Date, as to which Assignor retains all of its rights, title, interest and obligations. The Assigned Share of all such rights, title, interest and obligations is referred to collectively as the "Assigned Rights and Obligations."

               (b) The "Assigned Share" means (i) a $__________ portion of the Committed Facility on the Assignment Effective Date, and (ii) the aggregate amount of all Committed Loans outstanding under the Credit Agreement on the Assignment Effective Date that is attributable to the percentage of the Facility represented by the Assigned Share. The Pro Rata Share represented by the Assigned Share, and the Pro Rata Share, if any, retained by Assignor, shall be as specified on the signature pages of this Agreement.

            2. Assumption. Effective on the Assignment Effective Date, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor, the Assigned Rights and Obligations.

            3. Effectiveness. This Agreement shall become effective on a date (the "Assignment Effective Date") selected by Assignor, which shall be on or as soon as practicable after the execution and delivery of counterparts of this Agreement by Assignor and Assignee and (to the extent applicable) Administrative Agent and Borrower. Assignor shall promptly notify Assignee, Administrative Agent and Borrower in writing of the Assignment Effective Date.

            4. Payments on Assignment Effective Date. In consideration of the assignment by Assignor to and the assumption by Assignee of the Assigned Rights and Obligations, on the Assignment Effective Date (a) Assignee shall pay to Assignor such amounts as are specified in any written agreement or exchange of letters between them, and (b) Assignor shall pay to Administrative Agent an assignment processing fee of $3,000.

            5. Allocation and Payment of Interest and Fees.

                (a) Administrative Agent shall pay to Assignee all interest, Facility Fees and other amounts not constituting principal that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations ("Borrower Amounts"), that accrue on and after the Assignment Effective Date. If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.

                (b) Administrative Agent shall pay to Assignor all Borrower Amounts that accrue before the Assignment Effective Date when and as the same are paid by Administrative Agent to the other Lenders. If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay such amounts to Assignor.

                (c) Unless specifically assumed by Assignee, Assignor shall be responsible and liable for all reimbursable Liabilities and Costs and indemnification obligations which accrue under Section 11.7 of the Credit Agreement prior to the Assignment Effective Date, and such liability shall survive the Assignment Effective Date.

                (d) Administrative Agent shall not be liable for any allocation or payment to either Assignor or Assignee subsequently determined to be erroneous, unless resulting from Administrative Agent's wilful misconduct or gross negligence.

            6. Representations and Warranties.

                (a) Each of Assignor and Assignee represents and warrants to the other and to Administrative Agent as follows:

                   (i) It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;

                   (ii) The making and performance of this Agreement and all
               documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it;

                   (iii) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

                   (iv) All approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

                (b) Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations free and clear of any lien or other encumbrance.

                (c) Assignee represents and warrants to Assignor as follows:

                   (v) Assignee has made and shall continue to make its own
               independent investigation of the financial condition, affairs and creditworthiness of Borrower and any other person or entity obligated under the Loan Documents (collectively, "Credit Parties"); and

                   (vi) Assignee has received copies of the Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

            7. No Assignor Responsibility. Assignor makes no representation or warranty regarding, and assumes no responsibility to Assignee for:

                (a) the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectability or sufficiency of the Loan Documents or any representations, warranties, recitals or statements made in the Loan Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available by Assignor to Assignee or by or on behalf of any Credit Party to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby;

                (b) the performance or observance of any of the terms, covenants or agreements contained in any of the Loan Documents or as to the existence or possible existence of any Unmatured Event of Default or Event of Default under the Loan Documents; or

                (c) the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of any Credit Party.

            Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any of the Credit Parties, in connection with the assignment of the Assigned Rights and Obligations or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.

            8. Assignee Bound by Credit Agreement. Effective on the Assignment Effective Date, Assignee (a) shall be deemed to be a party to the Credit Agreement, (b) agrees to be bound by the Credit Agreement to the same extent as it would have been if it had been an original Lender thereunder, and (c) agrees to perform in accordance with their respective terms all of the obligations which are required under the Loan Documents to be performed by it as a Lender. Assignee appoints and authorizes Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof.

            9. Assignor Released from Credit Agreement. Effective on the Assignment Effective Date, Assignor shall be released from the Assigned Rights and Obligations; provided, however, that (a) Assignor shall retain all of its rights (i) to indemnification under the Credit Agreement and the other Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date, and (ii) with respect to any outstanding Bid Loans made by Assignor under the Credit Agreement (no interest in which is being assigned pursuant hereto); and (b) to the extent not assumed by Assignee, Assignor shall continue to be responsible for the liabilities and obligations described in
Section 5(c) of this Agreement and bound by the provisions of Section 6.3 of the Credit Agreement.

            10. New Notes. On or promptly after the Assignment Effective Date, Borrower, Administrative Agent, Assignor and Assignee shall make appropriate arrangements so that new Loan Notes executed by Borrower, dated the Assignment Effective Date and referring, inter alia, to the amount[S] of the [RESPECTIVE] Commitment[S] of [ASSIGNOR AND] Assignee (as well as any then outstanding Bid Loans made by Assignor and any Bid Loans made in the future, by Assignor or Assignee, respectively), after giving effect to this Agreement, are issued to [ASSIGNOR AND] Assignee, in exchange for the surrender by Assignor [AND ASSIGNEE] to Borrower of any applicable outstanding Loan Note[S], marked "Exchanged."

            11. General.

                (a) No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

                (b) This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

                (c) If Assignor has not assigned its entire remaining Commitment and Committed Loans to Assignee, Assignor may at any time and from time to time grant to others, subject to applicable provisions in the Credit Agreement, assignments of or participation in all of Assignor's remaining Committed Loans or Commitment.

                (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent and Borrower. The preceding sentence shall not limit the right of Assignee to grant to others a participation in all or part of the Assigned Rights and Obligations subject to the terms of the Credit Agreement.

                (e) All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in Dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Credit Agreement shall be as specified on the signature pages of this Agreement.

                (f) If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

                (g) Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

                (h) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            12. [FOREIGN WITHHOLDING. On or before the Assignment Effective Date, Assignee shall comply with the provisions of Section 2.4.9 of the Credit Agreement.](1)




--------
        (1) Include only if Assignee is a foreign institution.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ASSIGNOR:                            ___________________________________________


                                     By ________________________________________
                                     Printed Name ______________________________
                                     Title _____________________________________

                                     Pro Rata Share:  ___%
                                     Loan Commitment:  $________________________

                                     Assignor's Payment Instruction:
                                     ___________________________________________
                                     ___________________________________________
                                     ___________________________________________

                                     ABA No.____________________________________
                                     Account No.________________________________
                                     Reference _________________________________
                                     Telephone:  (___)__________________________
                                     Telecopy:  (___)___________________________

                                     e-mail:____________________________________


ASSIGNEE:
                                     ___________________________________________


                                     By ________________________________________
                                     Printed Name ______________________________
                                     Title _____________________________________

                                     ADDRESS FOR NOTICE AND DELIVERY:
                                     Address: __________________________________
                                              __________________________________
                                              __________________________________

                                     Attn:______________________________________

                                     Telephone:  (___)__________________________
                                     Telecopy:  (___)___________________________

                                     e-mail:____________________________________

                                     Pro Rata Share:  ___%
                                     Loan Commitment:  $________________________

                                     LIBOR OFFICE:
                                     Address: __________________________________
                                              __________________________________
                                              __________________________________
                                              __________________________________

                                     Attn:______________________________________
                                     Telephone:  (___)__________________________
                                     Telecopy:  (___)___________________________

                                     Assignee's Payment Instruction:
                                     ___________________________________________
                                     ___________________________________________
                                     ___________________________________________

                                     ABA No. ___________________________________
                                     Account No. _______________________________
                                     Reference _________________________________
                                     Telephone:  (___)__________________________
                                     Telecopy:  (___)___________________________


ACKNOWLEDGED AND AGREED:

[BORROWER:(2)                        SPIEKER PROPERTIES, L.P.,
                                     a California limited partnership

                                     By     SPIEKER PROPERTIES, INC.,
                                            a Maryland corporation, its general
                                            partner

                                            By _________________________________
                                            Its ______________________________ ]

----------
        (2) Not required if any Unmatured Event of Default or Event of Default has occurred and is continuing.

ADMINISTRATIVE AGENT:                       WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION


                                            By _________________________________
                                            Its ______________________________ ]

                          EXHIBIT B TO CREDIT AGREEMENT

                          UNENCUMBERED POOL CERTIFICATE


This Certificate is given pursuant to Section 6.1.6 of the First Amended and Restated Credit Agreement dated as of November 14, 2000 (as amended, supplemented or restated from time to time, the "Credit Agreement") among Spieker Properties, L.P., the Persons named therein as Lenders and such other Persons as may become Lenders or Designated Bid Lenders in accordance with the terms of the Credit Agreement, and Wells Fargo Bank, National Association, as Agent, Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent and Bank of America, National Association, as Syndication Agent (all capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement). The undersigned hereby certifies that (a)
Schedule 1 attached hereto accurately and completely sets forth, as of the date hereof: (i) the Net Operating Income of each Unencumbered Pool Property (or, where applicable, the Borrower's Adjusted Percentage Interest thereof) for the Fiscal Quarter most recently ended, (ii) the unencumbered cash and Cash Equivalents of Borrower and the UPP Subpartnerships (exclusive of tenant deposits) (or, where applicable, the Borrower's Adjusted Percentage Interest thereof), (iii) all Unsecured Liabilities of the Borrower and its Subsidiaries (other than the Loans), (iv) the Loan Availability (v) the Minimum Leasing information, (vi) the Approved Property Type information, (vii) the Approved Market information, (viii) the UPP Subpartnership information, (ix) the Ground Lease information and (x) IN BOLD TYPEFACE, any new Unencumbered Pool Property since the last Unencumbered Pool Certificate (except for any addition made pursuant to a previously delivered UPP Eligibility Certificate), and (b) each Unencumbered Pool Property satisfies all UPP Eligibility Criteria.



                                     -------------------------------------------
                                                Stuart A. Rothstein
                                                Chief Financial Officer



                                     Date:
                                           -------------------------------------

                               SPIEKER PROPERTIES
                   SCHEDULE 1 TO UNENCUMBERED POOL CERTIFICATE

                                                                                                                            Capped
                                                            Total      Occupied    Occupancy   Quarterly    Annualized     Value
       Region        Type     Project#     Description    Square Ft.   Square Ft.     Rate       NOI(1)         NOI        0.0925(2)
       ------        ----     --------     -----------    ----------   ----------  ---------   ---------    ----------     ---------
        XXXXX        XXXXX        XXXXX       XXXXX        XXXXX        XXXXX        XXXXX       XXXXX        XXXXX        XXXXX

        XXXXX        XXXXX        XXXXX       XXXXX        XXXXX        XXXXX        XXXXX       XXXXX        XXXXX        XXXXX

        XXXXX        XXXXX        XXXXX       XXXXX        XXXXX        XXXXX        XXXXX       XXXXX        XXXXX        XXXXX
                                                           -----        -----        -----       -----        -----        -----
                                              Totals       XXXXX        XXXXX        XXXXX       XXXXX        XXXXX        XXXXX(3)


------------------
        (1) If the Property is owned by a UPP Subpartnership in which Borrower holds (directly or indirectly) less than 100% of the equity of the UPP Subpartnership, use only the Borrower's Adjusted Percentage Interest of actual NOI.

        (2) 0.10 for Ground Leases

        (3) Insert this total at Line 1.

LOAN AVAILABILITY

1.      Value of Unencumbered Pool Property:                          $___________________

2.      Add: cash/Cash Equivalents of Borrower and UPP
        Subpartnerships:(4)                                           $___________________

3.      Unencumbered Pool Value [sum of Lines 1 and 2]:               $___________________

4.      Line 3 multiplied by .57143:                                  $___________________

5.      Unsecured Liabilities (other than the Loans):                 $___________________

6.      Line 4 less Line 5:                                           $___________________

7.      Total Loan Availability (lesser of: Line 6 and
        $400,000,000):                                                $___________________

MINIMUM LEASING

8.      Total Building Square Feet:                                   _________________ sf

9.      Total Leased Square Feet:(5)                                  _________________ sf

10.     Total Percentage Leased [Line 9 divided by Line 8]:           _________________ %

11.     Minimum Percentage Leased [Line 10 greater than Line
        11]:                                                                       90.00%

            [ADD INFORMATION AND LINE ITEMS FOR APPROVED PROPERTY TYPE, APPROVED MARKET, UPP SUBPARTNERSHIP, GROUND LEASES AND ANY NEW UNENCUMBERED POOL PROPERTY FROM COMPLIANCE CERTIFICATE.]

------------------

               (4) Without duplication, and excluding tenant deposits and cash or Cash Equivalents subject to any Lien. If any cash or Cash Equivalents are owned by a UPP Subpartnership in which Borrower holds (directly or indirectly) less than 100% of the equity of the UPP Subpartnership, use only the Borrower's Adjusted Percentage Interest of the total cash and Cash Equivalents owned by the UPP Subpartnership.

               (5) Per definition of Aggregate Occupancy Rate.

                          EXHIBIT D TO CREDIT AGREEMENT

                             COMPLIANCE CERTIFICATE

            This Compliance Certificate is delivered pursuant to the First Amended and Restated Credit Agreement dated as of November 14, 2000 (as amended, supplemented or restated from time to time, the "Credit Agreement"), among Spieker Properties, L.P., the Persons named therein as Lenders and such other Persons as may become Lenders or Designated Bid Lenders in accordance with the terms of the Credit Agreement, and Wells Fargo Bank, National Association, as Administrative Agent, Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent and Bank of America, National Association, as Syndication Agent. (All capitalized defined terms used herein shall have the meanings given to them in the Credit Agreement.)

            1. The undersigned hereby certifies that (a) the undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the REIT, Borrower and each UPP Subpartnership as of, and during the relevant accounting period ending on, _______________, ____, and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting an Unmatured Event of Default or an Event of Default [EXCEPT AS SET FORTH ON ATTACHMENT A HERETO, WHICH ACCURATELY DESCRIBES THE NATURE OF THE CONDITION(S) OR EVENT(S) THAT CONSTITUTE UNMATURED EVENT(S) OF DEFAULT OR EVENT(S) OF DEFAULT AND THE ACTIONS WHICH BORROWER (IS TAKING) (IS PLANNING TO TAKE) WITH RESPECT TO SUCH CONDITION(S) OR EVENT(S)].

            2. The calculations required to establish compliance with each of the provisions of Section 8.9 and Article IX of the Credit Agreement are attached hereto as Schedule 1.

            3. Schedule 1 identifies all non-Guarantor Subsidiaries of Borrower formed after [the date of the Credit Agreement][the delivery of the most recent Compliance Certificate].

            4. The control covenant set forth in Section 8.5 of the Credit Agreement is being fully complied with, as confirmed on Schedule 1.

            5. The aggregate outstanding principal amount of the Loans as of the date hereof (whether Committed Loans or Bid Loans) is equal to or less than Loan Availability.


                                        ----------------------------------------
                                          Chief Financial Officer of the REIT

                                          Date: ____________________ __, ____

                          EXHIBIT E TO CREDIT AGREEMENT

                                    LOAN NOTE

                                                               November 14, 2000


        FOR VALUE RECEIVED, SPIEKER PROPERTIES, L.P., a California limited partnership ("BORROWER"), HEREBY PROMISES TO PAY to the order of ______________________________________ ("LENDER"), for Lender's own account and, in its capacity as administrative agent for its "DESIGNATED BID LENDER" (if any), for the account of its Designated Bid Lender with respect to "BID LOANS" funded by such Designated Bid Lender: the principal sum of (i) _______________________ Million Dollars ($_______________) or if less, the aggregate unpaid principal amount of all "COMMITTED LOANS" disbursed by Lender pursuant to Lender's "COMMITMENT" (as such terms are defined in the First Amended and Restated Credit Agreement dated as of ________ __, 2000, as amended, supplemented or restated from time to time the "CREDIT AGREEMENT", among Borrower, Lender, certain other Lenders and Designated Bid Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Administrative Agent, Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent and Bank of America, National Association, as Syndication Agent), plus (ii) the aggregate unpaid principal amount of all Bid Loans disbursed by Lender or its Designated Bid Lender pursuant to the Loan Agreement, in each case, together with interest on the unpaid principal balance of each such Committed Loan and Bid Loan at the rate (or rates) determined in accordance with Section 2.4 of the Credit Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Loan Note from time to time, but no advances or payments under this Loan Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Loan Note as to future advances hereunder.

        This Loan Note is one of the Loan Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Loan Note without definition have the same meanings as in the Credit Agreement.

        The principal amount of each Bid Loan made by Lender or its Designated Bid Lender, unless accelerated in accordance with the provisions of the Credit Agreement as described below, is due and payable at the end of the Bid Loan Interest Period applicable thereto. The principal amount of this Loan Note, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Credit Agreement, on the Termination Date, or if properly extended by Borrower pursuant to Section 2.1.6 of the Credit Agreement, on the Extended

Termination Date. Borrower may make voluntary prepayments of all or a portion of the Committed Loans evidenced by this Loan Note, upon prior written notice, in accordance with the provisions of Section 2.6.1 or Section 2.9 of the Credit Agreement. Borrower may not make voluntary prepayments of any Bid Loan.

        Interest on the Loans is payable in arrears on the first Business Day of each month during the term of the Credit Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Loan Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Credit Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Credit Agreement, as set forth more fully in the Credit Agreement.

        All payments of any amount becoming due under this Loan Note shall be made in the manner provided in the Credit Agreement, in Dollars. Lender may (and is hereby authorized, but shall not be obligated, to) attach to this Note a schedule showing the amount of each Committed Loan or Bid Loan made by Lender or its Designated Bid Lender pursuant to the Credit Agreement, the Funding Date (and, in the case of a Bid Loan, maturity date) thereof, the rate of interest applicable thereto from time to time, and each payment of principal thereof or interest thereon. Such schedule, if so attached, shall be presumptive evidence of the information set forth thereon, absent manifest error; provided, however, that Lender's failure to attach such schedule or, if a schedule is attached, to record all such information with respect to the Committed Loans and Bid Loans evidenced hereby, shall not impair Borrower's obligation to pay in full, in accordance with the Credit Agreement, all amounts due in respect of such Loans.

        Upon and after the occurrence of an Event of Default, unless such Event of Default is waived as provided in the Credit Agreement, this Loan Note may, at the option of Requisite Lenders and without demand, notice or legal process of any kind, be declared by Administrative Agent, and in such case immediately shall become, due and payable. Upon and after the occurrence of certain Events of Default, this Loan Note shall, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

        Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Credit Agreement, Lender (on its own behalf or as administrative agent for, and on behalf of, its Designated Bid Lender, with respect to Bid Loans funded by its Designated Bid Lender) may extend the time of payment of this Loan Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower's obligations hereunder without affecting or diminishing

Lender's (or its Designated Bid Lender's) right of recourse against Borrower, which right is hereby expressly reserved.

        This Loan Note has been delivered and accepted at San Francisco, California. This Loan Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of California.

        In no contingency or event whatsoever shall interest charged in respect of the Loans evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender (or its Designated Bid Lender) has received interest hereunder in excess of the highest rate applicable hereto, Lender or its Designated Bid Lender, as the case may be shall, at Lender's (or, if applicable, such Designated Bid Lender's) election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance of the Loans funded by such Person. This provision shall control over every other provision of all agreements between Borrower and Lender or its Designated Bid Lender.

        Whenever possible each provision of this Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Loan Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Loan Note.

                                            SPIEKER PROPERTIES, L.P., a
                                            California limited partnership

                                            By:    SPIEKER PROPERTIES, INC.,
                                                   a Maryland corporation, its
                                                   general partner


                                                   By __________________________
                                                   Its _________________________

                          EXHIBIT F TO CREDIT AGREEMENT

                               NOTICE OF BORROWING



Re: First Amended and Restated Credit Agreement dated as of November 14, 2000 (as from time to time amended, supplemented or restated, the "Credit Agreement"), by and among Spieker Properties, L.P. ("Borrower"), the Persons named therein as Lenders and such other Persons as may become Lenders or Designated Bid Lenders in accordance with the terms of the Credit Agreement, and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"), Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent and Bank of America, National Association, as Syndication Agent. (Capitalized terms used in this Notice without definition have the same meanings as in the Credit Agreement.)

Wells Fargo Real Estate Group
Disbursement Center
2120 East Park Place, Suite 100
El Segundo, California  90245
Attention:___________________

            Pursuant to Section 2.1.2 of the Credit Agreement and the attached
Schedule 1*, this Notice represents the Borrower's request that a Committed Loan be made to Borrower on __________, ____ (the "Funding Date") from the Lenders, in accordance with their Pro Rata Shares, in an aggregate principal amount of $____________. Proceeds of such Borrowing shall be deposited in Borrower's account as provided in Section 2.1.4 of the Credit Agreement in same day funds on the Funding Date.**

--------------------

* Schedule 1 shall include (a) if applicable, a statement that the Committed Loan is being made under the Swing Line (in which case the Loan must be a Base Rate Loan), or (b) in the case of each non-Swing Line Committed Loan, designation of the Committed Loan as a Base Rate Loan or a LIBOR Loan and, in the case of the latter, the Interest Period.

** In the case where the Notice of Borrowing is in respect of a conversion or continuance of a previously made Committed Loan, as referred to in
        Section 2.1.2(b) of the Credit Agreement, this paragraph shall be modified to refer to the date of conversion or continuation (in lieu of the Funding Date) and the amount of the conversion or continuation (in lieu of principal amount of a new Loan). In addition, items 2 and 3 below may be deleted in the case of such Notice of Borrowing.

            Borrower hereby certifies that:

            (1) As of the Funding Date, all conditions set forth in Section 4.2 of the Credit Agreement to the disbursement of the Committed Loan hereby requested will be satisfied;

            (2) Without limiting the foregoing, Borrower represents and warrants to Lender that all insurance coverage required under Section 7.1.5 of the Credit Agreement is in full force and effect;

            (3) The Committed Loan requested hereby has been authorized by all necessary corporate or partnership action on the part of each of the REIT and Borrower;

            (4) After giving effect to disbursement of the Committed Loan hereby requested, Loan Availability will equal or exceed the aggregate outstanding principal amount of all Loans (whether Committed Loans or Bid Loans); and

            (5) The proceeds of such Committed Loan will be used for the purposes identified on Schedule 1.

Dated:  __________, ____                    SPIEKER PROPERTIES, L.P., a
                                            California limited partnership

                                            By:    SPIEKER PROPERTIES, INC.,
                                                   a Maryland corporation, its
                                                   general partner

                                                   By___________________________
                                                   Its__________________________

cc:     Wells Fargo Bank Real Estate Group
        420 Montgomery Street, Sixth Floor
        San Francisco, California 94163
        Attention: Todd T. Popovich


----------

conversion or continuation (in lieu of principal amount of a new Loan). In addition, items 2 and 3 below may be deleted in the case of such Notice of Borrowing.

                          EXHIBIT G TO CREDIT AGREEMENT

                            FORM OF FIXED RATE NOTICE



Re: First Amended and Restated Credit Agreement dated as of November 14, 2000 (as from time to time amended, supplemented or restated, the "Credit Agreement"), by and among Spieker Properties, L.P. ("Borrower"), the Persons named therein as Lenders and such other Persons as may become Lenders or Designated Bid Lenders in accordance with the terms of the Credit Agreement, and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"), Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent and Bank of America, National Association, as Syndication Agent. (Capitalized terms used in this Notice without definition have the same meanings as in the Credit Agreement.)

Spieker Properties, L.P.
2180 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attn: Chief Financial Officer

        Pursuant to the terms and provisions of Section 2.1.2 of the Credit Agreement, Borrower has delivered to Administrative Agent a Notice of Borrowing, dated __________________, ____, under which LIBOR has been selected as the basis upon which interest shall accrue on the LIBOR Loan identified in such Notice of Borrowing. In response to such Notice of Borrowing, and in accordance with
Section 2.1.2(c) of the Credit Agreement, Administrative Agent hereby confirms the following as applicable to such LIBOR Loan:

        1. The Interest Period shall begin on (and include) ______________, 200_, and shall end on (but exclude) _________________, ____;

        2. The aggregate principal amount of the subject LIBOR Loan is $____________________; and

        3. LIBOR applicable to such LIBOR Loan is ________% per annum.

        Disbursement (or continuation) of the aforesaid LIBOR Loan is subject to the terms and conditions of the Credit Agreement. Please acknowledge the foregoing by executing and returning to Administrative Agent a copy of this Fixed Rate Notice. However, any failure to return such acknowledgement shall not impair or alter Borrower's obligations under the subject LIBOR Loan.


Dated:  __________, ____                 Wells Fargo Bank, National Association,
                                         as Administrative Agent


                                         By:
                                            ------------------------------------

ACKNOWLEDGED:


SPIEKER PROPERTIES, L.P., a
California limited partnership

By:     SPIEKER PROPERTIES, INC.,
        a Maryland corporation, its
        general partner

        By
          ----------------------------------
        Its
           ---------------------------------

cc:     Lenders

                          EXHIBIT H TO CREDIT AGREEMENT

                             COMPETITIVE BID REQUEST



Re: First Amended and Restated Credit Agreement dated as of November 14, 2000 (as from time to time amended, supplemented or restated, the "Credit Agreement"), by and among Spieker Properties, L.P. ("Borrower"), the Persons named therein as Lenders and such other Persons as may become Lenders or Designated Bid Lenders in accordance with the terms of the Credit Agreement, and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"), Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent and Bank of America, National Association, as Syndication Agent. (Capitalized terms used in this Notice without definition have the same meanings as in the Credit Agreement.)

Wells Fargo Real Estate Group
2030 Main Street
Irvine, California  92614
Fax:  (949) 261-0946
Attention:  James Furuyama

        Pursuant to Section 2.1.3 of the Credit Agreement and the attached
Schedule 1, this Notice represents the Borrower's request that one or more Bid Loans (in the amount(s) and for the Bid Loan Interest Period(s) specified on Schedule 1) be made to the Borrower on the date specified on Schedule 1 (the "Funding Date"). Proceeds of such Borrowing shall be deposited in Borrower's account as provided in Section 2.1.4 of the Credit Agreement in same day funds on the Funding Date.

        Borrower hereby certifies that:

        (1) Borrower's senior long-term unsecured debt obligations are rated at least BBB-/Baa3 by both Rating Agencies;

        (2) As of the Funding Date, all conditions set forth in Section 4.2 of the Credit Agreement to the disbursement of the Bid Loan(s) hereby requested will be satisfied;

        (3) Without limiting the foregoing, Borrower represents and warrants to Lenders and Designated Bid Lenders (if any) that all insurance coverage required under Section 7.1.5 of the Credit Agreement is in full force and effect;

        (4) The Bid Loan(s) requested hereby have been authorized by all necessary corporate or partnership action on the part of each of the REIT and Borrower;

        (5) As of the requested Funding Date of the Bid Loan(s) requested hereby (before giving effect to the disbursement thereof but excluding the principal of any currently outstanding Bid Loans that mature on or before such requested Funding Date), the aggregate balance of all Bid Loans then outstanding will be $________________.

        (6) After giving effect to disbursement of the Bid Loan(s) hereby requested: (i) Loan Availability will equal or exceed the aggregate outstanding principal amount of all Loans (whether Committed Loans or Bid Loans), and (ii) the aggregate principal amount of all Bid Loans then outstanding will not exceed the Bid Loan Limit; and

        (7) The proceeds of such Bid Loans will be used for the purposes identified on Schedule 1.

Dated:  __________, ____                    SPIEKER PROPERTIES, L.P., a
                                            California limited partnership

                                            By:    SPIEKER PROPERTIES, INC.,
                                                   a Maryland corporation, its
                                                   general partner

                                                   By __________________________
                                                   Its _________________________

cc:     Wells Fargo Bank Real Estate Group
        420 Montgomery Street, Sixth Floor
        San Francisco, California 94163
        Attention: Todd T. Popovich
        Fax:  (415) 956-7238

                      SCHEDULE 1 TO COMPETITIVE BID REQUEST



        This is a Competitive Bid Request for one or more Bid Loans, as follows:

        1.     The Funding Date of the proposed Borrowing(s) is
               _________________.(6)

        2. The aggregate principal amount of the Bid Loan(s) requested is $___________________________.(7)

        3. The Bid Loan(s) requested shall be comprised of [LIBOR] [Absolute Rate] Bid Loans.(8)

        4. The requested principal amounts and Bid Loan Rate Periods for the requested Bid Loan(s) shall be:(9)

                                                             Bid Loan
               Principal Amount                          Interest Period
               ----------------                          ---------------
               (a) ________________________       ______________________________

               (b) ________________________       ______________________________

               (c) ________________________       ______________________________

        5.     The purpose of the requested Bid Loan(s) is as follows:
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________
               ________________________________________________________________.



------------
        (6) Must be a Business Day.

        (7) Insert the sum of the dollar amounts listed in paragraph 4.

        (8) The requested Bid Loans must all be either LIBOR Bid Loans or Absolute Rate Bid Loans; Borrower may not request both a LIBOR Auction and an Absolute Rate Auction with respect to the same Funding Date.

        (9) No more than three Bid Loan Interest Periods may be requested in a single Competitive Bid Request.

                          EXHIBIT I TO CREDIT AGREEMENT

                                 COMPETITIVE BID



Re: First Amended and Restated Credit Agreement dated as of November 14, 2000 (as from time to time amended, supplemented or restated, the "Credit Agreement"), by and among Spieker Properties, L.P. ("Borrower"), the Persons named therein as Lenders and such other Persons as may become Lenders or Designated Bid Lenders in accordance with the terms of the Credit Agreement, and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"), Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent and Bank of America, National Association, as Syndication Agent. (Capitalized terms used in this Notice without definition have the same meanings as in the Credit Agreement.)

Wells Fargo Real Estate Group
2030 Main Street
Irvine, California  92614
Fax:  (949) 261-0946
Attention:  James Furuyama

        Pursuant to Section 2.1.3 of the Credit Agreement, the undersigned, in response to Borrower's Competitive Bid Request dated __________, ____, offers (subject to the terms and conditions of the Credit Agreement) to make [a] Bid Loan(s) in the principal amount(s), at the interest rate(s), and for the Bid Loan Interest Period(s), set forth below:(1)

Funding Date:                                      _____________________(2)

Aggregate Maximum Principal Amount
of all Bid Loans offered hereby
that may be accepted:                              $_____________________

BID LOAN INTEREST PERIOD:                          _____________________(3)





------------
        (1) Unless, pursuant to the Credit Agreement, this Competitive Bid is to be disregarded, Agent is to communicate the contents of this Competitive Bid to Borrower at 2180 Sand Hill Road, Suite 200, Menlo Park, CA 94025, Attn: Stuart Rothstein, Chief Financial Officer, Fax: (650) 233-3838.

        (2) From Borrower's Competitive Bid Request.

        (3) From Borrower's Competitive Bid Request.

Offer 1:(4)

Principal Amount:                                  $_____________________(5)

Interest Rate:                              [Absolute Rate of ________%](6)
                                    OR      [LIBOR Bid Margin of +/- ______%]

Offer 2:

Principal Amount:                                  $_____________________

Interest Rate:                              [Absolute Rate of ________%]
                                    OR      [LIBOR Bid Margin of +/- ______%]

Offer 3:

Principal Amount:                                  $_____________________

Interest Rate:                              [Absolute Rate of ________%]
                                    OR      [LIBOR Bid Margin of +/- ______%]


[If more than one offer submitted:

Maximum aggregate principal amount of offers that may be accepted with respect to this Bid Loan Interest Period: $___________________.]

BID LOAN INTEREST PERIOD:                          _____________________

Offer 1:

Principal Amount:                                  $_____________________


-------------------

        (4) Up to three offers may be submitted for each Bid Loan Interest Period specified in Borrower's Competitive Bid Request. If more than one offer is submitted with respect to a particular Bid Loan Interest Period, the submitting Lender should specify the maximum principal amount of such offers that may be accepted.

        (5) Cannot exceed the aggregate amount requested by Borrower. Must be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

        (6) Select one or the other, as specified in the Competitive Bid Request. In the case of a LIBOR Bid Margin, indicate whether the offered margin is above (+) or below (-) the LIBOR Rate. Interest rates should be quoted to the nearest one one-thousandth of a percent.

Interest Rate:                              [Absolute Rate of ________%]
                                    OR      [LIBOR Bid Margin of +/- ______%]

Offer 2:

Principal Amount:                                  $_____________________

Interest Rate:                              [Absolute Rate of ________%]
                                    OR      [LIBOR Bid Margin of +/- ______%]

Offer 3:

Principal Amount:                                  $_____________________

Interest Rate:                              [Absolute Rate of ________%]
                                    OR      [LIBOR Bid Margin of +/- ______%]


[If more than one offer submitted:

Maximum aggregate principal amount of offers that may be accepted with respect to this Bid Loan Interest Period: $___________________.]

Bid Loan Interest Period:                    _____________________

Offer 1:

Principal Amount:                                  $_____________________

Interest Rate:                              [Absolute Rate of ________%]
                                    OR      [LIBOR Bid Margin of +/- ______%]

Offer 2:

Principal Amount:                                  $_____________________

Interest Rate:                              [Absolute Rate of ________%]
                                    OR      [LIBOR Bid Margin of +/- ______%]

Offer 3:

Principal Amount:                                  $_____________________

Interest Rate:                              [Absolute Rate of ________%]
                                    OR      [LIBOR Bid Margin of +/- ______%]

[If more than one offer submitted:

Maximum aggregate principal amount of offers that may be accepted with respect to this Bid Loan Interest Period: $___________________.]


Submitting Lender:                                 ____________________

Person to Contact at
Submitting Lender:                                 ____________________
                                    phone:         ____________________
                                    fax:           ____________________
                                    e-mail         ___________________


        The undersigned Lender understands and agrees that the submission of this Competitive Bid irrevocably obligates the undersigned to make the Bid Loan(s) described herein for which any offer(s) are accepted, in whole or in part, subject only to the satisfaction of the applicable conditions precedent set forth in the Credit Agreement.


                                                Very truly yours,

                                                [NAME OF SUBMITTING LENDER] (7)


                                                By:  ________________________

                                                Its: ________________________


cc:     Wells Fargo Bank Real Estate Group
        420 Montgomery Street, Sixth Floor
        San Francisco, California 94163
        Attention: Todd T. Popovich
        Fax:  (415) 956-7238


-----------
        (7) Must be executed on behalf of the submitting Lender, or this Competitive Bid will be disregarded.

                          EXHIBIT J TO CREDIT AGREEMENT

                          UPP ELIGIBILITY CERTIFICATION



Re: First Amended and Restated Credit Agreement dated as of November 14, 2000 (as from time to time amended, supplemented or restated, the "Credit Agreement"), by and among Spieker Properties, L.P. ("Borrower"), the Persons named therein as Lenders and such other Persons as may become Lenders or Designated Bid Lenders in accordance with the terms of the Credit Agreement, and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"), Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent and Bank of America, National Association, as Syndication Agent. (Capitalized terms used in this Notice without definition have the same meanings as in the Credit Agreement.)

Wells Fargo Real Estate Group
420 Montgomery Street, 6th Floor
San Francisco, California  94163
Attention:  Todd T. Popovich

        Pursuant to Section 3.1.2 of the Credit Agreement, Borrower hereby certifies, with respect to each of the properties listed on the attached
Schedule 1:

        (1) such property is (A) wholly-owned in fee by Borrower, a UPP Subpartnership or a Partnership that has previously been approved by Administrative Agent and the Majority Lenders to become a "UPP Subpartnership", or is (B) ground leased by a Person referred to in the preceding clause (A) pursuant to a ground lease approved by Administrative Agent and the Majority Lenders (subject to the limitations set forth below), and in every instance neither such property, nor any interest in the Person owning such Property (other than interests, not constituting general or management partnership or membership interests, held by Third Party Partners), is subject to (1) any Lien (other than Permitted Liens) or (2) except in the case of a Guarantor Subpartnership, any Negative Pledge; provided, however, that (x) the aggregate Individual UPP Values of all such ground leased properties (other than the initial Ground Leases) do not exceed seven and one-half percent (7.5%) of the Unencumbered Pool Value unless otherwise approved by Administrative Agent and the Majority Lenders; and
               (y) the foregoing limitation shall not apply to ground leases between Borrower or such other Person or Persons, in each case, wholly-owned by the REIT, by Borrower, by the REIT and

               Borrower, or, if approved by Administrative Agent and the Majority Lenders, by Borrower and one or more Guarantor Subpartnerships;

        (2)    as specified on Schedule 1 with respect to such property: either
               (A) the property is improved with one or more completed (1) office buildings, (2) industrial buildings, or (3) buildings of such other type as Administrative Agent and the Majority Lenders may from time to time approve for purposes of the UPP Eligibility Criteria (the "Approved Property Types"), or (B) unless otherwise approved by Administrative Agent and Majority Lenders, (1) the Individual UPP Value of the property, when added to the aggregate Individual UPP Values of all Special UPPs of types other than the Approved Property Types, do not exceed ten percent (10%) of the Unencumbered Pool Value, and (2) the Individual UPP Value of the property do not exceed five percent (5%) of the Unencumbered Pool Value (in each case, determined as if such property were an Unencumbered Pool Property) (and specifying which of the preceding clauses (A) and (B) is applicable);

        (3) if such property is an Unencumbered Pool Property: (A) the Aggregate Occupancy Rate, as of the date of this UPP Eligibility Certification, is not less than ninety percent (90%); (B) the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships (whether or not such UPP Subpartnerships are Guarantor Subpartnerships), as of the date of this UPP Eligibility Certification, do not exceed fifteen percent (15%) of the Unencumbered Pool Value; and (C) the aggregate Individual UPP Values of the Unencumbered Pool Properties owned by UPP Subpartnerships that are not Guarantor Subpartnerships, as of the date of this UPP Eligibility Certification, do not exceed five percent (5%) of the Unencumbered Pool Value;

        (4)    as specified on Schedule 1 with respect to such property: either
               (A) such property is located in the market identified on Schedule 1, which is an Approved Market, unless otherwise approved by Administrative Agent and Majority Lenders, or (B) the Individual UPP Value of the property, when added to the aggregate Individual UPP Values of all Special UPPs located outside the Approved Markets, does not exceed ten percent (10%) of the Unencumbered Pool Value (determined as if such property were an Unencumbered Pool Property);

        (5)    (A)    (1)    Borrower has obtained, with respect to such
                             property a "Phase I" environmental assessment, prepared as of the date indicated on Schedule 1, by the consultant identified on Schedule 1;

                      (2) such consultant is of good repute within the region in which such property is located and is believed by Borrower to be competent;

                      (3) Borrower has reviewed such assessment and believes it reasonable to rely upon such assessment; and

                      (4) such assessment does not (a) identify any contamination or potential contamination that has resulted in, or that could reasonably be anticipated to result in, a Material Adverse Effect on such property, or (b) recommend that any further material investigation be undertaken; and

               (B)    (1)    Borrower has obtained, with respect to such
                             property a structural/physical report, prepared as of the date indicated on Schedule 1, by the consultant identified on Schedule 1;

                      (2) such consultant is of good repute within the region in which such property is located and is believed by Borrower to be competent;

                      (3) Borrower has reviewed such report and believes it reasonable to rely upon such report; and

                      (4) such report does not identify any material defect in construction or physical condition of the property, material variance from any available plans and specifications for the property or material violation of applicable law, or other item of material concern with respect to the structural integrity or physical condition of the property.

                      (5) such property is not the subject of any material condemnation proceedings (and Borrower has not received written notice of any threatened material condemnation proceedings).

Dated:  __________, ____                    SPIEKER PROPERTIES, L.P., a
                                            California limited partnership

                                            By:    SPIEKER PROPERTIES, INC.,
                                                   a Maryland corporation, its
                                                   general partner

                                                   By __________________________
                                                   Its _________________________
cc:

                   SCHEDULE 1 TO UPP ELIGIBILITY CERTIFICATION

                          EXHIBIT K TO CREDIT AGREEMENT

                              DESIGNATION AGREEMENT

                       Dated ____________________ __, ____



        Reference is made to the First Amended and Restated Credit Agreement dated as of November 14, 2000 (as from time to time amended, supplemented or restated, the "Credit Agreement"), by and among Spieker Properties, L.P., a California limited partnership ("Borrower"), the Persons named therein as Lenders and such other Persons as may become Lenders or Designated Bid Lenders in accordance with the terms of the Credit Agreement, and Wells Fargo Bank, National Association, as Administrative Agent ("Administrative Agent"), Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent and Bank of America, National Association, as Syndication Agent. (Capitalized terms used in this Agreement without definition have the same meanings as in the Credit Agreement.)

        [NAME OF Designating Lender] (the "Designating Lender"), [NAME OF DESIGNEE] (the "Designee"), hereby agree as follows:

        1. The Designating Lender hereby designates Designee, and Designee hereby accepts such designation, as a Designated Bid Lender, to have a right to make Bid Loans pursuant to Section 2.1.1(b) of the Credit Agreement and related provisions. Each assignment by Designating Lender to Designee of its rights to make a Bid Loan pursuant to the Credit Agreement shall be effective at the time of the funding of such Bid Loan, and not before such time.

        2. Except as set forth in Section 7 below, the Designating Lender makes no representation or warranty, and assumes no responsibility pursuant to this Designation Agreement, with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto, or (b) the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

        3. Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to therein, and of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement;
(b) agrees that it will, independently and without reliance upon Administrative Agent, the Designating Lender or any other Lender or Designated Bid Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) represents and warrants that it is a "Designated Bid Lender" within the meaning of such term as defined in the Credit Agreement; (d) confirms the authorization of Administrative Agent to take such action, and to exercise such powers and discretion, under the Credit Agreement or any other Loan Document, in connection with Bid Loans made by Designee or otherwise relating to Designee's rights and obligations under any such document, as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Designated Bid Lender. Designee represents and warrants that (x) it is duly organized and existing and has full power and authority to take, and has taken, all action necessary to execute and deliver this Designation Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Designation Agreement, and to fulfill its obligations hereunder; (y) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Designation Agreement, and apart from any requirements in the Loan Documents, no further action by or notice to or filing with any Person is required of it for such execution, delivery or performance; and (z) this Designation Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Designee, enforceable against Designee in accordance with the terms hereof, except as to enforcement, bankruptcy, insolvency, moratorium, and other laws of general application relating to creditors' rights and to general equitable principles.

        4. Designee hereby appoints Designating Lender as Designee's agent and attorney in fact and grants to Designating Lender an irrevocable power of attorney (a) to receive payments made for the benefit of Designee under the Credit Agreement and the other Loan Documents, (b) to deliver and receive all communications and notices under the Credit Agreement and the other Loan Documents, and (c) to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or the other Loan Documents. Any document executed by the Designating Lender on Designee's behalf in connection with the Credit Agreement or the other Loan Documents shall be binding on Designee, and Designee agrees that (x) Borrower's and Administrative Agent's obligation to make any payment to Designee shall be satisfied upon payment of such amount to the Designating Lender, without any duty to see to the application thereof by the Designating Lender), and (y) any notice or other communication delivered to Designating Lender in connection with the Credit Agreement or any other Loan Document shall be deemed validly delivered to Designee, without any duty on the part of Borrower or Administrative Agent to verify whether such notice or other communication is actually delivered by Designating Lender to Designee.

        5. Following the execution of this Designation Agreement by Designating Lender and Designee, it shall be delivered to Borrower for acceptance by Borrower and then to Administrative Agent for acceptance by Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by Administrative Agent, unless otherwise specified on the signature page thereto.

        6. From and after the Effective Date, Designee shall become a party to the Credit Agreement, as a Designated Bid Lender, with (a) the right to make Bid Loans described above in Section 1, and (b) the other rights, and the obligations, provided herein and therein (including, without limitation, all the rights of a Designated Bid Lender pursuant to Section 11.12.3(e) of the Credit Agreement), subject to the limitation, however, that, notwithstanding the assumption by a Designee of the obligations of a Designated Bid Lender, Designee shall not be required to make payments with respect to any of its obligations under the Credit Agreement or any other Loan Document, except to the extent of excess cash flow of Designee (i.e., cash that is not otherwise required to repay obligations of Designee that are then due and payable). Without limiting the generality of the foregoing, Designee agrees that, with effect from the Effective Date, it shall be bound by, and subject to, the jurisdictional provisions of the Credit Agreement and the other Loan Documents. Borrower, Administrative Agent and each of the Lenders and other Designated Bid Lenders may rely on and are beneficiaries of the provisions of this Section and of the preceding Sections of this Designation Agreement.

        7. Notwithstanding the preceding Section 6 or any other provision of this Designation Agreement, the Designating Lender, as administrative agent for Designee, shall be and remain obligated to Borrower, Administrative Agent, the Lenders and the other Designated Bid Lenders for the payment and performance of each of every one of the obligations of Designee and its Designating Lender with respect to the Credit Agreement and the other Loan Documents, including, without limitation, any indemnification obligations under the Credit Agreement and any other sums otherwise payable to Borrower, Administrative Agent, any Lender or any other Designated Bid Lender by Designee.

        8. The Designating Lender unconditionally agrees to pay or reimburse Designee and save Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against Designee, in its capacity as such, in any way relating to or arising out of this Designation Agreement, the Credit Agreement or any other Loan Document or any action taken or omitted by Designee hereunder or thereunder, provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from Designee's gross negligence or willful misconduct.

        9. This Designation Agreement shall be governed by and construed in accordance with the laws of the State of California.

        10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

        IN WITNESS WHEREOF, the Designating Lender and Designee, intending to be legally to bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.


Effective Date:  ____________________ __, ____

                                            [NAME OF DESIGNATING LENDER]
                                            as Designating Lender



                                            By:_________________________________
                                            Title:______________________________


                                            [NAME OF DESIGNEE]
                                            as Designee



                                            By:_________________________________
                                            Title:______________________________
                                            Address for notices:

Accepted this ____ day
of _____________, 200_


SPIEKER PROPERTIES, L.P.,
a California limited partnership

By:     SPIEKER PROPERTIES, INC.,
        a Maryland corporation, its
        general partner


        By:_________________________________
        Title:______________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:_________________________________
Title:______________________________